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                              EX-10.15
                              Lease Agreement wiith Apple Computer, Inc.

                                      LEASE

THIS LEASE, executed in duplicate at Cupertino, California, this 6th day of January, 1978, by and between JOHN A. SOBRATO and SUSAN R. SOBRATO, as to an undivided 45% interest, and CARL E. BERG and MARY ANN BERG, as to an undivided 45% interest, and ANN S. RUSSO as to a 10% interest, herein collectively Lessor, 20700 Valley Green Drive, Cupertino, California, and TYMSHARE, INC., a California corporation, 20705 Valley Green Drive, Cupertino, California, herein Lessee. For convenience, references herein to Lessor and Lessee shall be without regard to number or gender.


IN CONSIDERATION of the mutual promises exchanged, it is agreed as follows:

1. Premises Leased: Lessor leases to Lessee and Lessee takes from Lessor, on the terms and conditions hereinafter set forth, that certain two-story office building commonly known as 20705 Valley Green Drive, Cupertino, California (the "existing facility" premises), together with an additional two-story office building to be constructed at Lessor's expense in accordance with the plans and specifications approved by Lessee, comprised of an approximate sixty thousand (60,000) square foot building (the "additional facility" premises) on real property adjacent to the existing facility premises. The existing facility premises and additional facility premises are sometimes hereinafter collectively referred to as the "premises". The real property covered by this lease is located in the City of Cupertino, County of Santa Clara, State of California and more particularly described on Exhibit A, attached hereto and incorporated herein by reference.

2. Term of Lease:

(a) Initial Term: The initial term of the Lease shall be for fifteen (15) years, commencing January 1, 1978 and ending December 31, 1992, provided, if Lessor cannot deliver possession of the additional facility on or before July 1, 1978, Lessee may, at its option terminate this Lease except for delays caused by (i) war or insurrection; (ii) strike, lockout or other labor dispute; (iii) unavailability of materials or equipment; (iv) delays caused by acts of God, local or state governing bodies, or inclement weather beyond the control and without the negligence of Lessor. In the event Lessee exercises his option to terminate this Lease, upon such termination, the terms and conditions of Lessee'. occupancy of the existing facility shall be covered by the Lease dated October 24, 1974 by and between the parties hereto.

(b) Options to Renew: Lessee shall have the right and option to renew this Lease for three (3) additional five (5) year terms commencing automatically as of the expiration date of the initial or any extended term, upon Lessee giving Lessor written notice of exercise of its option to renew at least 180 days prior to the expiration of the initial or any extended term. Any extended term shall be upon all the terms and conditions set forth herein, except that the monthly base rental for such extended term shall be adjusted in accordance with the provisions of Sections 3(c) and 3(d) hereof.

3. Rental Consideration.

(a) Monthly Base Rental. The monthly base rental for the initial term of the Lease shall be the sum of Forty-Five Thousand Three Hundred Seventy-two Dollars ($45,372.00) per month, subject to adjustment at the time of Lessee's possession of the additional facility, based upon Lessor's actual costs, as the parties have agreed separately, provided however that there shall be an abatement of monthly base rental in the stem of Twenty-Two Thousand Eight Hundred Fifty-Five Dollars ($22,855.00) during the period of time between commencement of the term of this Lease and the time when Lessee actually takes possession of the additional facility. Any partial month to be prorated on a basis of the date Lessee actually takes possession of the additional facility. Each installment of monthly base rental shall be payable in advance on the first day of each month during the term of the Lease (subject to the foregoing relating to abatement prior to completion of the additional facility).

(b) Payment of Taxes: At least ten (10) days prior to delinquency Lessee shall pay to Lessor, or in the event the premises are separately assessed for tax purposes, Lessee shall pay to the public officers charged with the collection thereof, all real and personal property taxes, assessments and charges that are now or may hereafter be levied, assessed, charged, or imposed upon the premises, the improvements, or any of them now or hereafter constructed upon the premises, commencing with taxes and assessments levied and assessed for the tax year 1977-1978, prorated as of the date of possession of the additional facility premises by Lessee. Lessor will promptly advise Lessee of all notices, levies, and assessments of taxes and other charges respecting the property. Lessee shall have the right, at its election, to contest in the name of Lessor, or in its own name, any tax, levy or assessment which Lessee is required to pay hereunder, in whole or in part. Lessor shall execute all documents necessary-or appropriate to effectuate the purposes of this subparagraph and to perfect Lessee's rights of contest. In the event that taxes are assessed against a parcel or parcels where the demised premises only form a part of such parcel, Lessee's liability for such taxes shall be equitably prorated.

(c) Rental Adjustment.

      (1) "Adjustment Base" shall be the sum of Forty-Five Thousand Three Hundred Seventy-two Dollars ($45,372.00), as may be reduced based upon the Lessor's actual cost savings 1n completing the additional facility.

      (2) "Fair rental value" shall mean the going market rental as of the date of any adjustment of rent or extension of this Lease-, for equivalent space of similar age and construction by a tenant proposing to execute a Lease of five (5) years minimum term, and having the financial qualifications similar to Lessee's. In determining "fair rental value" the parties shall confer in order to reach agreement and in the event they are unable to reach agreement, the matter shall be referred to arbitration by one appraiser, experienced in the evaluation of similar rental properties in the County of Santa Clara, State of California, whose determination shall be final for all purposes.

      (3) Any adjustment of monthly base rental provided for herein shall be made in an amount equal to the lesser of: (i) a sum equal to one hundred percent (1001) of the adjustment base plus 2.5% of such adjustment base per year or portion thereof during the initial term of the Lease or any extension, or (ii) a monthly rental equal to the "fair rental value" of the premises as of the effective date of such adjustment. Any adjustment in the monthly base rental so determined shall be the monthly base rental for the succeeding period as provided herein. In the event such determination is made subsequent to any date provided for herein as the effective date for such adjustment, the adjusted monthly base rental shall be retroactive to the date provided for herein. In no event shall the monthly base rental during any adjusted period be lower than the monthly base rental during the period immediately preceding such extension.

(d) Adjustment of Base Monthly Rental. The monthly base rental for the premises shall be adjusted in accordance with Section 3(c) hereof effective June 30, 1985, such adjusted monthly base rental to be in effect for the remaining seven and one-half (7 1/2) years of the initial term of this Lease. Thereafter, in the event Lessee exercises any of its options to renew the monthly base rental shall adjusted in accordance with Section 3(c) hereof as of the commencement date of any such renewal term.

(e) Taxes: Should the State of California or any political subdivision thereof (including the County of Santa Clara or City of Cupertino) levy or impose a tax, assessment, license fee or other charge upon this Lease, the estate created by this Lease, or upon the Lessor by reason of its ownership of the fee interest in the property, or upon the rents or other income of the Lessor from the property, and such tax, assessment, license fee or other charge is assessed, in whole or in part, in lieu of property taxes and assessments, the parties shall confer upon an equitable allocation of such tax between Lessor and Lessee, based upon the extent to which Lessor can reasonably establish that such new tax is a substitute for real property taxes assessed against the premises for the fiscal period next preceding enactment of the new tax. In the event the parties cannot agree upon an equitable allocation of such new tax, the issue shall be submitted to arbitration in accordance with the then current rules of the American Arbitration Association. with any amount payable by Lessee and Lessor to be deemed to be additional rent under the terms of this Lease.

4. Use: The premises may be used by Lessee for any and all lawful purposes, but initially for the purpose of administrative offices, data processing and communications operations. Lessee shall abide by all laws, ordinances and statutes, as they now exist or may hereafter be enacted by legislative bodies having jurisdiction thereof, relating to its use and occupancy of the premises, provided that any changes in the laws, ordinances or statutes of any governing body thee may be hereafter enacted shall not be deemed a breach of any covenant of this lease by Lessee.

5. Modification to Premises - Waste: Lessee shall not commit or suffer to be committed any waste upon the premises, or any nuisance. Lessee shall have the right to construct, alter, modify, or improve any improvements upon the premises as in its sole discretion it may deem necessary or appropriate for its use and occupancy of the premises, provided that prior to such construction, alteration or improvement Lessee shall obtain the written consent of Lessor, which consent shall not be unreasonably withheld. Any consent by Lessor to construction by Lessee of alterations or improvements to the premises may be conditioned upon Lessee's agreement to remove such alterations or improvement at the expiration of this Lease and restore the premises to their original condition, subject to reasonable wear and tear based upon the age of the other improvements.

6. Maintenance of Premises: Subject to any construction guarantees or warranties by Lessor or its subcontractors, Lessee shall at its sole expense, keep and maintain the premises and appurtenances, including but not limited to sidewalks, parking areas, electrical and air conditioning systems, roof (provided that Lessor shall keep and maintain the roof for a period of the first 24 months after completion of construction, except for damage caused by the negligent acts of Lessee), and interior of the premises in good and sanitary order, condition and repair. Further, all water, gas, electricity or other public utility service used upon or furnished to the premises during the term of the lease or any extension shall be paid for by Lessee. Lessee shall maintain and replace, when necessary, any shrubbery, paving, or landscaping, provided by Lessor upon the leased premises. In the event Lessee's premises are only a portion of the site, then Lessor shall maintain and replace when necessary any such facilities located upon the leased premises and the cost of such maintenance, repair and replacement shall be equitably prorated with the annual cost reimbursable to Lessor within ten (10) days after Lessor provides evidence of payment of such expenses. Lessee waives all right to make repairs at the expense of Lessor as provided in Section 1942 of the Civil Code of the State of California. Lessor shall, at its sole expense, maintain and repair any defects in the structural portions of the buildings comprising the leased premises (e.g., concrete walls, footings, concrete slab, roof structure), except for any damage to the structural portions caused by the negligent acts of Lessee.

7. Parking Area: Lessee shall have, without additional rental, for the use and benefit of Lessee, its agents, employees and customers, the exclusive right to use 100% of the parking area on the premises during the entire term or any extension of the Lease for parking, ingress, egress of automobiles and other vehicles. Lessee is to pay any parking use fees, taxes or assessment which might hereafter be imposed by any Municipal, State of Federal authority.

8. Damage or Destruction of the Premises: If either building in which the premises are situated shall be substantially damaged or destroyed during the term hereof 'or any cause, Lessor shall forthwith repair the same, provided such repairs can be made within one hundred eighty (180) days by working in the usual and ordinary manner under the laws and regulations of the State, County or municipal authorities, but such damage or destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rental while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by the Lessee in the premises. If such repairs cannot be made in said manner in one hundred eighty (180) days, this Lease may be terminated by either party upon giving notice in writing to the other party on or before said one hundred eighty (180) days. Said termination shall be effective thirty (30) days after any party gives such notice. Whether or not such repairs can be made within one hundred eighty (180) days, Lessee shall in all events be entitled to an abatement of rental from the time of such event and during the time such repairs are being made.

9. Condemnation: If the premises or any portion of the structure shall be taken under any right of eminent domain, or any transfer in lieu thereof, and such taking renders the leased premises unsuitable in the judgment of Lessee for Lessee's business operations, Lessee may cancel this lease effective as of the time of such taking by giving notice to Lessor within thirty (30) days of such taking. Lessee shall be entitled to reimbursement for the value of any trade fixtures, equipment and other property installed by it, moving expenses or other special damages provable in any condemnation action. Lessor shall be entitled to claim and have paid to it all other compensation awarded for the taking under the power of eminent domain, except that upon termination of this Lease agreement under the provisions of this paragraph, Lessee shall be entitled to have compensation from the condemning authority or from the Lessor, if the condemning authority shall not make a separate award, on account of the value, if any, of Lessee's interest or leasehold estate as it exists immediately prior to such termination. In the event that only a part of the premises shall be so taken, and the part not so taken shall be sufficient for the operation of Lessee's business, Lessee at its option may retain the part not so taken, but the rent shall be proportionately reduced according to the extent to which such taking shall interfere with or curtail Lessee's business.

10. Quiet Enjoyment: Lessor, for himself, his successors and assigns, covenants, represents and warrants to Lessee, its successors and assigns:

      (a) Lessor has good and sufficient title to the leased property in fee simple absolute, free and clear of all liens, encumbrances, covenants, conditions, restrictions, easements, exceptions or other limitations, except those covenants, conditions' restrictions, easements or exceptions now of record and certain Deeds of Trust to secure permanent mortgage loans from Prudential Insurance Company.

      (b) So long as Lessee shall pay its rent and not be in default in the performance of any of the covenants or conditions to be performed by Lessee, or any other obligations not expressly set forth herein, which may affect Lessor's fee title or reversionary interest in the leased premises, Lessee shall freely and peaceably have, hold and enjoy the sole and exclusive use and enjoyment of he leased property, or any part thereof.

      (c) Lessor will at all times save and hold Lessee free and harmless from any claim, demand, cause of action or other act relating to the title to the property, or any part thereof, or which interferes with the quiet, peaceful and exclusive use and enjoyment of the leased property, or any part thereof, including but not limited to reasonable costs and attorneys fees incurred by Lessee in defending any such interference or threatened interference therewith.

11. Assignment and Subletting: Lessee shall have the full right to assign or sublet its interest in this Lease, the premises, or any portion thereof, provided that no such assignment or subletting shall relieve Lessee of its liabilities for the full performance of this Lease and every provision hereof required to be performed by Lessee. After the initial term of this Lease and in the event Lessee desires to assign or sublet its interest in the Lease, or any portion of the premises, Lessor shall have the right of first refusal to take such assignment or subletting upon the terms and conditions offered by any sub-lessee and acceptable to Lessee.

12. Events of Default:

(a) By Lessee: The occurrence of any of the following shall constitute a material default and breach of this Lease:

      (1) Any  failure by Lessee to pay the rental  when due for a period of ten
      (10) days after written notice thereof by Lessor to Lessee;

      (2) Any failure by Lessee to make any other payment required to be made by Lessee hereunder within ten (10) days after written notice from Lessor specifying in detail the nature and amount of such payment and the obligation for which is not contested by Lessee;

      (3) The failure by Lessee to perform any obligation of Lessee to be performed by Lessee hereunder for a period of 120 days after written notice thereof, which notice shall specify with particularity the nature of Lessee's default; or (4) The making by Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudicated a bankrupt (unless in the case of a petition filed against Lessee, the same is dismissed within sixty (60)
      days); the appointment of a receiver to take possession of all or substantially all of Lessee's assets located upon the premises where possession is not restored to Lessee within sixty (60) days.

b) By Lessor: The failure by Lessor to perform any covenant or obligation of Lessor to be performed hereunder for a period of 120 days after written notice thereof, which notice shall specify with particularity the nature of Lessor's default.

13. Lessor's Remedies Upon Default: In the event of any such default by Lessee, as specified in paragraph 12(a) herein, Lessor shall have the following rights and remedies:

a) Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder by giving written notice of such intention to terminate. In such event, Lessor may recover from Lessee:

      (1) The worth at the time of the award of any unpaid rental which had been earned at the time of such termination; plus

      (2) The worth at the time of the award of the amount by which the unpaid rental would have been earned after termination until the time of the award exceeds the amount of such rental loss Lessee proves could have been reasonably avoided; plus

      (3) Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The term "rental" as used herein shall mean the base rental required to be paid by Lessee pursuant to the terms of this Lease. As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of seven (7) per cent per annum.

b) Lessor shall also have the right, with or without termination of this Lease, to re-enter the premises and remove all persons and property therefrom with such property to be removed and stored in a public warehouse or elsewhere at the cost and for the account of Lessee.

c) In the event Lessor elects to re-enter as provided in subparagraph (b) hereinabove, or shall take possession of the premises pursuant to legal proceedings or any notice provided by law and Lessor does not elect to terminate this lease as provided in subparagraph (a) above, then Lessor may from time to time without terminating this Lease either recover all rental as it becomes due, or relet the premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable, with the right to make alterations and repairs to the premises. If Lessor shall elect to so relet, then rentals received by Lessor from such reletting shall be applied: (1) first to the payment of any cost of such reletting; (2) to the payment of the costs of any alterations and repairs occasioned by such reletting upon the premises; (3) to the payment of rentals due and unpaid hereunder, with residue, if any, to be held by Lessor and applied in payment of future rent as the same may become due and payable.

d) No re-entry or taking possession of the premises by Lessor pursuant to subparagraphs (b) or (c) hereof shall be construed as an election to terminate this lease, unless a written notice of such intention is given to Lessee or unless a termination thereof be decreed by any court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor, because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this lease for such default.

14. Lessee's Remedies Upon Default: In the event of any default by Lessor hereunder, Lessee may (a) perform, or cause to be done or performed, any act or thing to have been performed by Lessor hereunder and Lessor shall repay to Lessee, upon demand, the entire cost and expense thereof, including any compensation to agents or servants of Lessee; (b) terminate this Lease and all rights of Lessor hereunder by giving written notice of such intention to terminate to Lessor; or (c) with or without terminating this Lease, recover damages and exercise any other remedies available at law or equity to Lessee.

15. Liens: Each party shall during the entire term of this Lease or any extension keep the demised premises and the property on which the premises are situated, free from any and all liens arising out of the work performed, materials furnished, or obligations incurred by either party in respect to the premises.

16. Entry by Lessor: Subject to security restrictions imposed by U. S. Governmental Agencies, Lessee shall permit Lessor and his agents to enter into and upon said premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the buildings in which said premises are situated, or for the purpose of making repairs, alterations or addition. to any other portion of said buildings, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting non-responsibility notices for alterations, additions, repairs, or for the purpose of placing upon the property in which the said premises are located any usual or ordinary 'for sale" signs, without any rebate in rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the premises thereby occasioned; and shall permit Lessor and his agents, at any time within 180 days prior to the expiration of this lease, to place upon said premises any usual or ordinary "To Let" or "To Lease" signs and exhibit the premises to prospective tenants at reasonable hours.

17. Late Charges: In the event Lessee fails Go pay any installment or rent due hereunder by the fifteenth day of each month when the same is due then there shall be added to the monthly rental a sum equal to two percent (21) of said monthly rental, said sum to represent a late charge to be paid to Lessor.

18. Hold Over: Any holding over after the expiration of the initial or any exceeded term of this Lease, with the consent of Lessor, shall be construed to be a tenancy from month-to-month at a monthly rental equal to the base monthly rental as existing during the preceding term of the Lease, and shall otherwise be on the same terms and conditions as herein specified, so far as applicable.

19. Subordination: Lessee agrees that this lease shall, at the option or any mortgagee under or beneficiary of any mortgage or deed of trust that may be placed upon or against said premises, be subordinated to said mortgage or deed of trust, to any and all advances to be made thereunder, to any interest secured thereby, and all renewals, replacements and extensions thereof, provided the mortgage or trust deed shall agree to recognize, if Lessee is not in default, Lessee's interest hereunder. In the event any mortgagee or trustee shall elect to have this lease prior to the lien of its mortgage or trust deed, upon such mortgagee or trustee giving notice in writing to Lessee to that effect, this lease shall be deemed prior to the lien of such mortgage or trust deed. Lessee shall execute and deliver whatever instruments may be required for such purposes, and failing to do so within ten (10) days from demand in writing, does hereby make, constitute and irrevocably appoint Lessor, or assignee, as its attorney in fact in its name, place and stead so to do. In the event that this lease becomes subordinate to any mortgage or deed of trust, Lessee agrees that in the event of transfer of title to the demised premises by Lessor to a mortgagee, trustee or beneficiary under any mortgage or deed of trust or to any purchaser therefrom or successor thereto, this lease, if Lessee is not in default hereunder, shall not terminate, but Lessee shall attorn to said new owner regardless of any rule of law to the contrary or absence of privity of contract. Any subordination agreement shall provide that the Lessee's rights under this lease shall be honored by the mortgagee, beneficiary, or trustee, as long as Lessee is not in default, regardless of Lessors default under the obligation to which the lease is subordinate.

20. Broker: Lessee warrants that Lessee has not had any dealings with any real estate broker or agent, in connection with negotiating or securing this Lease.
21. Waiver of Subrogation: Lessor and Lessee shall each, upon demand, procure from and cause each of the insurers under all policies of insurance, now or hereafter, during the term of this Lease existing, and purchased by either or both, insuring or covering the premises or any portion thereof, and/or Lessee's business or operations thereon, a waiver of all rights of subrogation which the insurer under said policies might otherwise, if at all, have as against the other party; the foregoing including, the following being by a way of specification, and not by limitation, all policies of fire, theft and public liability insurance purchased by either party.

22. Attorneys' Fees: In the event any action is instituted by either party against the other by reason of the breach or alleged breach of any covenant or condition in this Lease on the part of the other party, or arising out of this Lease, the party in whose favor final judgment is entered shall be entitled to have and recover from the other its actual court costs and reasonable attorneys' fees to be fixed by the court in such action.

23. Waiver: The waiver by either party of any breach or alleged breach of any term, condition, covenant or agreement herein contained shall not be deemed to be waiver of such term, covenant or condition or subsequent breach of the same, or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach or alleged breach by Lessee of any tern, covenant or condition of this Lease, other than the failure of Lessee to pay a particular rental so accepted.

24. Signs: Subject to all applicable laws and ordinances, Lessee shall have the right to erect and maintain a sign or signs, concerning its business on the exterior wall or right front lawn of the building in which the premises form a part.

25. Notices: All notices to be given by either party shall be given in writing, personally or by depositing the same in the United States mail, postage prepaid, and addressed to the other party at such address as may have been specified by prior notice to the other. Notice to Lessor may be made to any one of the above named persons.

26. Successors and Assigns: The covenants and conditions herein contained shall, subject to the provision hereof as to assignment, apply to and bind the heirs, successors, and assigns of each party.

27. Insurance:
a) Fire and Extended Coverage: Lessee shall at its sole cost and expense, obtain and keep in force during the term hereof, fire, extended coverage, malicious mischief and vandalism insurance on all buildings and improvements that are constructed upon the premises. The amount of such insurance shall be not less than one hundred per cent (100%) of the replacement value of such buildings and improvements. Lessee waives as against Lessor any and all claims and demands for damages, loss or injury to the buildings and improvements hereafter placed or built upon the Premises which shall be caused by, or result from fire and other perils, events or happenings which are the subject of extended coverage insurance. Lessee further agrees that each such policy of fire and extended coverage insurance which shall be obtained by Lessee, whether required by the provisions of this Lease or not, shall be mace expressly subject to the provisions of this paragraph, and that Lessee's insurers hereunder shall waive any right of subrogation as against Lessor.

b) Liability Insurance: During the term of this Lease, Lessee shall procure and maintain in full force and effect, bodily injury liability insurance with limits of not less than Five Hundred Thousand Dollars ($500,000.00) per person and Five Hundred Thousand Dollars ($500,000.00) per occurrence insuring against any and all liability of Lessee with respect to the leased premises or arising out of the use, occupancy or maintenance thereof. If so requested in writing by Lessor, property damage liability insurance with a limit of not less than One Hundred Thousand Dollars ($100,000.00) per action shall be obtained by Lessee. All or such insurance shall insure the performance by Lessee of its indemnity agreement as to liability for injury or death of persons and injury or damage to property as herein set forth. Lessee waives all claims against Lessor for damages to goods, wares and merchandise in, upon or about the premises and for injuries to persons in or about the premises from any cause arising at any time, with the exception of the acts or omissions committed by Lessor, its agents, servants or representatives.

c) Policy Forms: All of the insurance provided under this paragraph and all renewals thereof shall be issued by such good, responsible and standard companies as licensed to do business in the State of California. The policies of insurance provided for in this paragraph shall be payable to Lessor and Lessee and to such other firm, firms, person or persons as their interests may appear. Such insurance shall be carried in the joint names of Lessor and Lessee. All such policies shall expressly provide that the policy shall not be cancelled without thirty (30) days prior written notice to Lessor and Lessee. Upon the issuance thereof, each such policy or duplicate or certificate thereof shall be delivered to Lessor.

28. Memorandum: Upon the effective date of this lease, the parties hereto shall record the memorandum of lease in form attached hereto as Exhibit C.

29. Right of First Refusal: Prior to Lessor accepting any offer to purchase the premises or any part thereof, or prior to Lessor making any offer to sell the premises or any part thereof, Lessor shall give Lessee written notice of such offer and shall include in such notice the price and terms or sale and a statement that Lessor is willing to sell at that price and on those terms or sale. Lessee shall have the option, which may be exercised by written notice to Lessor at any time within thirty (30) days from receipt of the Lessor's notice, to agree to purchase at the price and on the terms of sale specified in the notice to Lessee; provided, however, that if such terms provide for an exchange of property as part or all of the price of the premises, Lessee shall purchase the property to be exchanged upon the terms and at the price specified in the Notice and thereafter exchange such property in exchange for the demised premises, on the basis specified in the Notice. If Lessee fails to exercise its option within the 30-day period, Lessor shall have 180 days thereafter to sell at the price and upon the terms of sale specified in the notice to Lessee.

30. Option to Purchase: Lessor hereby grants to Lessee an option to purchase the leased premises, which option is conditioned upon this Lease or any extension thereof or replacement thereof being in force and effect during the option period. Such option period shall commence on the first day of the 21st year of this Lease or any extension thereof and end on the 366th day thereafter. The price at which the leased premises may be purchased shall be determined by dividing the annual net rental (being an amount equal to 12 times the monthly base rental provided for in Section 3(a) hereof, and not including taxes, repairs, maintenance, and other similar items), as adjusted in accordance with section 3(d) hereof, for the 21st lease year by .085. For example, if the total annual net rental for the 21st year of the lease term (as adjusted in accordance with Section 3(d)) is $540,000, then the option price for the said premises would be $6,352,941.

The amount of such purchase price, in full in cash or 5% in cash and the balance in the form of commitments from lending institutions, shall be deposited in escrow to a title company of Lessee's choice within thirty (30) days after the exercise or said option and said transaction shall close within ninety (90) days of the exercise of said option. Lessee agrees that it will assume the balance due of any permanent loan financing encumbering the leased premises at the time of closing such transaction, or will (if the same is in accordance with the terms of said loan) pay any prepayment penalty in connection with the early full payment thereof. This option shall terminate on any sale by Lessor or its heirs, successors. or assigns to a bona fide purchaser, provided that any such purchase shall have been made after Lessor's compliance with all of the provisions of Paragraph 29 hereof, and Lessee has elected not to exercise its rights to purchase under the provisions of said Paragraph 29. It is contemplated that in the event Lessor desires to enter into a three-party exchange agreement, Lessee will, to the extent that it is not to its detriment, cooperate in any such three-party exchange, provided however that under no circumstances shall Lessee be responsible for any expense of any kind or nature in connection with such three-party exchange.

31. Miscellaneous: Where it is herein provided that the consent of either party shall be obtained, it is understood and agreed that such consent shall not be unreasonably withheld. This lease and any exhibits attached hereto constitute the entire agreement and understanding between the parties, and shall not be modified, changed or amended in any respect unless in writing signed by both parties.

Dated and effective as set forth above.

LESSOR

/s/ John A. Sobrato
JOHN A. SOBRATO

/s/ Susan R. Sobrato
SUSAN R. SOBRATO

/s/ Carl E. Berg
CARL E. BERG

/s/ Mary Ann Berg
MARY ANN BERG

/s/ Ann S. Russo
ANN S. RUSSO

LESSEE

TYMSHARE, INC.
A California Corporation

By /s/ Albert A. Eisenstat


And /s/

EXHIBITS

Exhibit A  Description of Real Property

Exhibit B  Covenants, Conditions, Restrictions, Easements,
           Exceptions and Limitations of Record
Exhibit C  Memorandum of Lease

                                    EXHIBIT A

[Legal Description]

                                    EXHIBIT B

[Title Report]

                                    EXHIBIT C
Recording Requested By:
Mark A. Bertelsen, Esq.
Wilson, Mosher & Sonsini

When Recorded Return To:
Wilson, Mosher & Sonsini
Two Palo Alto Square, Suite 900
Palo Alto, CA 94304
Attention: Mark A. Bertelsen, Esq.

                               MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE, dated as of the 6th day of January, 1978, is made by and between JOHN A. SOBRATO and SUSAN R. SOBRATO, CARL E. BERG and MARY ANN BERG, and ANN S. RUSSO (herein collectively referred to as the "Lessor"), and TYMSHARE, INC., a California corporation having a place of business at 20705 Valley Green Drive, Cupertino, California 95014 (herein referred to as the "Lessee").

For and in consideration of the payment of the rental and the performance of the covenants and undertakings set forth in the Lease, Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, on the terms and conditions set forth in that certain lease entered into by and between the parties hereto and dated as of even date herewith (herein the "Lease"), which are incorporated herein by reference with the same force and effect as though fully set forth herein, the premises located in the City of Cupertino, County of Santa Clara, State of California, commonly known as 20705 Valley Green Drive, more particularly described in Schedule A attached hereto and hereby made a part hereof.

The term of this Lease is for an initial term of 15 years, commencing January 1, 1978, and ending December 31, 1992.

Lessee has the right and option to renew this Lease for three (3) additional five (5) year terms commencing automatically as of the expiration date of the initial or any extended term, upon Lessee giving Lessor 180 days prior written notice of its exercise of such option.

Lessee has the right of first refusal to buy the premises prior to Lessor accepting any offer to purchase said property or prior to Lessor making any offer to sell said property, which right must be exercised within thirty (30) days after receipt of Lessor's notice to Lessee of any such offer to purchase or intention to sell said property. If Lessee fails to exercise its option within said 30-day period, Lessor shall have 180 days thereafter to sell at the price and upon the terms of sale specified in Lessor's notice to Lessee.

Commencing on the first day of the 21st year of this Lease or any extension thereof and ending on the 366th day thereafter Lessee shall have option to purchase the premises. This option shall terminate on any sale by Lessor to a bona fide purchaser, provided that any such purchase shall have been made after Lessor's compliance with all of the provisions of paragraph 29 of the Lease "Lessee's right of first refusal" and Lessee has elected not to exercise its prior right to purchase thereunder.

The purpose of this Memorandum of Lease is to give notice of the existence of the tenancy, and Lessee's rights of first refusal on sale and option to purchase, created hereby and by the Lease and of the existence of the Lease, which together with this Memorandum Of Lease constitute the agreement between the parties hereto.

IN WITNESS WHEREOF, Lessor and Lessee have respectively executed this Memorandum of Lease on February ___, 1978, to be effective as of the day and year first above written.

LESSOR

John A. Sobrato

Susan R. Sobrato

Carl E. Berg

Mary Ann Berg

Ann S. Russo

LESSEE

TYMSHARE, INC.

By _________________
Vice President

TYMSHARE
20705 Valley Green DriveCupertino, California 95014
Telephone: 408/257-6550

January 5, 1978


John A. Sobrato and Susan R. Sobrato
Carl E. Berg and Mary Ann Berg
Ann S. Russo
20700 Valley Green Drive
Cupertino, California 95014


Ladies and Gentlemen:

This letter confirms the Agreement between Tymshare, Inc., a corporation (herein "Tymshare") and you, relating to the construction by you and lease by Tymshare of additional facilities for Tymshare corporate headquarters on Valley Green Drive, Cupertino, California.

1. Execution of New Lease. Attached hereto, marked Exhibit A, and incorporated herein by reference, is a 'arm of Lease to be executed between Tymshare and you relating to those facilities presently leased to Tymshare and those additional facilities to be constructed pursuant to the terms of this letter agreement. The new Lease (for a period of fifteen (15) years, with three (3) options to renew for additional terms of fiche (5) years each) shall be executed upon commencement of construction or the additional facilities, and shall be effective as of January 1, 1978 or completion of construction, whichever is sooner; provided, however, that in the event such additional facilities have not been completed on or before July 1, 1978, at Tymshare's option, the Lease may be terminated and the terms of Tymshare's occupancy of the presently occupied premises shall be governed by that certain Lease dated October 24, 1974 by and between the parties to this letter agreement.

2. Construction of Additional Facilities. Upon the execution of this letter agreement, you shall, at your own cost and expense, construct or cause to be constructed in good and workmanlike manner a two-story building of approximately sixty thousand (60,000) square feet, together with all necessary offsite improvements including paved parking, sidewalks and landscaping as shown on the final shell and core plans and specifications dated September 22, 1977, and as revised October 19, 1977. The final interior plans and specifications shall be subject to Tymshare's approval, which shall not be unreasonably withheld provided that such final plans are substantially in accordance with the preliminary plans. You will construct the improvements detailed on the final plans and continue the same with diligence to completion, subject to intervention of causes and contingencies beyond your reasonable control, including but not limited to accidents, fire, flood, inclement weather, government actions, strikes or labor disputes, shortages of, delay and delivery or materials, wars, riots or civil insurrection. Any changes in the plans subject to commencement of construction shall be approved in writing by Tymshare. In connection with such construction you agree to assume, pay when due and indemnify Tymshare against all costs and expenses involved in the construction of the improvements shown on the plans and specifications, including the office improvements. After completion and for the period of the applicable warranty, but in no event less than one year, you shall remedy all defects due to faulty workmanship or materials, and when necessary, at your expense enforce any warranty, guaranty or bond covering the building, equipment, systems, service lines or other equipment, including heating, air conditioning, ventilating, electrical, mechanical and plumbing fixtures.

3. Cost of Work. As of the commencement of the construction, you nave estimated your costs (including land costs, costs of all improvements to be constructed at this time, your profit and overhead) to be the sum of $2,251,764, which when capitalized at the agreed rate between us results in a base monthly rental for the additional facilities of Twenty-Two Thousand Eight Hundred Fifty-Five Dollars ($22,855.00). To the extent that actual costs incurred by you in the construction of the additional facilities are less than said sum, the monthly base rental shall be reduced in an amount equal to Ten and 15/100 Dollars ($10.15) per month for each One Thousand Dollars ($1,000.00) or portion thereof savings effected. In no event, however, shall the monthly base rental be adjusted upward if such costs exceed your estimated figures.

If the foregoing is in accordance with our understanding, kindly sign in the place indicated below.

Yours very truly,

TYMSHARE, Inc.

By /s/ Albert A. Eisenstat

Agreed and accepted as the conditions contained herein.

/s/ John A. Sobrato
JOHN A. SOBRATO

/s/ Susan R. Sobrato
SUSAN R. SOBRATO

/s/ Carl E. Berg
CARL E. BERG

/s/ Mary Ann Berg
MARY ANN BERG

/s/ Ann S. Russo
ANN S. RUSSO

TYMSHARE
20705 Valley Green DriveCupertino, California 95014
Telephone: 408/257-6550

February 17, 1978

John A. Sobrato and
Susan R. SobratoCarl E. Berg and
Mary Ann BergAnn S. Russo20700 Valley Green Drive
Cupertino, California 95014

Ladies and Gentlemen:

This letter is intended to confirm the understanding and agreement between Tymshare, Inc., a California corporation ("Tymshare"), and you relating to the effect of paragraphs 19, 29 and 30 of that certain Lease dated as of January 6, 1978 between Tymshare and you for the premises (as defined in said Lease) commonly known and referred to as 20705 Valley Green Drive, Cupertino, California, upon the foreclosure of a deed of trust upon said property.

Tymshare understands that upon completion of construction of the additional facility premises (as defined in said Lease) The Prudential Insurance Company of America will provide you the permanent financing for the premises pursuant to a loan to be secured by a first deed of trust upon the property comprising the premises, said deed of trust to be executed by you as trustors in favor of The Prudential Life Insurance Company of America as beneficiary.

Under paragraph 19 of the Lease, the Lease may be subordinated to any deed of trust placed upon the premises, at the option of the beneficiary of said deed of trust, provided that said deed of trust shall recognize Tymshare's interest under the Lease if Tymshare i. not in default thereunder, and provided that any such subordination agreement shall provide that Tymshare's rights under the Lease shall be honored by the beneficiary and trustee of any such deed of trust as long as Tymshare is not in default of the Lease, regardless of any default by you under the obligation secured by said deed of trust.

Paragraphs 29 and 30 of the Lease give Tymshare a prior right to purchase and an option to purchase, respectively, the premises at such times and upon such conditions as set forth therein.

This is to confirm to you that Tymshare acknowledges and agrees that its rights under paragraphs 29 and 30 of the Lease do not apply in the event of a foreclosure of a deed of trust upon the premises (and any foreclosure sale pursuant thereto), whether by action or under a power of sale in the deed of trust, by reason of your default in the obligation secured by said deed of trust. It is understood, however, that so long as Tymshare is not in default of the Lease, the Lease shall not be terminated nor shall Tymshare's possession be disturbed by reason of your default under or a foreclosure of any such deed of trust, and in the event of a sale, either private or public, such sale shall be subject to Tymshare's right to continue in possession and undisturbed under the Lease so long as Tymshare is not in default thereunder.

This letter is not intended and shall not be construed to be a modification of or amendment to the Lease, the terms of which shall continue to remain in full force and effect, but rather is intended only to clarify the agreement of the parties in the event of a foreclosure of a deed of trust upon the premises.

Sincerely,

TYMSHARE, INC.

By /s/ Albert A. Eisenstat
Albert A. Eisenstat
Vice President

                                    AMENDMENT

This Amendment shall modify that certain lease dated January 6, 1978 by and between JOHN A. SOBRATO and SUSAN R. SOBRATO, as to an undivided 45% interest, and CARL E. BERG and MARY ANN BERG, as to an undivided 45% interest, and ANN S. RUSSO as to a 10% interest, herein collectively Lessor, and TYMSHARE, INC., herein Lessee.

The subject leave is hereby amended in the following particular:

Article 1. Premises Leased:

      The premises shall be amended to also include the adjacent one story building to the west commonly known as 20605 Valley Green Drive, comprising approximately 21,000 sq. ft.

Article 2. Rental Consideration:

      Effective February 10, 1979, (a) Monthly Race Rental: The monthly base rental shall be increased by the sum of $7,350.00 per month to reflect the additional premises described above. (c) Rents Adjustment: The adjustment base shall be increased by the sum of S7,350.00 to reflect the additional premises described above.

Expect as herein above expressly provided, said lease dated January 6, 1978 shall remain unchanged.

Consented to by the undersigned on January 30, 1979.

LESSOR

/s/ John A. Sobrato
JOHN A. SOBRATO

/s/ Susan R. Sobrato
SUSAN R. SOBRATO

/s/ Carl E. Berg
CARL E. BERG

/s/ Mary Ann Berg
MARY ANN BERG

/s/ Ann S. Russo
ANN S. RUSSO

LESSEE

TYMSHARE, INC.

By /s/
President

                                  AMENDMENT # 2

This Amendment shall modify that certain lease dated January 6, 1978 by and between JOHN A. SOBRATO and SUSAN R. SOBRATO, as to an undivided 45% interest, and CARL E. BERG and MARY ANN BERG, as to an undivided 45% interest, and ANN S. RUSSO as to a 10% interest, herein collectively Lessor, and TYMSHARE, INC., herein Lessee.

The subject lease is hereby amended in the following particular:

      3.a) The monthly base rental for the initial term of the lease is adjusted to a figure of $50,977.00 ($43,627.00 + $7,350.00) based upon Lessor's actual costs and the inclusion of space referred to in Lease Amendment 11.

Except as herein above expressly provided, said lease dated January 6, 1978 shall remain unchanged.

Consented to by the undersigned on 3/17/79.

LESSOR

/s/ John A. Sobrato
JOHN A. SOBRATO

/s/ Susan R. Sobrato
SUSAN R. SOBRATO

/s/ Carl E. Berg
CARL E. BERG

/s/ Mary Ann Berg
MARY ANN BERG

/s/ Ann S. Russo
ANN S. RUSSO

LESSEE

TYMSHARE, INC.
A California Corporation

By /s/

                                  AMENDMENT #3
This Amendment #3 ("Amendment #3") shall modify that certain Lease Agreement ("Lease") dated January 6, 1978, executed by and between JOHN A. SOBRATO and SUSAN R. SOBRATO, as to an undivided forty-five percent (45%) interest, and to CARL E. BERG and MARY ANN BERG, as to an undivided forty-five percent (45%) interest, and to ANN S. RUSSO as to a ten percent (10%) interest, all of whom are predecessors to Carl E. Berg and Mary Ann Berg, Trustees of the Berg Living Trust UTA dated May 1, 1981, as to an undivided 81.01% interest, CLYDE BERG and NANCY BERG, Trustees of the Clyde Berg Living Trust, UTA dated December 17, 1981, as to an undivided 11.83% interest, and CLYDE BERG, Trustee of Carl Berg Child's Trust UTA dated June 2, 1978, as to an undivided 7.16% interest ("Lessor"); and TYMSHARE, INC., predecessor to McDonnell Douglas Corporation, a Maryland corporation ("Lessee"), as amended by that certain Amendment to Lease executed January 30, 1979, and that certain Amendment #2 to Lease executed March 17, 1979. For purposes hereof, the Lease, as amended by the Amendment and the Amendment #2 thereto, is referred to herein as the "Amended Lease."

RECITALS

A. Pursuant to the terms of the Amended Lease, Lessor leases to Lessee, and Lessee leases from Lessor the real property, together with all buildings and appurtenances thereto commonly known as 20605, 20665 and 20705 Valley Green Drive, Cupertino, California
(the "Premises").

B. Pursuant to the terms of Paragraphs 3(c)(3) of the Amended Lease, the adjustment of monthly base rental is to be an amount equal to the lesser of (i) one hundred percent (100%) of the monthly base rental plus two and one-half percent (2.5%) of such monthly base rental per year or a portion thereof during the initial term of the Amended Lease or any extension, or (ii) a monthly rental equal to the "fair rental value" of the Premises as of the effective date of such adjustment. Pursuant to Paragraph 3(d) of the Amended Lease, the monthly base rental for the Premises has been adjusted in accordance with Paragraph 3(c)(3)(i) thereof effective June 30, 1985, for the remaining seven and one-half (7-1/2) years of the initial term of the Amended Lease. Paragraph 3(d) further provides that the monthly base rental is to be readjusted pursuant to Paragraph 3(c)(3) as of the commencement date of any extended term, if exercised.

D. Some controversy has arisen between Lessor and Lessee as to whether the calculation of the monthly base rental adjustment pursuant to Paragraph 3(c)(3)(i) of the Amended Lease should be made using a compounded adjustment rate or a simple adjustment rate.

E. Lessor has requested, and Lessee has agreed, that in light of such Controversy, the monthly base rental for the last seven and one-half (7-1/2) years of the initial term of the Amended Lease, and for each exercised extended term thereafter, shall be equal to the respective amounts set forth in Paragraph 1 of this Amendment #3.

F. Accordingly, Lessor agrees to reimburse Lessee for the monthly base rental paid by Lessee in excess of the monthly base rental which should have been paid by Lessee as set forth in this Amendment #3 for the period commencing from July 1, 1985, and ending June 30. 1997.

NOW, THEREFORE, in consideration of the mutual covenants and conditions stated herein, Lessor and Lessee hereby agree as follows:

1. Rental Adjustment. Paragraph 3(c)(3)(i) of the Amended Lease shall be amended by deleting the entirety thereof and substituting therefor the following amounts:


                                DURING THE PERIOD            MONTHLY BASE RENTAL
Initial Lease Term:     July 1, 1985    - December 31, 1992     $60,944.00
First Extended Term:    January 1, 1993 - December 31, 1997     $72,862.00
Second Extended Term:   January 1, 1998 - December 31, 2002     $82,206.00
Third Extended Term:    January 1, 2003 - December 31, 2007     $92,750.00

2. Rental Reimbursement. Pursuant to the terms of Paragraph 1 above, Lessor shall reimburse to Lessee no later than five (5) days following the execution of this Amendment #3 the sum of Nine Thousand Eight Hundred Sixteen Dollars ($9,816) constituting the difference between the monthly base rental paid by Lessee and the monthly base rental which should have been paid by Lessee pursuant to Paragraph 1 above for the period commencing July 1, 1985, and ending June 30, 1987.

3. Affirmation of Amended Lease. Except as provided herein, the terms and conditions of the Amended Lease (and exhibits thereto) shall remain unmodified and in full force and effect. In the event of any conflict between the terms of the Amended Lease (and the exhibits attached thereto) and this Amendment #3, with regard to Paragraph 3(c)(3)(i), this Amendment #3 shall control. 4. Entire Agreement. This Amendment #3 is the entire agreement between the parties with regard to Paragraph 3(c)(3)(i). This Amendment #3 supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, whether written or oral, between Lessor and its agents and Lessee and its agents with respect Paragraph 3(c)(3)(i) only. No addition to, or modification of, any term or provision of this Amendment #3 shall be effective until and unless set forth in a written instrument signed by both Lessor and Lessee.

5. Attorneys' Fees. If any action or proceeding is commenced to enforce the provisions of this Amendment #3, the prevailing party in such action shall have the right to recover from the other party its reasonable attorneys' fees, in addition to costs and expenses of litigation.

6. Counterparts. This Amendment #3 may be executed in counterparts, each of which shall be deemed an original, all of which together shall constitute one agreement.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment #3 on this 1st day of July, 1987.

LESSOR:

CARL E. BERG and MARY ANN BERG, Trustees for Berg Living Trust UTA dated May 1, 1981, as to an undivided 81.01% interest, CLYDE BERG and NANCY BERG, Trustees of the Clyde Berg Living Trust, UTA dated December 17, 1981, as to an undivided 11.83% interest, and CLYDE BERG, Trustee of Carl Berg Child's Trust UTA dated June 2, 1978, as to an undivided 7.16% interest

/s/ Carl E. Berg
CARL E. BERG

/s/ Mary Ann Berg by Carl E. Berg her Attorney in Fact
MARY ANN BERG

/s/ Clyde Berg
CLYDE BERG

/s/ Nancy Berg by Clyde Berg her attorney in Fact
NANCY BERG

LESSEE:

MCDONNELL DOUGLAS CORPORATION,
A Maryland corporation

By /s/
Its

BERG & BERG PROPERTIES
10050 Bandley Drive
Cupertino, California 95014

"Developers of business parks
and Industrial complexes in Palo Alto,
Mountain View, Sunnyvale,
Cupertino & Santa Clara."

This LEASE, executed in duplicate at Cupertino, California, this 6th day of October, l987, by and between Carl E, Berg & Mary Ann Berg trustees of the Berg Living Trust, UTA dated May 1, 1981, as to an undivided 81.01% interest, Clyde Berg & Nancy Berg, Trustees of the Clyde Berg Living Trust UTA dated Dec. 17, 1981, as to an undivided 11.83%, and Clyde Berg, Trustee of Carl Berg Child's Trust UTA dated June 2, 1978, as to an undivided 7.16% interest and APPLE COMPUTER, INC., a California Corporation hereinafter called respectively Lessor and Lessee. without regard to number or gender.

USE

WITNESSETH: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, for the purpose of conducting therein office, research, light manufacturing and warehouse and for no other purpose without obtaining, the prior written consent of Lessor, those certain premises with the appurtenances, situated in the City of Cupertino , County of Santa Clara, State of California, and more Particularly described as follows. to-wit:

PREMISES

A one story building ("the premises") of approximately 23,400 square feet and appurtent improvements, including parking areas, situated at 10300 Bubb Road.

TERM

The term shall be for FORTY EIGHT (48) months, commencing on the 1st day of December, l987, and ending on the 30th day of November, l991, at the total rent or sum of EIGHT HUNDRED, FORTY TWO THOUSAND, FOUR HUNDRED DOLLARS & 00/100 ($842,400.00) Dollars, payable in monthly installments of SEVENTEEN THOUSAND, FIVE HUNDRED & FIFTY DOLLARS ($17,550.00 ) Dollars on or before the first day of each calendar month during the term hereof. Said rental shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Lessor at such place or places as may be designated from time to time by Lessor. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

LATE CHARGES

Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessor's default with respect to such overdue amount. nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

POSSESSION

1. If Lessor, for any reason whatsoever, cannot deliver possession of the said premises to Lessee at the commencement of the said term, as hereinbefore specified, this lease shall not be void or voidable, nor shall Lessor be liable to Lessee for an, loss or damage resulting therefrom; but in that event the commencement and termination dates of the lease and all other dates affected thereby shall be revised to conform to the date of Lessor's delivery of possession. The above is however, subject to the provision that the period of delay of delivery of the premises shall not exceed Thirty (30) days from the commencement date herein. If the period of delay of delivery exceeds the foregoing, Lessee, at his or its option, may cancel this Lease and declare it null and void. Provided further, that if under this Lease, Lessor is required to do any construction or remodeling work, then the date on which the Lessee has the right to cancel shall be extended to a later date by a number of working days equal to the number of working days during which work necessary to prepare the premises for occupancy is delayed by changes requested by Lessee, strikes, boycott, shortage of materials, governmental regulations affecting construction, acts of God, inclement weather preventing construction, or other events of like nature beyond the control and without the negligence of Lessor. If under this Lease Lessor is required to do any construction or remodeling work, then possession shall not be deemed tendered and the term shall not start, nor shall any rentals commence under this Lease, until the earlier of the following shall have occurred: (a) A Certificate of Occupancy is granted by the proper governmental agency or, if no Certificate of Occupancy be issued by any local agency, then upon certification by Lessor's architect or contractor that the Lessor's construction work has been completed; or (b) upon the Lessee's opening for business.

ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER

2. By entry hereunder, Lessee accepts the premises as being in good and sanitary order, condition and repair and accepts the building and the other improvements in their present condition. Any exceptions to the foregoing must be by written agreement executed by Lessor and Lessee. The Lessee agrees on the last day of the term hereof, or on the sooner termination of this lease, to surrender the premises unto Lessor in good condition and repair. The interior walls of all office and warehouse areas, the floors of all office and warehouse areas, all suspended ceilings and any carpeting are to be cleaned. Lessee also agrees to surrender unto Lessor all alterations, additions, and improvements which may have been made in, to, or on the premises by Lessee, except that Lessee shall ascertain from Lessor within thirty (30) days before the end of the term of this lease whether Lessor desires to have the premises or any part or parts thereof restored to their condition as of the commencement of this Lease; if Lessor shall so desire, then Lessee shall restore said premises or such part or parts thereof before the termination of this Lease at Lessee's sole cost and expense. Lessee may request that the alterations to be installed by Lessee remain in premises at Lease termination. If Lessor agrees to allow said alterations to remain, Lessee is not required to remove same at Lease termination and they are considered property of Lessor. Lessee on or before the end of the term or sooner termination of this Lease, shall remove all his or its personal property and trade fixtures from the premises, and all property not so removed shall be deemed to be abandoned by Lessee. If the premises be not surrendered at the end of the term or sooner termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the premises including without limitation, any claims made by any succeeding tenant founded on such delay.

USES PROHIBITED

3. Lessee shall not commit, or suffer to be committed, any waste upon the said premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the demised premises may be located or allow any sale by auction upon the premises, or allow the premises to be used for any unlawful purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the premises or the building of which it is a part, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the leased premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the leased premises outside of the buildings proper, for more than 15 days. See Addendum, Page 1 for continuance of this Paragraph #3.

ALTERATIONS AND ADDITIONS

4. Lessee shall not make, or suffer to be made, any alteration or addition to the said premises, or any part thereof, without the written consent of Lessor first had and obtained by Lessee, which shall not be unreasonably withheld, any addition or alteration to the said premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor. Alterations and additions which are not to be deemed as trade fixtures shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the leased premises. Lessee agrees that he or it will not proceed to make such alterations or additions, after having obtained consent from Lessor to do so, which shall not be unreasonably withheld, until three (3) days from the receipt of such consent, in order that Lessor may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Lessee's improvements. Lessee will at all times permit such notices to be posted and to remain posted until the completion of work. See Page 1 of the Addendum for continuance of this Paragraph #4.

MAINTENANCE OF PREMISES

5. Lessee shall, at his sole cost, keep and maintain said premises and appurtenances; and every part hereof, including but not limited to, glazing, sidewalks, parking areas, plumbing, electrical systems, roof, exterior walls, and the interior of the premises in good and sanitary order, condition, and repair. Lessee is to provide Lessor with a copy of a service contract between Lessee and a licensed air-conditioning and heating contractor which contract shall provide for bimonthly maintenance of all air conditioning and heating equipment at the leased premises. Lessee to provide Lessor with a copy of a service contract, between Lessee and a licensed roof contractor to perform regular maintenance to make repairs of the roof. Lessee is to further pay the cost of all air-conditioning and heating equipment repairs or replacements which are either excluded from such service contract or any existing equipment warranties. All vinyl wall surfaces are to be maintained in an as good a condition as when Lessee took possession free of holes, gouges, or defacements. Lessee to limit attachments to vinyl wall surfaces exclusively to V-joints with no larger than #6 screws. The Lessee agrees to water maintain and replace, when necessary, any shrubbery and landscaping provided by Lessor on the leased premises. In the event Lessee's premises are only a portion of a building, then Lessor shall pay the cost of any maintenance and such cost allocated to the leased premises shall be prorated on a square footage or other equitable basis and reimbursed to Lessor by Lessee within ten (10) days after Lessor provides evidence of payment. The Lessee hereby waives al' right to make repairs at the expense of Lessor as provided in *Section 1942 of the Civil Code of the State of California, and all rights provided for by Section 1941 of said Civil Code.

HAZARD INSURANCE

6. Lessee shall not use, or permit said premises, or any part thereof, to be used, for any purpose other than that for which the said premises are hereby leased; and no use shall be made or permitted to be made of the said premises, nor acts done, which will cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about said premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at his sole cost and expense, comply with any and all requirements, pertaining to said premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances. The Lessee agrees to purchase and keep in force fire, and extended coverage insurance covering the leased premises in amounts not to exceed the actual insurable value of said premises as determined by Lessee's insurance company's appraisers, quotable basis, as calculated by Lessor. It is understood and agreed that Lessee's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease. Lessor and Lessee hereby waive any rights each may have against the other on account of any loss or damage occasioned to the Lessor or the Lessee as the case may be, or to the Premises or its contents, and which may arise from any risk generally covered by fire and extended coverage insurance. The parties shall obtain from their respective insurance companies insuring the property a waiver of any right of subrogation which said insurance company may have against the Lessor or the Lessee, as the case may be. See Page 1 for continuance of this Paragraph #6.

ABANDONMENT

7. Lessee shall not vacate or abandon the premises at any time during the term; and if Lessee shall abandon, vacate of surrender said premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor.

FREE FROM LIENS

8. Lessee shall keep the demised premises and the property in which the demised premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

COMPLIANCE

9. Lessee shall, at his sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said premises, and shall faithfully observe in the use of the premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be it force. The judgement of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such ordinance or statute in the use of the premises, shall be conclusive of that fact as between Lessor and Lessee.

LIABILITY INSURANCE

10. Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor to damages to goods, wares and merchandise, and all other personal property in, upon or about said premises and for injuries to persons in or about said premises, except when caused by Lessor's gross negligence, and Lessee will hold Lessor exempt and harmless from any damage or Injury to any person, or o the goods, wares and merchandise and all other personal property of any person arising from the use of the premises by Lessee, or from the failure of Lessee to keep the premises in good condition and repair, as herein provided. Lessee shall secure and keep in force a public liability insurance and property damage policy covering the leased premises. including parking areas. insuring the Lessee and naming Lessor as an additional insured. A copy of said policy shall be delivered to Lessor and minimum limits of coverage thereof shall be $5,000,000.00 combined coverage for multiple injuries, and $1,000 000 00 property damage. and Lessee shall obtain a written obligation on the part of the insurer to notify Lessor in writing before any cancellation thereof.

ADVERTISEMENTS AND SIGNS

11. Lessee will not place or permit to be placed, in, upon or about the said premises any unusual or extraordinary signs, or any signs not approved by the city or other governing authority. The Lessee will not place, or permit to be placed, upon the premises, any signs, advertisements or notices without the written consent of the Lessor, and such consent will not be unreasonably withheld. Any sign so placed on the premises shall be so placed upon the understanding and agreement that Lessee will remove same at the termination of the tenancy herein created and repair any damage or injury to the premise; caused thereby. and if not so removed by Lessee then Lessor may have same so removed at Lessee's expense.

UTILITIES

12. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities supplied to the premises. Any changes for sewer usage or related fees shall be the obligation of Lessee and paid for by Lessee.

ATTORNEY'S FEES

13. In case suit should be brought for the possession of the premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

DEFAULT

14.1 See Addendum, Page 2 and 3

SURRENDER OF LEASE

14.2 See Addendum, Page 3

14.3 See Addendum, Page 3

14.4 See Addendum, Page 3 and 4

14.5 See Addendum, Page 4

14.6 See Addendum, Page 4 and 5

SURRENDER OF LEASE

15. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or subtenancies.

TAXES

16. Lessee shall be liable for all taxes levied against personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and special assessment installments as they appear on the City and County tax bills during the Lease term, and as they become due. If said taxes and assessments are assessed against the entire building and building site, and this lease does not cover entire building or building site, the taxes and assessment installments allocated to the leased premises shall be pro-rated on a square footage or other equitable basis, as calculated by Lessor. It is understood and agreed that Lessee's obligation under this paragraph will be pro-rated to reflect the commencement and termination dates of this Lease. See Paragraph #33 for Tax Clause.

NOTICES

17. All notices given to Lessee must be given in writing by depositing the same in the United States certified or registered mail, postage prepaid, and addressed to Lessee at the said premises, whether or not Lessee has departed from abandoned or vacated the premises. See Addendum, Page 5 for continuance of this paragraph #17.

ENTRY BY LESSOR

18. Lessee shall permit Lessor and his agents to enter into and upon said premises upon 24 hours notice subject to any security regulations of Lessee for the purpose of inspecting the same or for the purpose of maintaining the building in which said premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the premises thereby occasioned; and shall permit Lessor and his agents, at any time within ninety
(90) days prior to the expiration of this Lease, to place upon said premises any usual or ordinary "For Sale" or "to lease" signs and exhibit the premises to prospective tenants at reasonable hours.

DESTRUCTION OF PREMISES

19. In the event of a partial destruction of the said premises during the said term from any cause, Lessor shall forthwith repair the same, provided such repairs can be made within One Hundred Eighty (180) days under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the said premises. If such repairs cannot be made in One Hundred Eighty (180) days, Lessor may, at his option, make same within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately reduced as aforesaid in this paragraph provided. In the event that Lessor does not so elect to make such repairs which cannot be made in One Hundred Eighty (180) days, or such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either party. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of
Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the building in which the demised premises may be situated be destroyed to the extent of not less than 33-1/3% of the replacement cost thereof. Lessor may elect to terminate this Lease, whether the demised premises be injured or not. A total destruction of the building in which the said premises may be situated shall terminate this Lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.

ASSIGNMENT AND SUBLETTING

20. Lessee shall not assign this Lease, or any interest therein, and shall not sublet the said premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (a bona fide subsidiary or affiliate of Lessee excepted) to occupy or use the said premises, or any portion thereof, without the written consent of Lessor first had and obtained, and a consent to one assignment, subletting, occupation or use by any other person, shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Lessor, terminate this Lease, providing Lessor has not unreasonably withheld such consent. This Lease shall not, nor shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor. If Lessee desires to assign its rights under this Lease or to sublet all or a portion of the demised premises to a party other than a bona fide subsidiary or affiliate of Lessee, Lessee shall first notify Lessor of the proposed terms and conditions of such assignment or subletting. Lessor shall have the right of first refusal to enter into a direct Lessor-Lessee relationship with such party under such proposed terms and conditions. in which event Lessee shall be relieved of its obligations hereunder to the extent of the Lessor-Lessee relationship entered into between Lessor and such third party. Lessee does not need Lessor's approval if Lessee is subletting less than 50% (fifty percent) of the premises.


CONDEMNATION

21. If any part of the premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent pay able hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire premises prior to such taking; but in such event Lessor or Lessee shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the premises, or such part thereof be taken so that there does not remain, portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the premises be taken all compensation awarded upon such taking shall go to the Lessor and the Lessee shall have no claim thereto.

EFFECTS OF CONVEYANCE

22. The term "Lessor" as used in this Lease. means only the owner for the time being of the land and building, containing the promises, so that, in the event of any sale of said land or building, or in the event of a Lease of said building, the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the Lessee o! the building, that the purchaser or Lessee of the building has assumed and agreed to carry out any and all covenants ant obligations of the Lessor hereunder. It any security be given by the Lessee to secure the faithful performance of all or any o the covenants of this Lease on the part of Lessee, the Lessor may transfer and deliver the security, as such, to the purchaser at any such sale or the Lessee of the building, and thereupon the Lessor shall be discharged from any further liability in reference thereto.

SUBORDINATION

23. This Lease, in the event Lessor so notifies Lessee in writing, shall be subordinate to any ground Lease, deed of trust or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and too renewals, modifications, replacements and extensions thereof. Lessee agrees to promptly execute any reasonable documents which may be required to effectuate such subordination. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease.

WAIVER

24. The waiver by Lessor of any breach of any term, covenant or condition, herein contained shall not be deemed to be waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

HOLDING OVER

25. Any holding over after the expiration of the said term, with the consent of Lessor, shall be construed to be a tenancy from month to month, at a rental to be negotiated by Lessor and Lessee prior to the expiration of said term, and shall otherwise be on the terms and conditions herein specified, so far as applicable, not to exceed 125% of rent.

SUCCESSORS AND ASSIGNS

26. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

ESTOPPEL CERTIFICATES

27. Lessee shall at any time during the term of this Lease, upon not less than twenty (20) days prior written notice from Lessor, execute and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrances of the Premises. Lessee's failure to deliver such statement within such time shall be conclusive upon the Lessee that (a) this Lease is in full force and effect, without modification except as may be represented by Lessor; (b) there are no uncured defaults in Lessor's performance.

TIME

28. Time is of the essence of this Lease.

MARGINAL CAPTIONS

29. The marginal headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest. Articles 30 through 34 are included herein by this reference.

IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.

LESSOR

/s/ Carl E. Berg, Trustee

/s/ Mary Ann Berg, Trustee, by Carl E. Berg her Attorney in Fact

/s/ Clyde Berg, Trustee, by Carl E. Berg his Attorney in Fact

/s/ Nancy Berg, Trustee, by Carl E. Berg her Attorney in Fact

/s/ Carl Berg Child Trust by Clyde Berg, Trustee, by Carl E. Berg
his Attorney in Fact

LESSEE

APPLE COMPUTER, INC. a California Corp.

By: /s/
Its: Vice President

                                ADDENDUM TO LEASE
Dated October 6th, 1987
By and Between
and APPLE COMPUTER SYSTEMS, INC. Paragraph #3 of Lease agreement, page 2 continued: Lessee agrees that it shall not store or use any hazardous waste, as that term is defined in this Lease, in its use of the premises without first obtaining the prior written consent of the Lessor, which consent shall not be unreasonably withheld, provided adequate assurances against loss because of such activities is provided to Lessor, including but not limited to any appropriate modification of Paragraph #34 set forth in the Addendum to this Lease.

Paragraph #4 of Lease agreement, page 2 continued:

Notwithstanding the foregoing, Lessee accepts the premises "as is" subject to electrical mechanical, plumbing, etc. systems plus roof being in good operable condition. Lessee intends to remove most or all of the existing interior partitions and carpet; re-carpet and paint; plus general construction upgrading of the space at Lessee's sole expense. Lessee shall provide Lessor with a plan of the new interior improvements, which will be approved by Lessor, such approval shall not be unreasonably withheld. Lessee will complete, as proposed, improvements in a timely manner. Said improvements will become property of Lessor at Lease termination. Lessee to provide Lessor with complete copy of "as built" plans. Lessee may make alterations of no more than $10,000.00 without the consent of the Lessor.

Paragraph #6 of Lease agreement, Page 3 continued:

Lessee shall maintain at its sole cost, in full force and effect rental abatement insurance against abatement or- loss of hen t in case of fir-e or other- casualty, in an amount at least equal to the amount of the Rent payable by Lessee during the next ensuing one (1) year, as reasonably determined by Lessor. Lessee to reimburse Lessor for full cost of said rental abatement insurance. Where Lessee is responsible for purchasing and keeping in force insurance in this paragraph, Lessee's insurance cover-age shall name Lessor as an additional insured and provide Lessor with an endorsed copy of said insurance.

14.1 EVENTS OF DEFAULT

If Lessee fails to make any payment of any sum due under this Lease for (10) ten days after receipt by Lessee of written notice from lessor, or if Lessee breaches any other term of this Lease and fails to cure such breach within (30) thirsty days after receipt of written notice from Lessor' or, if such bract cannot be cured within such (act) thirty day period, and if Lesser fails to commence such cure within (go) thirty day period, and thereinafter diligently proceeds to clime it, or if Lessee's interest herein, or, any part thereof, is assigned or, transferred, either voluntarily or by operation of law (except as expressly permitted by other provisions of this Lease), including, without limitation, the filing of a petition by or against Lessee or any member of Lessee if Lessee is a partnership or joint venture, under any insolvency or bankruptcy laws, or if Lessee makes a general assignment for the benefit of its creditors, then ant such events shall constitute a breach of this Lease by Lessee and Lessor may, at its option, elect the remedies specified in either subparagraph (a) or (b) below.

(a) Lessor may repossess the Premises and remove all per-sons and property therefrom. If Lessor repossesses the Premises because of a breach of this Lease, this Lease shall terminate and Lessor may recover from Lessee:

      (1) the worth at the time of award of the unpaid rent which has been earned at the time of termination including interest thereon at the rate equal to five percent (5%) above the discount rate charged to members banks by the Federal Reserve Bank of San Francisco until paid:

      (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided including interest thereon at the rate equal to five percent (5%) above the discount rate charged to member banks by the Federal Reserve Bank of San Francisco until paid;

      (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; and

      (4) any other account necessary to compensate Lessor for all the detriment approximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

(b) If Lessor does not repossess the Premises, then this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession and Lessor may enforce all of its rights and remedies under this Lease, including the right to recover the rent and other sums due from Lessee hereunder. For the purposes of this Article 14 the following do not constitute repossession of the Premises by Lessor or a termination of the lease by Lessor:

     (1) Acts of maintenance or preservation by Lessor or efforts by Lessor to relet the Premises; or

     (2) The appointment of a receiver by Lessor to protect Lessor's interests under this Lease.

14.2 TIME OF AWARD

As used herein, the term "time of award" shall mean either the date upon which Lessee pays to Lessor the amount recoverable by Lessors as hereinabove set forth or the date of entry of any determination, order or judgment of any court or other legally constituted body determining the amount recoverable, whichever first occurs.

14.3 LEASE REMAINS IN EFFECT

Should Lessor, following any breach or default of this Lease by Lessee elect to continue this Lease in full force and effect, with Lessee retaining the right to possession of the Premises (notwithstanding the fact that Lessee may have abandoned the Premises) then, besides all other rights and remedies Lessor may have at law or equity, Lesson shall have the right to enforce all of the Lessor's rights and remedies under this Lease, including but not limited to, Lessor's right to recover the Fixed Rental and other sums payable by Lessee hereunder as they become due under this Lease. Notwithstanding any such election to have this Lease remain in full force and effect, Lessor may at any time thereafter elect, by written notice to Lessee, to terminate this Lease and Lessee's right to possession of the Premises for any previous breach or default which remains uncured, or for any subsequent breach or default.

14.4 LESSOR'S ADDITIONAL RIGHTS

In addition to any specific rights given to Lessor under this Lease to cure Lessee's breaches, if Lessee fails to perform any of its obligations under this Lease and such failure continues after notice thereof is given in accordance with Section 14.1 (ii) and (iii), then in addition to all other rights and remedies of Lessor under this Lease and at law or equity, Lessor may (but shall not be obligated to) cure such breach or behalf Lessee and upon demand by Lessor, Lessee shall promptly pay to Lessor the costs and expenses of such cure, including but not limited to, reasonable attorneys' fees incurred by Lessor in curing such breach on behalf of Lessee. When Lessor makes demand for payment, Lessor shall furnish Lessee an itemized statement of the costs and expenses incurred for cure. All costs and expenses incurred or advanced by Lessor under any provision of this Lease to cure any non-monetary default by Lessee of its obligations under this Lease shall bear interest from the date Lessor demands payment thereof by written notice to Lessee until payment in full by Lessee at the rate of five percent (5%) above the discount rate charged to member banks by the Federal Reserve Bank of San Francisco, or the maximum rate allowed by law, whichever is lower.

14.5 LESSOR'S LIABILITY

Lessee shall have recourse to all appropriate legal and equitable remedies in the event of a breach of this Lease by Lessor, provided however, that Lessee shall first provide to Lessor at least thirty (30) days prior written notice, specifying with particularity the breach claimed it Lessee and allowing Lessor the right to cure such breach during the thirty (30) day period or such longer period as may be reasonably required to cure such breach, provided that Lessor commences such cure during said period of thirty (30) days and diligently prosecutes such cure to completion, Lessor shall have no liability for any consequential damage.

14.6 LESSEE'S ADDITIONAL RIGHTS

If Lessor fails to perform any of its obligations under Paragraph 19 (Destruction) of this Lease, and such failure continues after notice thereof is given in accordance with Sector 14.1, then in addition to all other rights and remedies of Lessee under this Lease and at law or equity Lessee may (but shall not be obligated to) cure finch breach on behalf of Lessor and upon demand by Lessee, Lessor shall promptly pay to Lessee the costs and expenses of such cure. Should Lessor fail promptly to pay such costs and expense, Lessee may recover said amounts by appropriate local proceedings. When Lessee makes demand for payment, Lessee shall furnish Lessor an itemized statement of the costs and expense, incurred for cure. All costs and expenses incurred or advanced by Lessee under any provision of this Lease to cure any defaults by Lessor of its obligations under this Lease to cure any defaults by Lessor of its obligations under this Lease shall bear interest from the date Lessee demands payment thereof by written notice to Lessor until Payment in full by Lessor at the rate of five percent (5%) above the discount rate charged to member banks by the Federal Reserve Bank of San Francisco. or the maximum rate allowed by law, whichever is lower.

Paragraph # 17 of Lease agreement, Page 4 continued.

Notices: All notices shall be given to Lessor and Lessee at the address listed below:

Lessor:
Berg & Berg Developers
10050 Bandley Drive
Cupertino, CA  95014

Lessee:
Apple Computer, Inc.
20525 Mariani Avenue
Cupertino, CA  95014
Attn: Real Estate Dept.

30. Early Entry.

Thirty (30) days prior to the commencement date of the Lease Term. Lessee may, at Lessee's sole risk, enter the Premises and install interior improvements as defined in Paragraph # 4 herein, trade fixtures, and equipment in the Premises; provided, however, that (a) Lessee shall execute an indemnity agreement in favor of Lessor in form and substance reasonably satisfactory to Lessor; (b) Lessee shall pay for and provide evidence of insurance satisfactory to Lessor; and Lessee shall pay utility charges reasonably allocated by Lessor to Lessee.

31. Damage or Destruction.

If, during the term, the premises for the building and other improvements in which the premises are located are totally or partially destroyer from any cause, rendering the premises totally or partially inaccessible or unusable Lessee shall restore the premises or the building and other improvements in which the premises are in immediately before destruction.

2. Option to Extend

a. Option. At the expiration of the original term hereof, Lessee may extend the term of this Lease for an additional period of twenty-four (24) months commencing immediately following the Expiration Date (the "Extended Term"). Lessee shall exercise this option, if at all, by giving Lessor notice of Lessee's intention to do so at least one hundred twenty (120) days prior to the Expiration Date. In no event shall any purported exercise of such option by Lessee be effective if an Event of Default (as defined in Paragraph 14) exists at the time of such exercise or at the time the Extended Term would otherwise have commenced. Such Extended Term shall be upon all of the terms and conditions hereof, except that the monthly rental and method of rental adjustment for the Extended Term shall be determined as set forth below. The option rights of Lessee under this paragraph are granted for Lessee's personal benefit and may not be assigned or transferred by Lessee.

b. Extended Term Rent. As of the commencement of the Extended Term, the monthly rent for the Extended Term shall be subject to negotiation between Lessor and Lessee, with an effort to determine a fair market rental for the Premises, as improved. In the event the parties fail to agree upon the amount of the monthly rent for the Extended Term prior to commencement thereof, the monthly Rent for the Extended Term shall be determined by appraisal in the manner hereafter set forth; provided, however, that in no event shall the monthly rent for the Extended Term be less than the monthly Rent payable hereunder for the last full month of the Lease term immediately preceding commencement of the Extended Term.

In the event it becomes necessary under this paragraph to determine the fair market monthly rent and the method of rental adjustment of the Premises by appraisal, Lessor and Lessee each shall appoint a real estate appraiser who shall be a member of the American Institute of Real Estate Appraisers ("AIREA") and such appraisers shall each determine the fair market monthly rent for the Premises, and the method of rental adjustment taking into account the value of the Premises and the amenities provided by the Outside Areas, the Common Areas and the Building and prevailing comparable rentals and rental adjustment practices in the area. Such appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Lessor and Lessee. If the fair market monthly rent of the Premises established in the two (2) appraisals varies by five percent (5%) or less of the higher rental, the average of the two shell be controlling. If said fair market monthly rent varies by more than five percent (5%) of the higher rental, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA and who shall also be experienced in the appraisal of rental value and adjustment practices for commercial properties in the vicinity of the Premises. Such third appraiser shell within twenty (20) business days after his appointment, determine by appraisal the fair market monthly rent of the Premises sating into account the same factors referred to above, and submit his appraisal report to Lessor and Lessee. The fair market monthly rent determined by the third appraiser for the Premises shall be controlling, unless it is less than that set forth in the lower appraisal previously obtained, in which case the value set forth in said lower appraisal shall be controlling, or unless it is greater than that set forts in the higher appraisal previously obtained in which case the rental set forth in said higher appraisal shall be controlling. The method of adjusting rental periodically, including the manner and timing of such adjustments, shall be as determined by the initial two appraisers, if they agree on a single method; otherwise, it shall be as determined by the third appraiser. If either Lessor or Lessee fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment to submit his appraisal within the requited period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Lessor and Lessee are unable to agree upon a third appraiser within the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Lessor or Lessee to AIREA, which shall appoint a member of said institute willing to serve as appraiser. The cost of all appraisals under this subparagraph shall be borne equally by Lessor and Lessee. The rent for the Extended Term will be equal to 92.5% the above fait market monthly rent.

c. Second Option to Extend. Provided Lessee has timely exercised the option to extend provided in subparagraph a above, Lessee may extend the term of this Lease for one additional period of twenty-four (24) months commencing immediately following the last day of the first Extended Term (the "Second Extended Term"). Lessee shall exercise this option, if at all, by giving Lessor notice of Lessee's intention to do so at least one hundred twenty (120) darts prior to the date of expiration of the Extended Term. In no event shall any purported exercise of such option by Lessee be effective if an Event of Default (as definer in paragraph 14.1 exists at the time of such exercise or at the time the Second Extended Term would have otherwise commenced. The Second Extended Term shall be upon all of the terms and conditions hereof except that the monthly rent and method of rental adjustment for the Second Extended Term shall be determined in accordance smith the provisions of paragraph b, assuming that "Extended Term" as used in said subparagraph means the "Second Extended Term." Unless expressly mentioned and approved in the written consent of Lessor referred to in Paragraph 20 of this Lease, the option rights of Lessee under this paragraph are granted for Lessee's personal benefit and may not be assigned or transferred by Lessee.

33. Taxes Lessee, at its cost, shall have the right, at ant time, to seek a reduction in the assessed valuation of the premises or to contest any real property taxes that are to be paid by Lessee. If Lessee seeks a reduction or contests the real property taxes, the failure on Lessee's part to pay the real property taxes shall not constitute a default as long as Lessee complies with the provisions of this paragraph and posts a bone or Letter of Credit payable to Lessor for all delinquent taxes and proposed penalties. Lessor shall not be required to join in any proceeding or contest brought by Lessee unless the provisions of any law requires that the proceeding or contest be brought by or in the name of Lessor or any owner of the premises. In that case, Lessor shall join in the proceeding or contest or permit it to be brought in Lessor's name as long as Lessor is not required to bear any cost. Lessee, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, changes, interest and penalties incidental to the decision or judgment. Outing the initial four year term of this lease, but not during any option extensions, Apple shall. not be obligated to pay for any property tax increases that incur as the direct result of a transfer or the property from one entity controlled by Berg to another entity controlled by Berg. This clause is null and void if Lessor should sell property to an independent third party. Tax bills will be sent to the address in the Notice section, Article #17.

If at any time during the term of this lease a tax or excise on rents or other tax, however described, is levied or assessed against Lessor, as a substitute in whole or in part for real property taxes assessed or imposed on the premises Lessee shall pay before delinquency such tax or excise on rents or such other tax to the extent that such tax or excise on rents or such other tax is substitute in whole or in part for real property taxes on the premises. In the event that a tax:, or excise on rents is levied or assessed against Lessor, as a substitute in whole or in part for taxes assessed or imposed on the premises, and the taxing authority takes the position that Lessee cannot pay and discharge such tax on behalf or Lessor, then at the election of Lessor, Lessor may increase the rent charged hereunder by the exact portion of such tax which is a substitute in whole or in part for real property taxes on the premises, and Lessee agrees to pay said portion in additional rent. Lessor agrees that the additional rents if any, collected per this paragraph 33 shall not be subject to the incremental rental increases as provided in Paragraph 32. Lessee further agrees to pay any sewer or water usage fees or taxes that may be assessed against the property as a result of Lessee's usage of Premises.

34. Hazardous Materials

34.l DEFINITION

The term "Hazardous Materials" shall mean any substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California, or the United States Government , including, but not limited to, any material or substance which is (i) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" under any provision of California. law, and (ii) petroleum,
(iii) asbestos, (iv) polychlorinated biphenyls, (v) radioactive materials, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. #1251 et seq. (33 U.S.C. #1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. #1317), (vii) defined as "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. #6901 et seq. (42 U.S.C. #6903), or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. #9601 et seq. (42 U.S.C. #9601) or which is otherwise prohibited by law.

34.2 LESSEE'S COVENANT REGARDING HAZARDOUS MATERIALS.

Lessee at its sole cost shall comply with all laws relating to the storage, use and disposal of Hazardous Materials. Lessee shall be solely responsible for and shall defend, indemnify and hold Lessor and its agents harmless from, and against all claims costs and liabilities, including attorneys' fees and costs arising out of or in connection with Lessee's storage, use and/or disposal of Hazardous Material. This indemnity shall include, without limitation:

      (a) any damage, liability, fine, penalty, punitive damages cost or expense advising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources or the environment, nuisance, pollution, contamination, leaks, spills, release or other adverse effect on the environment, and

      (b) the cost of any reclaimed or necessary repair, clean-up, treatment or detoxification of the Premises, and the preparation and implementation of any closure, disposal, remedial or other required actions with the Premises.

If the presence of Hazardous Materials on the Premises caused or permitted by Lessee results in a level of contamination greater than the levels established by any governmental agency having jurisdiction over such contamination, then Lessee shall promptly take any and all actions necessary to clean up such contamination if required by law or as a condition to the issuance of or continuing effectiveness of any governmental approval which relates to the use of the Premises. At the expiration of the term, Lessee shall have the right to conduct appropriate tests of water and soil to demonstrate that no contamination in excess of permitted levels has occurred as a result of Lessee's use of the Premises. Lessee shall promptly deliver to the Lessor the results of such tests. Lessee's obligations hereunder shall survive the termination of the Lease.

                                  AMENDMENT #1

This amendment shall modify that certain lease dated October 6, 1987 by and between Carl E. Berg and Mary Ann Berg, Trustees of the Berg Living Trust, UTA dated May 1, 1981, as to an undivided 81.01% interest, Clyde Berg & Nancy Berg, Trustees of the Clyde Berg Living Trust UTA dated Dec. 17, 1981 as to an undivided 11.83% and Clyde Berg, Trustee of Carl Berg Child's Trust UTA dated June 2, 1978, as to an undivided 7.16% interest herein collectively Lessor and APPLE COMPUTER, INC., herein Lessee.

The subject lease is hereby amended in the following particular:

ARTICLE #31 is amended and replaced as follows:

Damage or Destruction. If during the term of this lease the building or tenant improvements constructed on the leased premises are totally or partially destroyed from any cause, insured or uninsured, there shall be no abatement rent whatsoever, to the extent that from the rental abatement insurance described in
Article 6 are available and the Lessee shall be responsible at its sole cost and expense to repair and restore such total or partial damage or destruction and restore the building and tenant improvements to the condition existing immediately before the damage and destruction as soon as it is reasonably possible to do so.

Except as herein above expressly provided, said Lease dated October 6, 1987 shall remain unchanged. Consented to by the undersigned on

LESSOR

/s/ Carl E. Berg
CARL E. BERG

/s/ Mary Ann Berg by Carl E. Berg her Attorney in Fact
MARY ANN BERG

/s/ Clyde Berg
CLYDE BERG

/s/ Nancy Berg by Clyde Berg her attorney in Fact
NANCY BERG

/s/ Clyde Berg
CLYDE BERG, TRUSTEE

LESSEE
APPLE COMPUTER, INC.

By: /s/ Robert Hecex
Title: Manager Real Estate

                         SUMMARY OF SUBLEASE PROVISIONS

Sublessor:                         McDonnell Douglas Corporation

Sublessee:                         Apple Computer, Inc.

Address of Premises:               20605, 20665 and 20705 Valley Green Drive
                                   Cupertino, CA

Square Footage of the Premises:    approximately 142,000 square feet

Term:                              One hundred twenty-two (122) months,
                                   subject to extension as provided in
                                   Paragraph 4.2 (Paragraph 4).

Commencement Date:                 November 1, 1987.

Rent:

Rent Commencement Date:            November 1, 1987.
Payment to:                        Regional Manager, Management Services
                                   Southern Pacific Industrial Development
                                   Company
                                   File #31461
                                   P.O. Box 6000
                                   San Francisco, CA 94160 (Paragraph 5).

Notices:

To Sublessor:                      Southern Pacific Industrial
                                   Development Company
                                   201 Mission St., Ste. 250
                                   San Francisco, CA 94105
                                   Attn: Regional Manager,
                                   Property Management Services

To Sublessee:                      Apple Computer, Inc.
                                   20525 Mariani Avenue
                                   Cupertino, CA 95014
                                   Attn: R.E. Department, MS 16-0

Copy to:                           Apple Computer, Inc.
                                   10201 DeAnza Blvd.
                                   Cupertino, CA 95014
                                   Attn: General Counsel
                                   (Paragraph 9).

Exhibits:                          Exhibit A - Master Lease.
                                   Exhibit B - Memorandum of Lease

Summary:
The foregoing Summary of Sublease Terms is incorporated in and made a part of the Sublease to which such Summary of Sublease Terms is attached. If there is any conflict between such Summary of Sublease Terms and such Sublease, the latter shall control.

                                TABLE OF CONTENTS

                                                                 Page
1.    Parties.....................................................1

2.    Subordination; Defaults; Provisions Constituting Sublease...1
      2.1  Subordination; Default under Master Lease..............1
      2.2  Provisions Constituting Sublease.......................2

3.    Premises....................................................3
      3.1  Subleased Premises.....................................3
      3.2  As Is..................................................3
      3.3  Sublessor's Warranty...................................4
      3.4  Alterations by Sublessee...............................4

4.    Term .......................................................5
      4.1  Sublease Term..........................................5
      4.2  Option to Extend Sublease Term.........................6
      4.3  Holding Over...........................................7

5.    Rent .......................................................7
      5.1  Rent...................................................7
      5.2  Rent During Extended Term..............................7
           (a) Mutual Agreement...................................8
           (b) Appraisal..........................................8
      5.3  Late Charge............................................9
      5.4  Charges................................................9

6.    Taxes.......................................................9
      6.1  Payment of Taxes.......................................9
      6.2  Substitute Taxes......................................10

7.    Maintenance of Premises....................................11

8.    Use  ......................................................11

9.    Notices......................................................
11
      9.1  General...............................................11
11
      9.2  Notices from Lessor...................................12

10.   Interest.....................................................
12

11.   Damage and Destruction.....................................12

12.   Condemnation...............................................13

13.   Insurance..................................................13

14.   Lessor's and Sublessor's Consent...........................14

15.   Assignment and Subletting..................................14
      15.1 Prohibitions in General...............................14
           (a) Transfer..........................................14
           (b) Hypothecation.....................................15
      15.2 Transfer Agreement....................................15
      15.3 Request for Transfer..................................16
      15.4 Excess Rents .........................................16
      15.5 Sublessor's Rights....................................17
15.6  Corporations and Partnerships..............................17
15.7  Reasonable Provisions......................................18
      15.8 Subject to Master Lease...............................18
      15.9 Miscellaneous.........................................18

16.   Default and Remedies.......................................18
      16.1 Events of Default.....................................18
      16.2 Remedies..............................................20
           16.2.1 Termination....................................20
           16.2.2 Continuance of Sublease........................21
           16.2.3 Reletting Premises.............................21
      16.3 Attorneys' Fees.......................................22
      16.4 Sublessor's Default...................................22
           16.4.1 Default........................................22
           16.4.2 Sublessee's Right to Perform Sublessor's
           Obligations Under the Master Lease....................22

17.   Quiet Enjoyment............................................23

18.   Right of Entry.............................................23

19.   Sublessor's Right to Perform Sublessee's Covenants.........23

20.   Surrender of Premises......................................24

21.   Option to Purchase.........................................24
      (a)  Notice................................................24
      (b)  Automatic Termination.................................24
      (c)  Sublessor to Exercise Option to Purchase..............24
      (d)  Terms of Sale.........................................25
           (i) Purchase Price....................................25
           (ii) Payment of Purchase Price........................25
           (iii) Close of Escrow.................................25
           (iv) Closing Costs....................................26
           (v) Condition of Title................................26
      (e)  No Warranties.........................................26
      (f)  Time..................................................26
      (g)  Right to Exchange.....................................26
      (h)  Notice Binding........................................26
      (i)  Limitation of Obligations of Sublessor;
           Indemnification.......................................27

22.   Right of First Refusal.....................................27
      22.1 Sublessee's Right to Exercise Right of First Refusal..27
      22.2 Attorney-in-Fact......................................28
      22.3 Terms of Sale.........................................28
           (a) Purchase Price....................................29
           (b) Payment of Purchase Price.........................29
           (c) Close of Escrow...................................30
           (d) Closing Costs.....................................30
      22.4 Limitations on Sublessor's Obligations;
           Indemnification.......................................30

23.   Property Loss; Damage......................................30
      23.1 Waiver of Claims......................................30
      23.2 Waiver of Subrogation.................................31
      23.3 Indemnification.......................................31

24.   General......................................................
31    24.1 Captions and Headings.................................31
24.2  Surrender of Sublease Not Merger...........................32
24.3  Interpretation of Terms....................................32
24.4  Counterparts...............................................32
24.5  Time of Essence............................................32
24.6  Severability...............................................32
24.7  Governing Law..............................................32
      24.8 Joint and Several Liability...........................32
      24.9 Construction of Sublease Provisions...................32
      24.10 Sublessor or Sublessee as Party Defendant............33
      24.11 Sublessor Not a Trustee..............................33
      24.12 No Partnership or Joint Venture......................33
      24.13 Exhibits.............................................33
      24.14 Attorneys' Fees......................................33
      24.15 Indemnities to Survive Sublease......................33
      24.16 Attorney-in-Fact.....................................33

25.   Entire Agreement...........................................33

26.   Real Estate Brokers........................................34

27.   Subordination..............................................34

28.   Hazardous Materials........................................34
      28.1 Definitions...........................................34
      28.2 Use of Premises and Compliance with Laws..............35
      28.3 Notice................................................35
      28.4 Indemnification.......................................36
      28.5 Charges...............................................36
      28.6 Liens.................................................36
      28.7 Sublessor's Right of Access...........................36
      28.8 Assignment and Subletting.............................37

29.   Memorandum of Sublease.....................................37

30.   Sublessor's Undertaking with Respect to Master Lease.......37

31    Covenant of Good Faith and Fair Dealing....................37

32.   Sublessor's Agent..........................................37

                                    SUBLEASE
1. Parties. This Sublease ("Sublease") is entered into by and between McDONNELL DOUGLAS CORPORATION, a Maryland corporation ("Sublessor"), and APPLE COMPUTER, INC., a California corporation ("Sublessee"), as a sublease under that certain Lease ("Lease") dated January 6, 1978, as amended by that certain letter of clarification, dated February 17, 1978; Amendment ("Amendment"), dated January 30, 1979; Amendment #2 ("Amendment #2"), dated March 17, 1979; and Amendment #3 ("Amendment #3"), dated July 1, 1987 (collectively the "Master Lease") by and between JOHN A. SOBRATO and SUSAN R. SOBRATO, as to an undivided forty-five percent (45%) interest, and CARL E. BERG and MARY ANN BERG, as to an undivided forty-five percent (45%) interest, and ANN RUSSO as to a ten percent (10%) interest, predecessor in interest of the current lessor thereunder, Carl E. Berg and Mary Ann Berg, as trustees on behalf of the Berg Living Trust UTA, dated May 1, 1981, as to an undivided 81.01% interest, Clyde Berg and Nancy Berg, Trustees of the Clyde Berg Living Trust, UTA, dated December 17, 1981, as to an undivided 11.83% interest, and Clyde Berg, Trustee of Carl Berg Child's Trust UTA, dated June 2, 1978, as to an undivided 7.16% interest ("Lessor"), and TYMSHARE, INC., predecessor in interest of Sublessor, as lessee. A copy of the Master Lease is attached hereto as Exhibit "A" and made a part hereof, subject to the terms and conditions of this Sublease.

2. Subordination; Defaults: Provisions Constituting Sublease.

2.1 Subordination; Default under Master Lease. As between the parties to this Sublease, this Sublease is subject and subordinate in all respects to the Master Lease, and to the matters to which the Master Lease is subject and subordinate in accordance with its terms, and to those amendments to the Master Lease or supplemental agreements thereunder made between Sublessor and Lessor which do not adversely affect or diminish Sublessee's rights, or materially enlarge or alter Sublessee's obligations or duties under this Sublease. Sublessee covenants and agrees to refrain from doing or causing to be done, or permitting any party under its control to act in a manner, (i) which would constitute a default under the Master Lease or cause the Master Lease or the rights of Sublessor as lessee under the Master Lease to be cancelled, terminated, forfeited or surrendered, or
(ii) which would make Sublessor liable for any damages, claims or penalty under the Master Lease. Sublessor shall use reasonable efforts to cause Lessor to perform its obligations under the Master Lease; provided, however, that Sublessor shall have no liability of any nature whatsoever to Sublessee and Sublessee shall have no liability of any nature whatsoever to Sublessor as a consequence of Lessor's failure or delay in performing its obligations under the Master Lease, including without limitation, Lessor Is breach of the covenant of quiet enjoyment set forth in Paragraph 10 of the Master Lease or the non-disturbance provisions of Paragraph 19 of the Master Lease. If Lessor shall be in default under the Master Lease in any of its obligations to Sublessor or in any of its obligations to Sublessee, if any, Sublessee shall, by written notice to Sublessor, specify any such default by Lessor, and Sublessor shall, after receiving such notice, either (i) take action for the enforcement of Sublessor's rights against Lessor with respect to such default as described in this Paragraph 2.1 above, or (ii) cure any such default to the extent permitted pursuant to the provisions of the Master Lease. Sublessee shall be entitled to participate with Sublessor in the enforcement of Sublessor's rights against Lessor (and in any recovery or relief obtained to the extent the parties' respective rights or interests are affected or costs are incurred). One-half (1/2) of all expenses incurred by Sublessor in connection with its efforts to cause Lessor to perform said obligations shall be paid to Sublessor by Sublessee upon demand, as Charges (defined in Paragraph 5.4 below). If Sublessee wishes to pursue Lessor's failure to perform its obligations under the Master Lease in addition to Sublessor's reasonable pursuit of the same, then, provided such action would not constitute a default under the Master Lease, Sublessee shall have the right to take enforcement or self-help action against Lessor in its own name or in the name of Sublessor and at its sole cost and expense and, for that purpose and only to such extent, all of the rights of Sublessor to enforce or perform the obligations of Lessor under the Master Lease are hereby conferred upon and for this purpose assigned to Sublessee and Sublessee hereby is subrogated to such rights (including the benefit of any recovery or relief). Sublessee shall indemnify and hold Sublessor harmless from and against all loss, cost, liability, claims, damages and expenses (including without limitation reasonable attorneys' fees), penalties and fines incurred in connection with or arising from the taking of any such action by Sublessee.

Sublessee's obligations hereunder (including without limitation the obligation of Sublessee to pay all Rent (defined in Paragraph 5.1 below) and Charges) shall not be impaired nor shall the performance thereof be excused because of any failure or delay on Lessor's part in performing its obligations under the Master Lease unless (i) such failure or delay results from Sublessor's being in default under the Master Lease and Sublessor's default thereunder is not due to a default of Sublessee hereunder, or (ii) such failure or delay results from Sublessor's willful misconduct. Under no circumstances shall Sublessee have the right to require performance by Sublessor of Lessor's obligations. Sublessor shall have no right to terminate the Master Lease, unless an Event of Default (defined in Paragraph 16.1 below) occurs hereunder or except as otherwise provided in this Sublease. In the event of such a permitted termination of the Master Lease, this Sublease shall terminate concurrently therewith, without any liability of Sublessor to Sublessee. 2.2 Provisions Constituting Sublease. All of the terms and conditions contained in the Master Lease are incorporated herein, except for Paragraphs 1, 2, 3(a), 3(c), 3(d), 3(e), 8, 9, 10, 11, 12,
13, 14,  17,  18, 19, 20, 25, 28, 29, 30, and 31 of the Lease,  Article 2 of the
Amendment and all of the provisions of Amendment #2 and Amendment #3, as terms and conditions of this Sublease (with (i) each reference therein to lessor and lessee to be deemed to refer to Sublessor and Sublessee, except that all references to 'Lessor" in Paragraph 5 of the Master Lease shall mean both Lessor and Sublessor and those obligations of Lessor set forth in Paragraph 6 of the Master Lease shall remain the obligations of Lessor, and (ii) each reference to "Lease" to be deemed to refer to

Sublease) and along with all of the paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease. The parties acknowledge that to the extent the provisions contained in Paragraphs 10, 14, 19 and 31 of the Master Lease are covenants running with the land, such covenants shall inure to the benefit of, and Sublessee shall derive the benefit from such provisions, notwithstanding that such provisions are not incorporated into this Sublease. The enforcement provisions of Paragraph 2.1 above shall apply if Lessor breaches any of the covenants in Paragraphs 10, 14, 19 and 31 of the Master Lease.

3. Premises.

3.1 Subleased Premises. Sublessor leases to Sublessee and Sublessee leases from Sublessor the premises described in Paragraph 1 of the Master Lease, as amended by Article 1 of the Amendment ("Premises").

3.2 As Is. The parties acknowledge that Sublessee intends to remove the existing interior improvements from the Premises and to install new interior improvements in accordance with conceptual plans and explanatory detail to be developed by Sublessee ("Tenant Improvements"). Sublessee shall use good faith, reasonable efforts to submit said conceptual plans and explanatory detail to Sublessor no later than November 15, 1987 for Sublessor's and Lessor's approval in accordance with Paragraph 5 of the Master Lease. This Sublease is conditioned upon the written consent or approval of Sublessor and Lessor having been obtained on or before December 15, 1987 to the conceptual plans and explanatory detail for Tenant Improvements, in addition to Lessor's and Sublessor's concurrent consent to allowing substantially all of the Tenant Improvements to remain in the Premises upon surrender of the Premises by Sublessee and by Sublessor. If, for any reason, Lessor's consent to the conceptual plans and explanatory detail is not obtained on or before December 15, 1987, either party may terminate this Sublease; provided, however, that Sublessee shall nevertheless be obligated to pay Rent and Charges through the later to occur of (i) December 31, 1987 or (ii) the date the Premises are surrendered to Sublessor.

Sublessee agrees to accept the Premises and appurtenances thereto in their existing "As Is" condition as of the Effective Date (defined immediately above the signatures of the parties), subject to the limitations set forth in Paragraph 3.3 below. Sublessor acknowledges that Sublessee has no interest in subleasing the Premises if Sublessee is unable to remodel the Premises to accommodate Sublessee's intended use. Accordingly, Sublessee shall have the right to terminate this Sublease by delivery of written notice to Sublessor (i) on or before November 20, 1987 if Sublessee determines that Hazardous Materials (defined in Paragraph 28.1 below) are discovered in the Premises or (ii) on or before December 1, 1987 if Sublessee reasonably believes that notwithstanding good faith efforts it will be unable to obtain a building permit for the remodeling of the Premises b; February 15, 1988. Subject to the foregoing conditions, by taking possession of the Premises on the Commencement Date (defined in Paragraph 4.1 below), Sublessee shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair and to have accepted the Premises in their condition existing as of the date Sublessee takes possession of the Premises, subject to all applicable laws, covenants, conditions, restrictions, easements and other matters of public record. Sublessee acknowledges that (i) it has conducted all investigations, tests and studies concerning the Premises that Sublessee deems appropriate and material to its decision to sublease the Premises, including tests and investigations concerning the existence of Hazardous Materials in and about the Premises; and (ii) that it has no knowledge of the presence of any Hazardous Materials on the Premises, except as otherwise disclosed by Sublessee to Sublessor in writing. Sublessee acknowledges that except as provided in Paragraph 3.3, neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business, the condition of the Premises, or the use or occupancy which may be made and Sublessee has independently investigated and is satisfied that the Premises are suitable for Sublessee's intended use and that the Premises meet all governmental requirements for such intended use.

On the Commencement Date, Sublessor shall deliver exclusive occupancy of the Premises to Sublessee free of all personal property and trade fixtures belonging to Sublessor.

3.3 Sublessor's Warranty. Sublessor represents, warrants and covenants that the Premises and everything contained therein for which Sublessor is responsible pursuant to the terms and conditions of the Master Lease, including but not limited to all equipment, systems and other component parts thereof, were in good and clean condition and repair, reasonable wear and tear excepted, on
September 24, 1987. Sublessor further represents and warrants that to Sublessor's knowledge the portion of the Premises for which the Lessor is responsible pursuant to the terms and conditions of the Master Lease are in good and clean condition and repair, reasonable wear and tear excepted on the Effective Date. To Sublessor's knowledge, Sublessor has provided to Sublessee all information, data, documents, plans, specifications and other materials within the possession, or under the control of, Sublessor regarding (i) the existence of Hazardous Materials, if any, on the Premises, and (ii) to the extent that Sublessee has requested such information in writing, the Premises, its design and physical condition, its compliance with applicable laws, ordinances, rules and regulations, and other material matters, and all of the material provided to Sublessor in accordance with the foregoing has been complete, true and correct originals, or copies thereof. As to the future condition of the Premises, Sublessor shall assign to Sublessee any warranties Sublessor holds with respect to the Premises, including, without limitation, warranties for any equipment, systems and other component parts thereof.

3.4 Alterations by Sublessee. Pursuant to Paragraph 5 of the Master Lease, as incorporated into this Sublease, Lessor and Sublessor may condition their consent to the making of any alterations, improvements or modifications to the Premises upon Sublessee's agreement to remove the same upon its surrender of the Premises. Following Sublessor s receipt of Sublessee's plans and specifications for the making of any alterations, improvements or modifications to the Premises, Sublessor shall submit the same to Lessor for its consent and use reasonable efforts to obtain Lessor's consent and concurrently obtain Lessor's decision as to whether the alteration, improvement or modification must be removed upon termination of the Master Lease. If Sublessor consents to any alteration, improvement or modification, Sublessor shall advise Sublessee as to whether Sublessor may require the alteration, improvement or modification to be removed from the Premises upon termination of the Sublease Term. If Sublessor advises Sublessee that any alteration, improvement or modification may remain in the Premises upon termination of the Sublease Term, Sublessor shall be bound by such decision and may not thereafter revoke or change such decision. All alterations, improvements or modifications made to the Premises by Sublessee, including without limitation the Tenant Improvements, shall remain the property of Sublessee during the Sublease Term, but those improvements which are to remain at surrender shall not be altered or removed from the Premises prior to the end of the Sublease Term (except on compliance with the provisions of this Sublease), and at the end of the Sublease Term, shall become Sublessor's property without compensation to Sublessee by Sublessor or be removed by Sublessee in accordance with the terms of Paragraph 20 below.

4. Term.

4.1 Sublease Term. The term of this Sublease ("Sublease Term") shall be for a period of one hundred twenty-two (122) months, subject to extension pursuant to the terms of Paragraph 4.2 below, commencing on November 1, 1987 ("Commencement Date") and ending on December 31, 1997.

With respect to the initial Sublease Term, Sublessee acknowledges that pursuant to Paragraph 2 of the Master Lease, the initial term of the Master Lease terminates on December 31, 1992. Thereafter, Sublessor has the right and option under said Paragraph 2 to renew the Master Lease for three (3) additional five
(5) year terms commencing automatically as of the expiration of the initial or any extended term, upon giving Lessor written notice of exercise of Sublessor's option to renew at least one hundred eighty (180) days prior to the expiration of the initial or any extended term. Subject to all other provisions of the Master Lease which may cause the early termination of the Master Lease (other than as a result of Sublessor's default thereunder or a surrender thereof by Sublessor), Sublessor shall, no later than May 1, 1992, exercise its first option to extend the Master Lease term to December 31, 1997. Sublessor appoints Sublessee as its special attorney-in-fact solely for the purpose of exercising Sublessor's first option to extend the Master Lease term to December 31, 1997, and Sublessee shall have the nonexclusive right to exercise such option in Sublessor's name, if and only if Sublessor has not provided Sublessee with written evidence of its exercise of said first option by May 1, 1992. Accordingly, Sublessor shall not be liable to Sublessee for Sublessor's failure to exercise said option. Each party shall deliver to the other a copy of its exercise notice concurrently with its delivery of the same to Lessor. The foregoing notwithstanding, if an Event of Default exists at any time either party desires or is required ;c exercise the first option to extend the Master Lease 'term to December 31, 1997, then at sum time Sublessor shall not obligated to exercise its first option to extend the Master Lease term for Sublessee's benefit nor shall Sublessee have any right to exercise said option in Sublessor's name as special attorney-in-fact for Sublessor. If, for any reason, the Master Lease term is not extended (other than due to the refusal of Lessor to honor or accept the exercise of the option to extend the Master Lease, except where due to an Event of Default), then this Sublease shall terminate on December 31, 1992.

4.2 Option to Extend Sublease Term. Sublessor hereby grants to Sublessee the option to extend the Sublease Term for two (2) consecutive five (5) year terms (the "First Extended Term" and the "Second Extended Term," respectively, or each an "Extended Term"), on the following terms and conditions;

(a) Sublessee shall give Sublessor's Agent (defined in Paragraph 5.1 below) written notice of its exercise of the option to extend the Sublease Term no earlier than twelve (12) months nor later than nine (9) months before the date the initial Sublease Term ends (i.e., April 1, 1997), or the First Extended Term ends (i.e., April 1, 2002), as the case may be. Time is of the essence. Subject to all of the provisions of the Master Lease which may cause the early termination of the Master Lease (other than as a result of Sublessor's default thereunder or surrender thereof by Sublessor), Sublessor shall, no later than May 1, 1997, or no later than May 1, 2002, as the case may be, exercise its option to extend the Master Lease term to December 31, 2002, or to December 31, 2007, as the case may be. Sublessor appoints Sublessee as its special attorney-in-fact solely for the purpose of exercising the corresponding options to extend the Master Lease term and Sublessee shall have the nonexclusive right to exercise such options in Sublessor's name, if and only if Sublessor has not provided Sublessee with written evidence of its exercise of said options under the Master Lease by May 1, 1997 or May 1, 2002, as the case may be. Accordingly, Sublessor shall not be liable to Sublessee for Sublessor's failure to exercise said options. Each party shall deliver to the other a copy of its exercise notice concurrently with its delivery of the same to Lessor.

(b) The foregoing notwithstanding, if an Event of Default exists (i) at any time Sublessee exercises its option to extend the Sublease Term for either Extended Term, or (ii) at any time either party desires or is required to exercise the option to extend the Master Lease Term to December 31, 2002 or December 31,
2007, as the case may be, then Sublessee may not at such time extend the Sublease Term pursuant to this Paragraph 4.2, nor shall, Sublessee have any right, at such time, to exercise said corresponding options under the Master Lease in Sublessor's name, as Sublessor's special attorney-in-fact.

(c) All terms and conditions of this Sublease shall apply during each Extended Term, except that the Rent for the Extended Term shall be determined in accordance with Paragraph 5.2.

(d) Once Sublessee delivers notice of its exercise of the option to extend the Sublease Term, Sublessee may not withdraw such exercise and, subject to the provisions of this Paragraph 4.2, such notice shall operate to extend the Sublease Term. Upon the extension of the Sublease Term pursuant to this Paragraph 4.2, the term "Sublease Term" as used in this Sublease shall thereafter include the Extended Term and the Sublease termination date shall be the expiration date of the Extended Term. 4.3 Holding Over. If Sublessee remains in possession of the Premises after the expiration of the Sublease Term, such tenancy shall be from month-to-month only and shall not be a renewal or an extension for any further term. In the event of such tenancy, the monthly Rent due hereunder shall be one hundred twenty-five percent (125%) of the Rent for the month preceding the Sublease termination and shall be payable at the times specified in Paragraph 5 below. Such month-to-month tenancy shall otherwise be subject to every applicable term, covenant and agreement contained herein. Either party may terminate such tenancy upon thirty (30) day's written notice of termination to the other.

5. Rent.

5.1 Rent. Sublessee shall pay to Sublessor as monthly rent ("Rent") for the Premises the following amounts:

                                  Monthly Rent

During the Period                                Installment
November 1, 1987 - December 31, 1987              $116,932
January 1, 1988 - May 31, 1988                       -0-
June 1, 1988 - October 31, 1992                   $116,932
November 1, 1992 - December 31, 1997              $135,470


Rent shall be payable in advance on the Effective Date and on the first day of each calendar month thereafter and continuing throughout the Sublease Term. Rent shall be prorated, based on the number of days in the particular month, for any partial month during the Sublease Term. Rent shall be payable without deduction, offset, prior notice or demand in lawful money of the United States to Sublessor's agent, Southern Pacific Industrial Development Company ("Sublessor's Agent"), to the attention of Regional Manager, Property Management Services, File #31461, at Post Office Box 6000, San Francisco, CA 94160, or at such other place or places as Sublessor or Sublessor's Agent may from time to time direct.

5.2 Rent During Extended Term. If Sublessee elects to extend the Sublease Term pursuant to Paragraph 4.2, the annual Rent for each Extended Term shall be an amount equal to ninety percent (90%) of the fair market rental value of the Premises in relation to market conditions at the time of the extension for the uses of the Premises permitted under Paragraph 4 of the Master Lease (including, but not limited to the following market conditions: rental rates for comparable space with comparable tenant improvements; any adjustments to rent based upon direct costs (operating expenses) and taxes or rental adjustments; the size of the space; lease assumptions or contributions; the condition of the Premises vis-a-vis comparable space; leasing commissions paid or payable; methods of determining escalations; concessions, if any, granted to tenants (such as free rent, moving allowances, etc.); improvement allowances or contributions; building standard improvements; and any other relevant terms, conditions or factors which affect market rental values at the time of extension); provided, that the Rent for each Extended Term shall in no event be lower than the then existing Rent. The Rent for each Extended Term shall be determined as follows: (a) Mutual Agreement. After timely receipt by Sublessor of Sublessee's notice of exercise of the option to extend the Sublease Term, Sublessor and Sublessee shall have a period of thirty (30) days in which to agree on the Rent for the First Extended Term or the Second Extended Term, as the case may be. If Sublessor and Sublessee agree on said Rent during that period, they shall immediately execute an amendment to this Sublease stating the Rent for the applicable Extended Term. If Sublessor and Sublessee are unable to agree on the Rent for the applicable Extended Term as aforesaid, the Provisions of Paragraph 5.2(b) below shall apply.

(b) Appraisal. Within five (5) days after the expiration of the thirty (30) day period described in Paragraph 5.2(a) above, each party, at its cost and by giving notice to the other party, shall appoint an M.A.I. real estate appraiser, with at least ten (10) years full-time commercial appraisal experience and five
(5) years full-time commercial appraisal experience in the area in which the Premises are located, to appraise and set the fair market rental value of the Premises. If a party does not appoint an appraiser within five (5) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the fair market rental value. The cost of such sole appraiser shall be borne equally by the parties. If two appraisers are appointed by the parties as provided in this Paragraph 5.2(b), the two appraisers shall meet promptly and attempt to set the fair market rental value. If they are unable to agree within twenty (20) days after the last appraiser has been appointed, then the two appraisers shall select a third appraiser meeting the qualifications stated in this Paragraph 5.2(b) within thirty (30) days after appointment of the second appraiser. If they are unable to agree on the third appraiser within the time period allowed, either of the parties to this Sublease, by giving ten (10) days notice to the other party, may apply to the presiding judge of the Superior Court of Santa Clara County for the selection of a third appraiser who meets the qualifications stated above. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within twenty (20) days after the selection of the third appraiser, the majority of the appraisers shall set the fair market rental value. If the majority of the appraisers are unable to set the fair market rental value within said twenty (20) day period, the three appraisals shall be added together and the total divided by three; the resulting quotient shall be the fair market rental value and shall be deemed incorporated herein. Provided, however, that if any appraisal differs from the median appraisal by an amount equal to more than ten percent (logo) of such median appraisal, that appraisal shall be disregarded, and the average of the remaining appraisals (or the remaining appraisal) shall be the fair market rental value. The terms of this Paragraph 5.2 shall control the definition and determination of "fair market rental value" and the procedure used to make such determination and the jurisdiction of the appraisers is so limited. Any determination hereunder shall be binding on the parties absent fraud or gross error and may be entered as a judgment in court. The appraisers shall have no right to alter, vary or amend the provisions of this Paragraph 5.2 in making their determination hereunder. Either party may submit evidence to the appraisers as to the fair market rental value of the Premises so long as each party provides the other party with a copy of the same to allow rebuttal evidence. Evidentiary hearings shall not be held for purposes of determining fair market rental value. The determination of the appraisers, or each appraiser, if applicable, shall be set forth in detail, in writing, including the information and data forming the basis of the determination.

5.3 Late Charge. Sublessee hereby acknowledges that late payment by Sublessee to Sublessor of Rent will cause Sublessor to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Sublessor by the terms of the Master Lease. Accordingly, Sublessee shall pay to Sublessor's Agent, as Charges, without the necessity of prior notice or demand, a late charge equal to two percent (2%) of any installment of Rent which is not received by Sublessor's Agent within fifteen (15) days after the due date for such installment. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Sublessor will incur by reason of late payment by Sublessee. In no event shall this provision for a late charge be deemed to grant to Sublessee a grace period or extension of time within which to pay any installment of Rent or prevent Sublessor from exercising any right or remedy available to Sublessor upon Sublessee's failure to pay such installment of Rent when due, including without limitation the right to terminate the Sublease. In the event any installment of Rent is not received by Sublessor's Agent by the thirtieth (30th) day after the due date for such installment, such installment shall bear interest at an annual rate set forth in Paragraph 10 below, commencing on the thirty-first (31st) day after the due date for such installment and continuing until such installment is paid in full. In addition, Sublessee shall pay all reasonable costs and attorneys' fees incurred by Sublessor in the collection of such amounts.

5.4 Charges. Sublessee shall timely pay all taxes, charges, costs and expenses and other sums which Sublessee is required to pay hereunder (together with all interest and charges that may accrue thereon in the event of Sublessee's failure to pay the same), and all damages, costs and expenses which Sublessor may incur by reason of any default by Sublessee (collectively, "Charges"). The obligation to pay Rent and Charges shall commence on the Commencement Date. In the event of nonpayment by Sublessee of any Charges, Sublessor shall have all of the same rights and remedies with respect thereto as Sublessor has for the nonpayment of Rent, including, without limitation, the rights and remedies available pursuant to California Civil Code Sections 1941.2 and 1941.4, or any successor or replacement statute.

6. Taxes.

6.1 Payment of Taxes. At least twenty (20) days prior to delinquency, Sublessee shall pay any and all taxes, assessments or other charges (other than those charges assessed by reason of Sublessor's default under the Master Lease to the extent not caused by an Event of Default) (i) payable by Sublessor pursuant to the Master Lease, or (ii) payable by Sublessor as owner of the Premises if and when Sublessor acquires fee title to the same. Sublessor will advise Sublessee and provide Sublessee with copies of all notices, levies and assessments of taxes and other charges respecting the Premises after receiving notification from Lessor of the same. Sublessor shall use reasonable efforts to arrange for any and all notices, levies and assessments of taxes and other charges to be sent directly to Sublessee. If any notices, levies and/or assessments of taxes and other charges are delivered directly to Sublessee or the Premises by any tax authority, Sublessee shall notify Sublessor of the same and shall pay such taxes, assessments or charges directly to the taxing authority twenty (20) days prior to delinquency and provide Sublessor with written evidence of such payment at least twenty (20) days prior to delinquency. If any notices, levies and/or assessments of taxes and other charges are delivered to Sublessee by either Lessor or Sublessor, Sublessee shall pay such taxes, assessments or charges to Lessor or Sublessor, as the case may be, at least twenty (20) days prior to delinquency. To the extent permitted by the Master Lease or if Lessor otherwise consents thereto, Sublessee's payment of taxes and assessments may, at Sublessee's election, be paid in installments as may be permitted by law or the taxing authority.

Pursuant to Paragraph 3(b) of the Master Lease, Sublessor has the right to contest in the name of Lessor, or in its own name, any tax, levy or assessment which Sublessor is required to pay thereunder, in whole or in part. If Sublessee wishes to contest the payment of any tax, levy or assessment, then Sublessee shall have the right to contest the same in the name of Lessor (to the extent permitted by the Master Lease), in the name of Sublessor, or in its own name. Sublessor shall execute all documents necessary or appropriate to effectuate the contest and will use reasonable efforts to cause Lessor to do the same. Any steps, actions or proceedings instituted by Sublessee shall be at the expense of Sublessee. Sublessee shall indemnify and hold Sublessor harmless from and against all loss, cost, liability, claims, damages and expenses (including without limitation reasonable attorneys' fees), penalties and fines incurred in connection with or arising from the taking of any such action by Sublessee.

6.2 Substitute Taxes. Should the State of California or any political subdivision thereof (including the County of Santa Clara or City of Cupertino) levy or impose a tax, assessment, license fee or other charge upon the Master Lease, this Sublease, the estate created by the Master Lease or this Sublease, or upon Lessor (or Sublessor) by reason of its ownership of the fee interest in the Premises, or upon the rents or other income of the Lessor or Sublessor from the Premises. and such tax, assessment, license fee or other charge is assessed, in whole or in part, in lieu of property taxes anchor assessments pursuant to Paragraph 3(e) of the Master Lease, there shall be an equitable allocation of such tax between Lessor and Sublessor, based upon the extent to which Lessor can reasonably establish that such new tax is a substitute for real property taxes assessed against the Premises for the fiscal period next preceding enactment of the new tax. Sublessor and Sublessee shall meet and confer in order to determine what the parties believe to be an equitable allocation of such tax as between Lessor and Sublessor. Sublessor shall present such determination to Lessor as an appropriate equitable allocation. The portion so allocated to Sublessor by Lessor shall be passed on to Sublessee accordingly.

7. Maintenance of Premises. Sublessor shall not be responsible to Sublessee for furnishing any service, maintenance or repairs to the Premises, including without limitation all structural and nonstructural portions of the roof, it being understood that such obligations, if any, are either those of Lessor pursuant to the Master Lease or those of Sublessee, pursuant to this Sublease. The foregoing notwithstanding, if any dispute arises between Lessor and Sublessor regarding the obligation to maintain and repair the structural portions of the Premises "including without limitation concrete walls, footings, concrete slab or roof structure), or Lessor fails to maintain or repair the same after the enforcement provisions of Paragraph 2.1 above have been effectuated, Sublessor shall perform the required maintenance or repair (except with respect to the roof, which maintenance and repair obligations Sublessee shall perform at its sole cost and expense), at its sole cost and expense. The foregoing notwithstanding, Sublessee shall maintain and repair all structural portions of the Premises which have been constructed, altered, modified or improved by Sublessee if, and to the extent, any such construction, alteration, modification or improvement would give rise to a defense by Lessor to its repair and maintenance obligations under the Master Lease.

8. Use. Sublessee shall be entitled to use the Premises for any uses permitted under Paragraph 4 of the Master Lease (but not for underground storage facilities and only for aboveground storage facilities reasonably necessary for Sublessee's use of the Premises) and for no other purpose without the prior written consent of Sublessor. Sublessee shall not do or suffer anything to be done upon the Premises which will cause structural injury to the Premises. If any act on the part of Sublessee or use of the Premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's insurance expense under the Master Lease, if any, said additional expense shall be paid by Sublessee to Sublessor upon demand.

9. Notices.

9.1 General. Any notice required or desired to be given under this Sublease shall be in writing and all notices shall be given by personal delivery or by a commercial courier service which guarantees overnight delivery. The parties hereto intend that the notice requirements contained in this Sublease shall supersede those contained in the California Code of Civil Procedure Section 1161 and any successor or replaces, statute, and that any notice served in accordance with the requirements hereof shall be sufficient for the purposes of such statutory requirements. All notices delivered by courier shall be paid for by the sender and addressed to the addresses set forth in the Summary of Sublease Provisions. Either party may change its address for purposes of notice by giving notice Of such change of address to the other party in accordance with the provisions of this paragraph at least ten (10) days before the effective date of the change. Any notice given pursuant to this Paragraph 9.1 shall be deemed served when delivered by personal service, with delivery evidenced by a signed receipt, or the day of delivery by the commercial courier service, as evidenced by its signed receipt.

9.2 Notices from Lessor. Sublessee shall send to Sublessor's Agent a copy of all notices and other communications it shall receive from Lessor (including, without limitation, any notices of default) which pertain to the Premises, the Master Lease or this Sublease within forty-eight (48) hours of receiving a notice or other communication. Sublessor's Agent (or Sublessor, if Sublessor receives the notice) shall send to Sublessee a copy of all notices and other communications it shall receive from Lessor (including, without limitation, any notices of default) which pertain to the Premises, the Master Lease or this Sublease within forty-eight (48) hours of receiving a notice or other communication.

10. Interest. Any payment due from one party to the other (except for Rent which is addressed below) shall bear interest from the date due until paid, at the rate of ten percent (10%) per annum. Rent not received by Sublessor within thirty (30) days after the same is due shall bear interest from the thirty-first
(31st) day after the due date until paid, at the rate of ten percent (10%) per annum. Notwithstanding the foregoing, any nonrecurring payment due from one party to the other, including, without limitation, payments due under Paragraphs
16.4.2 and 19 below, shall not bear interest until ten (10) days following delivery of written notice from one party to the other that said payment is due. In addition, Sublessee shall pay all reasonable costs and attorneys' fees incurred by Sublessor in the collection of such amounts.

11. Damage and Destruction. Neither Sublessor nor Sublessee shall have any obligation to rebuild, restore or repair all or a portion of the Premises in the event of any damage or destruction thereto, but Sublessor shall use reasonable efforts to cause Lessor to perform its obligation to do so pursuant to Paragraph
2.1 above. If Lessor elects to terminate the Master Lease pursuant to the terms and conditions of Paragraph 8 of the Master Lease, this Sublease shall terminate concurrently therewith without any liability of Sublessor to Sublessee. If Sublessor is entitled to terminate the Master Lease pursuant to Paragraph 8 thereof, then Sublessee may elect to terminate this Sublease by written notice delivered to Sublessor within one hundred fifty (150) days from the destructive event.

If Sublessor is entitled to terminate the Master Lease pursuant to Paragraph 8 thereof and Sublessor desires to so terminate the Master Lease, Sublessor shall provide Sublessee written notice of Sublessor's intention to terminate the Master Lease within one hundred twenty (120) days of the destructive event. Sublessee shall approve or disapprove Sublessor's intention by written notice delivered to Sublessor within one hundred fifty (150) days of the destructive event. If Sublessee approves Sublessor s intention to terminate the Master Lease, then Sublessor may notify Lessor of Sublessor's election to terminate the Master Lease pursuant to

Paragraph 8 thereof and this Sublease shall terminate concurrently with the termination of the Master Lease. If Sublessee desires to continue the Sublease and disapproves Sublessor's intention to terminate the Master Lease, then Sublessor shall not terminate the Master Lease and the Sublease shall continue. Except as expressly provided herein, Sublessee waives any other rights to terminate this Sublease, including without limitation any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which provisions relate to the termination of the hiring of a thing upon its substantial damage and destruction. In the event of any damage or destruction to the Premises, the then-current Rent shall be proportionately reduced in the same proportion and for the same period that the rent paid by Sublessor to Lessor for the Premises is reduced pursuant to Paragraph 8 of the Master Lease. All other amounts due pursuant to this Sublease shall continue unaffected or shall be abated in the same proportion and for the same period that such amounts are abated to Sublessor pursuant to Paragraph 8 of the Master Lease.

12. Condemnation. If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, this Sublease shall, as to the part so taken, terminate as of the date title shall vest in or possession is taken by the condemnor or purchaser, and the Rent payable hereunder for the portion of the Premises remaining shall be proportionately reduced according to the extent to which such taking shall interfere with or curtail Sublessee's business on the Premises. Provided Sublessor has the right to terminate the Master Lease under the conditions described in Paragraph 9 thereof, Sublessee shall have the right to terminate this Sublease by delivering to Sublessor written notice of its intention to terminate the Sublease within ten (10) days following the date of said taking. For purposes of the foregoing, Sublessee's then business operations in the Premises shall be deemed Sublessor's and Sublessee's judgments regarding the suitability of the Premises for its business operations shall be binding on Sublessor. In such event, this Sublease shall terminate, effective as of the date of such taking, pursuant to Paragraph 9 of the Master Lease. Any award received by Sublessor or Sublessee as a result of the taking of all or a portion of the Premises under any right of eminent domain, or any transfer in lieu thereof, shall belong to Sublessor, however, Sublessee shall receive from Sublessor's award or portion of the award (i) the value of Sublessee's trade fixtures, equipment and other property installed by it, moving expenses, (ii) seventy-five percent (75%) of the value, if any, of Sublessee's interest or subleasehold estate, if any, and (iii) other special damages provable in the condemnation action.

13. Insurance. All insurance policies required to be carried by Sublessee pursuant o Paragraph 27 of the Master Lease shall name Lessor, Sublessor and Sublessor's Agent (with respect to the insurance required to be carried by Sublessee pursuant to Paragraph 27(b) of the Master Lease) as additional insureds and shall provide that such policy or policies shall not be subject to cancellation or change except after at least thirty (30) days prior written notice to Lessor, Sublessor and Sublessor's Agent. 14. Lessor's and Sublessor's Consent. If Sublessor approves any matter requiring Sublessor's consent herein and such matter further requires Lessor's approval under the Master Lease, or if only Lessor's consent is required under the Master Lease, Sublessor shall promptly submit the same to Lessor and shall use Sublessor's reasonable efforts (with Sublessor and Sublessee each bearing one-half (1/2) of the costs and expenses associated therewith in the manner set forth in Paragraph 2.1 above) to obtain Lessor's approval of such matter. If Sublessor does not consent to any matter as to which its consent is required hereunder, Sublessor shall advise Sublessee, in writing, in reasonable detail, of the basis for its decision. Sublessor shall use reasonable efforts to obtain similar information from Lessor, where Lessor does not consent to any matter as to which its consent is required pursuant to the Master Lease. Any approvals required to be given by Sublessor to Sublessee hereunder (including approvals under Paragraph 15 below) shall not be unreasonably withheld or delayed, and, if such approval or disapproval is not given within thirty (30) days (or such longer or shorter time period as may otherwise be permitted by this Sublease or the Master Lease) following Sublessee's written request for the same, the matter shall be deemed approved by Sublessor unless such approval would cause a default under the Master Lease. In no event, however, shall Sublessor's disapproval be deemed unreasonable if (but only for so long as) Lessor has disapproved of such matter (but Lessor's disapproval shall not be considered either evidence or an admission of the reasonableness thereof) nor shall Sublessor have any liability to Sublessee by reason thereof, other than by reason of a breach by Sublessor of its obligations under this Sublease.

15. Assignment and Subletting.

15.1 Prohibitions in General.

(a) Transfer. Sublessee shall not (whether voluntarily, involuntarily, or by operation of law) (i) assign this Sublease or allow all or any part of the Premises to be sublet, occupied, or used by any person or entity other than Sublessee, (ii) transfer any right appurtenant to this Sublease or the Premises, or (iii) permit any person to assume or succeed to any interest whatsoever in this Sublease (collectively, "Transfer"), without Sublessor's prior written consent in each instance, which consent shall not be unreasonably withheld, subject, nevertheless, to the restrictions, limitations and conditions set forth in this Paragraph 15. The foregoing notwithstanding, Sublessee may sublease up to an aggregate of thirty thousand (30,000) square feet of the Premises without Sublessor's prior written consent, but subject to all other restrictions, limitations and conditions, applicable to a Transfer, contained in this Paragraph 15. With respect to (A) subleases for less than thirty thousand (30,000) square feet of the Premises, and (B) Affiliate Transfers (defined in Paragraph 15.6 below), Sublessee may nevertheless request Sublessor's consent thereto for purposes of Paragraph 24.2(i), which consent shall not be unreasonably withheld. Any Transfer contrary to the provisions of this

Paragraph 15 shall constitute an Event of Default and shall be voidable by Sublessor, except where such Transfer is rescinded within thirty (30) days of Sublessor's written notice to Sublessee of Sublessor's disapproval of or withholding of consent to such Transfer. Sublessor's consent to any one Transfer shall not constitute a waiver of the provisions of this Paragraph 15 as to any subsequent Transfer nor a consent to any subsequent Transfer. Sublessor's consent to any one Transfer shall not release Sublessee from Sublessee's obligations under this Sublease. Except as otherwise provided in this Paragraph 15, the effectiveness of a proposed Transfer is conditioned upon Sublessor's written consent to the same. The Transfer shall be valid and the Transferee (defined in Paragraph 15.3) shall have the right to take possession of the Premises only if an executed counterpart of the assignment, sublease or other document evidencing the Transfer is delivered to Sublessor and such transfer document is consistent with the information set forth in Sublessee's notice given to Sublessor pursuant to Paragraph 15.3, or any modifications thereto to which Sublessor has a right to consent and has consented to in writing.

(b) Hypothecation. Notwithstanding any other provision of this Sublease, Sublessee shall not (whether voluntarily, involuntarily, or by operation of law) hypothecate, mortgage or encumber as security Sublessee's interest in this Sublease or in the Premises (or otherwise use the Sublease as a security device), without Sublessor's prior written consent in each instance, which consent may be withheld in Sublessor's sole and absolute discretion. Any hypothecation, mortgage or encumbrance (collectively "Hypothecation") without Sublessor's consent shall constitute a default by Sublessee and shall be void. Sublessor's consent to any one Hypothecation shall not constitute a waiver of the provisions of this Paragraph 15 as to any subsequent Hypothecation nor a consent to any subsequent Hypothecation. All Hypothecations are subject to Paragraphs 15.7 through 15.9 below.

15.2 Transfer Agreement. As a condition to the effectiveness of any Transfer, the document evidencing the Transfer between Sublessee and Sublessee's assignee, subsublessee, or transferee (collectively, "Transferee") shall include a provision that Sublessee's Transferee expressly assumes those obligations of Sublessee under this Sublease so delineated in the document evidencing the
Transfer, and shall be and remain jointly and severally liable with Sublessee for the performance of those obligations under this Sublease from the effective date of the Transfer. Sublessee shall remain liable for the performance of all conditions, covenants, and obligations under this Sublease, whether or not such conditions, covenants, and obligations have been expressly assumed by the Transferee. As a condition to any Hypothecation (and without limiting Sublessor's right to withhold consent to any Hypothecation in Sublessor's sole discretion) of Sublessee's interest in this Sublease or the Premises, the document evidencing the Hypothecation between Sublessee and Sublessee's encumbrances, hypothecatee or mortgagee (collectively "mortgagee") shall include- a provision that when Sublessee's Mortgagee succeeds to Sublessee's interest through foreclosure or otherwise, Sublessee's Mortgagee shall expressly assume all obligations of Sublessee under this Sublease, other than uncurable Events of Default, shall be bound by all Provisions of this Sublease and shall be and remain jointly and severally liable with Sublessee for the performance of all conditions, covenants and obligations under this Sublease from the date that such Mortgagee succeeds to Sublessee's interest in this Sublease or the Premises.

15.3 Request for Transfer. Sublessee shall give Sublessor twenty (20) days prior written notice of any desired Transfer, which notice shall include the following information: (i) the term or duration of such Transfer; (ii) the nature of the Transfer; (iii) the name and legal composition of the proposed Transferee; (iv) the allocation of responsibilities and obligations between Sublessee and the proposed Transferee; (v) an audited financial statement prepared in accordance with generally accepted accounting principles (or a statement providing equivalent information and evidencing the truth and completeness of the information contained therein) of the proposed Transferee dated as of a date, and for the period ending on such date, which is within fifteen (15) months prior to the proposed effective date of the Transfer; (vi) the nature of the proposed Transferee's business to be carried on in the Premises (including, without limitation, any proposed use of Hazardous Materials); and (vii) the payment to be made or other consideration to be given on account of the Transfer; all in reasonably sufficient detail to enable Sublessor to evaluate the proposed Transfer and the prospective Transferee. Sublessee's notice shall not be deemed to have been served or given until such time as Sublessee has provided Sublessor with all information specified above, but Sublessor shall promptly notify Sublessee of any missing or incomplete information. Sublessee shall immediately notify Sublessor of any modification to the foregoing items. Sublessor's consent to any Transfer for which consent is required or requested hereunder shall be based on the financial ability of the Transferee to perform its obligations under the proposed Transfer (including, but not limited to, the obligations set forth in Paragraph 28 of this Sublease) and whether the Transferee's proposed use is permitted by the Master Lease and this Sublease.

15.4 Excess Rents. Sublessor shall be entitled to one-fourth (1/4) of any Excess Rents (defined below) payable by any Transferee and Sublessee shall pay such amount to Sublessor as and when the same is received by Sublessee following recovery of the Costs (defined below) incurred by Sublessee in connection with said Transfer. "Excess Rents" shall mean any and all rents, payments, charges or other consideration received by Sublessee from a Transferee in excess of the Rent and Charges payable by Sublessee to Sublessor (calculated on a "per square foot" basis if less than the entire Premises is the subject of the Transfer) after recovery by Sublessee of the following ("Costs"): (a) all costs incurred in connection with the Transfer, including attorneys' fees, brokers' commissions, allowances, concessions, the cost of constructing improvements and the cost of Sublessee's performance under any sub-sublease (if other than a net lease), and (b) the unamortized cost of any improvements to or personal property (to the extent included for purposes of calculating "rent" under this Paragraph
15) the Premises constructed O. paid for by Sublessee (Sublessee hereby acknowledging that the Tenant Improvements will be fully amortized during the initial Sublease Term) in the portion of the Premises that is the subject of the Transfer, in each case, so long as the term of the Transfer is for the full Sublease Term (including any option to extend the Sublease Term which must be exercised by Sublessee pursuant to Sublessee's agreement with the Transferee). Otherwise, Sublessee shall only be entitled to recovery of a pro rata portion of the unamortized cost of its improvements amortized over the term of the Transfer. For the purposes of this Paragraph 15, the term "rent" shall include any consideration of any kind received, or to be received, by Sublessee (or from any subtenant of Sublessee) from the Transferee, if such sums are related to Sublessee's interest in this Sublease or in the Premises, including, but not limited to, key money and payments for Sublessee's personal property in excess of the unamortized cost or book value thereof. The term "personal property" as used in this subsection shall refer to fixtures, inventory, good will, equipment and furniture.

15.5 Sublessor's Rights. If Sublessee seeks to make any Transfer of its interest in this Sublease or the Premises, Sublessor shall have the right to condition its consent to such Transfer on the requirement that either Sublessee or the proposed Transferee cure, on or before the proposed effective date of such Transfer, any and all uncured Events of Default; provided, however, in no event shall Sublessor's failure to condition its consent upon such cure be deemed to be a waiver of any such Event of Default or Sublessor's rights and remedies under this Sublease or law in regard thereto. If the cure period for any Event of Default has not expired by the date upon which Sublessor must respond to a request for consent to a Transfer in accordance with this Paragraph 15, then the period within which Sublessor must respond shall be extended, at Sublessor's option, to the date following the day on which the cure period for such existing Event of Default expires. If Sublessor elects to impose such cure as a condition to its consent and such condition is not satisfied by the effective date of the Transfer, the Transfer shall be voidable at Sublessor's option.

15.6 Corporations and Partnerships. If Sublessee is a partnership, a withdrawal or substitution (whether voluntary, involuntary or by operation of law and whether occurring at one time or over a period of time) of any general partner(s) owning more than fifty percent (50%) of any interest in the capital or profits of the partnership, or the dissolution of the partnership shall be deemed a Transfer of this Sublease. If Sublessee is a corporation, the capital stock of which is not publicly traded, any dissolution, merger, consolidation or other reorganization of Sublessee, any sale or transfer (or cumulative sales or transfers) of the capital stock of Sublessee in excess of fifty percent (50%), or any sale (or cumulative sales) of fifty-one percent (51%) of the value of the assets of Sublessee shall be deemed a Transfer of this Sublease. Notwithstanding the foregoing, Sublessee may, without Sublessor's prior written consent. enter into any Transfer with: (i) a subsidiary, affiliate, division or corporation controlled by or under common control with Sublessee; or (ii) a successor corporation related to Sublessee by merger, consolidation, non-bankruptcy reorganization, or government action ("Affiliate Transfers"). Upon request from Sublessee, Sublessor shall execute an acknowledgement, in form reasonably satisfactory to Sublessor, evidencing that Sublessor's consent is not required for a Transfer meeting the criteria herein set forth.

15.7 Reasonable Provisions. Sublessee expressly agrees that the provisions of this Paragraph 15 are not unreasonable standards or conditions for purposes of
Section 1951.4(b)(2) of the California Civil Code, as amended from time to time.

15.8 Subject to Master Lease. Sublessee acknowledges that any Transfer or Hypothecation hereunder is subject to the terms and conditions of the Master Lease.

15.9 Miscellaneous. Regardless of Sublessor's consent, no Transfer or Hypothecation shall release Sublessee of Sublessee's obligations hereunder or alter the primary liability of Sublessee to pay the Rent and Charges and to perform all other obligations to be performed by Sublessee hereunder. The acceptance of Rent or Charges by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision hereof. In the event of default by any Transferee, Mortgagee or any successor of Sublessee in the performance of any of the terms hereof, Sublessor may proceed directly against Sublessee without the necessity of exhausting remedies against said Transferee, Mortgagee or successor. Sublessor may consent to subsequent Transfers or Hypothecations of this Sublease or amendments or modifications to this Sublease with any Transferee, Mortgagee or successor of Sublessee, without notifying Sublessee, or any successor of Sublessee, and without obtaining its or their consent thereto and such action shall not relieve Sublessee of liability under this Sublease, except that Sublessee shall not be bound by any amendment or modification to which Sublessee has not consented.

Sublessee acknowledges that Sublessor's right, in its reasonable discretion, to withhold consent to a proposed Transfer described in Paragraph 15.1(a)(ii) or 15.1(a)(iii) and all other provisions of this Paragraph 15 are commercially reasonable, agreed-upon and bargained-for rights of Sublessor and that the Rent and Charges set forth in the Sublease have taken into consideration Sublessor's rights under this Paragraph 15.

16. Default and Remedies.

16.1 Events of Default. The term "Event of Default" as used in this Sublease shall mean the occurrence of any of the following events:

(a) Sublessee's failure to pay when due any Rent or Charges, where such failure shall continue for a period of ten (10) days after written notice thereof from Sublessor to Sublessee;

(b) Unless actively and diligently contested. by Sublessee, commencement and continuation for at least sixty (60) days of any case, action or proceeding by, against or concerning Sublessee under any federal or state bankruptcy, insolvency or other debtor's relief law, including without limitation, (i) a case under Title 11 of the United States Code concerning Sublessee, whether under Chapter 7, 11, or 13 of such Title or under any other Chapter, or (ii) a case, action or proceeding seeking Sublessee's financial reorganization or an arrangement with any of Sublessee's creditors;

(c) Voluntary appointment of a receiver, trustee, keeper or other person who takes possession for more than sixty (60) days of substantially all of Sublessee's assets used in Sublessee's business on the Premises, regardless of whether such appointment is as a result of insolvency or any other cause;

(d) Unless actively and diligently contested by Sublessee, involuntary appointment of a receiver, trustee, keeper or other person who takes possession for more than sixty (60) days of substantially all of Sublessee's assets used in Sublessee's business on the Premises, regardless of whether such appointment is as a result of insolvency or any other cause;

(e) Execution of an assignment for the benefit of creditors of substantially all assets of Sublessee available by law for the satisfaction of judgment creditors;

(f) Commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) the entity of Sublessee if Sublessee is a corporation or a partnership, which proceedings are not dismissed within sixty (60) days;

(g) Levy of a writ of attachment or execution on Sublessee's interest under this Sublease, if such writ is not being contested and continues for a period of sixty (60) days;

(h) Transfer or Hypothecation or attempted Transfer or Hypothecation of this Sublease or the Premises by Sublessee contrary to the provisions of Paragraph 15 above, except where such Transfer or Hypothecation is rescinded within thirty
(30) days of Sublessor's written notice to Sublessee of Sublessor's disapproval of or withholding of consent to such Transfer or Hypothecation;

(i) The failure of Sublessee promptly to observe or perform any of the terms, covenants, conditions, warranties or other provisions contained in Paragraph 28 below, where Sublessee fails to commence to cure within seven (7) days after written notice thereof from Sublessor and to complete the cure within a period of thirty (30) days after said written notice from Sublessor; provided, however, that if the nature of Sublessee's default is such that more than thirty (30) days are reasonably required for its cure, then no Event of Default shall exist if Sublessee commences to cure within said seven (7) day period and thereafter diligently prosecutes such cure to completion; or

(j) Breach by Sublessee of any other term, covenant, condition, warranty or other provision contained in this Sublease (which shall incorporate all exhibits attached hereto), where such breach shall continue for a period of ninety (90) days after written notice therefrom from Sublessor to Sublessee of the nature of such default.

Any notice given by Sublessor to Sublessee pursuant to (a), (h), (i) or (j) above shall be delivered to both addresses of Sublessee set forth on the Summary of Sublease Provisions (including the copy address) and if so delivered shall be sufficient notice for the purpose of California Code of Civil Procedure Section 1161, or any successor or replacement statute, if served in accordance with the requirements of Paragraph
9.1 above and no additional notice shall be required in order for Sublessor to commence an unlawful detainer proceeding. Sublessor shall take such steps as are reasonably necessary to mitigate any damages resulting from a default by Sublessee.

16.2 Remedies. Upon any default by Sublessee, Sublessor shall have the following remedies, in addition to all other rights and remedies provided by law, to which Sublessor may resort cumulatively, or in the alternative:

16.2.1 Termination. Upon any default by Sublessee, Sublessor shall have the right (but not the obligation) to terminate this Sublease and Sublessee's right to possession of the Premises. If Sublessor has given Sublessee written notice pursuant to Paragraph 16.1(a) or (i) above, then Sublessor shall not be required to give Sublessee any additional notice terminating this Sublease. Upon termination of this Sublease, Sublessor shall have the right to recover from
Sublessee:

(a) The worth at the time of award of the unpaid Rent and Charges which had been earned at the time of termination:

(b) The worth at the time of award of the amount by which the Rent and Charges which would have been earned after termination until the time of award exceeds the amount of such rental loss that Sublessee proves could have been reasonably avoided;

(c) The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the Rent and Charges for the balance of the Sublease Term after the time of award exceed the amount of such rental loss that Sublessee proves could be reasonably avoided;

(d) Any other amounts necessary to compensate Sublessor for all detriment proximately caused by the default by Sublessee or which in the ordinary course of events would likely result, including without limitation any of the following as may be permitted by law:

      (i) Expenses in retaking possession of the Premises:

      (ii) Expenses for cleaning, repairing or restoring the Premises;

      (iii) Any unamortized real estate brokerage commission paid in connection with this Sublease;

      (iv) Expenses for removing, transporting, and storing any of Sublessee's property left at the Premises (although Sublessor shall have no obligation to remove, transport, or store any such property);

      (v) Expenses of reletting the Premises, including without limitation, brokerage commissions and attorneys' fees;

      (vi) Attorneys' fees and court costs; and (vii) Costs of carrying the Premises such as repairs, maintenance, taxes and insurance premiums, utilities and security precautions (if any) to the extent such costs are not included in the calculation of the award described in subparagraphs
      (a), (b) and (c) above.

Sublessor   acknowledges   that  the   itemization  of  costs  and  expenses  in
Subparagraphs (i) through (vii) above does not constitute an admission by Sublessee that Sublessor is permitted by law to recover such costs and expenses or shift the burden of proof of showing entitlement thereto in any action brought on account of an Event of Default, nor does Sublessee waive its right to challenge the ability of Sublessor to recover any of the costs and expenses so itemized.

(e) The "worth at the time of award" Of the amounts referred to in subparagraphs
(a) and (b) of this Paragraph 16.2.1 is computed by allowing interest at an annual rate equal to the greater of: 10% or 5% plus the rate established by the Federal Reserve Bank of San Francisco, as of the 25th day of the month immediately preceding the default by Sublessee, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, not to exceed the maximum rate allowable by law.

16.2.2 Continuance of Sublease. Upon a default by Sublessee and unless and until Sublessor elects to terminate this Sublease pursuant to Paragraph 16.2.1 above, this Sublease shall continue in effect after the default by Sublessee and Sublessor may enforce all rights and remedies under this Sublease, including without limitation, the right to recover payment of Rent and Charges as they become due and the right to request the appointment of a receiver to collect all rents not otherwise payable to Sublessor by reason of any Transfer of all or any part of the Premises or this Sublease. Neither efforts by Sublessor to mitigate damages caused by a default by Sublessee nor the acceptance of any Rent and Charges shall constitute a waiver by Sublessor of any of Sublessor's rights or remedies, including the rights and remedies specified in this Paragraph 16.2.

16.2.3 Reletting Premises. Upon a default by Sublessee, Sublessor may, at Sublessor's election, re-enter the Premises, and without terminating this Sublease, and at any time and from time to time, relet the Premises or any part or parts thereof for the account and in the name of Sublessee or otherwise. Sublessor may, at Sublessor's election, eject Sublessee or any of Sublessee's subtenants, assignees or other person claiming any right in or through this Sublease by appropriate judicial proceeding. Sublessee shall nevertheless pay to Sublessor on the due dates specified in this Sublease all sums required to be paid by Sublessee under this Sublease, plus Sublessor's reasonable expenses incurred in connection with such reletting, less the proceeds of any sublease Or reletting. The expenses allowed Sublessor shall be expenses reasonably incurred in the ordinary course of reletting the Premises. which reasonable expenses may include without limitation costs paid to retake possession of the Premises (including reasonable attorneys' fees), costs to place the

Premises in its original condition, ordinary wear and tear excepted, costs to secure new tenants (including brokers' commissions and reasonable attorneys' fees) and costs to fulfill all of' Sublessee's covenants and conditions hereunder to the end of the Sublease Term. No act by or on behalf of Sublessor under this Paragraph 16.2.3 shall constitute a lease termination unless Sublessor gives Sublessee written notice of termination as provided in Paragraph
16.2.1. Notwithstanding any prior reletting without termination, Sublessor may later elect to terminate this Sublease because of any Event of Default.

16.3 Attorneys' Fees. The defaulting party shall pay reasonable fees and costs of attorneys engaged by the non-defaulting party in collection of any amounts owing or to enforce any of the non-defaulting party's rights and remedies under this Paragraph 16 and applicable law.

16.4 Sublessor's Default.

16.4.1 Default. Sublessor shall not be in default under this Sublease unless Sublessee shall have given Sublessor written notice of the breach and, within thirty (30) days after notice, Sublessor has not cured the breach or, if the breach is such that it cannot reasonably be cured under the circumstances within thirty days, Sublessor has not commenced diligently to prosecute the cure to completion; provided, however, Sublessor shall have ten (10) days after notice from Sublessee to cure any breach involving a monetary obligation of Sublessor. This Paragraph 16.4.1 is subject to any other provision of this Sublease wherein Sublessee is granted the right to remedy any default by Sublessor.

16.4.2 Sublessee's Right to Perform Sublessor's Obligations Under the Master Lease. If Sublessor shall at any time fail to make any payment of rent when due pursuant to the terms of Paragraph 3 of the Master Lease or perform any act required to be performed by Sublessor when required under the Master Lease and notice of such failure to perform is given by Lessor, Sublessee may make such payment on three (3) days' written notice to Sublessor, or perform such act on Sublessor's behalf upon ten (10) days' written notice to Sublessor, but shall not be obligated to do so and may do so without waiving or releasing Sublessor from any obligation under this Sublease. All sums so paid by Sublessee and all penalties, interest (pursuant to Paragraph 10 above), and costs incurred in connection with such performance of any obligation of Sublessor shall be due and payable by Sublessor upon demand by Sublessee, unless Sublessor performs such obligation within the notice period hereunder and provides Sublessee with written evidence that it has performed the same, in which event Sublessor shall have no liability to Sublessee for the foregoing.

The foregoing notwithstanding, if any dispute arises between Sublessor and Lessor over the payment of rent under the Master Lease and Sublessor has contested and is actively pursuing a resolution of said dispute, Sublessee shall not be entitled to pay any rent to Lessor which Lessor claims due under the Master Lease in excess of the rent due pursuant to the terms of Paragraph 3 of the Master Lease. In such event, Sublessor shall protect Sublessee's rights pursuant to this Sublease and prevent its termination, but without waiver of any rights Sublessor may have, including the right to withhold payment or to make payment under protest of all or a portion of the rent in excess of that Sublessor believes is due to Lessor under the Master Lease.

17. Quiet Enjoyment. Sublessor covenants and agrees with Sublessee that:

(a) Upon Sublessee paying Rent and Charges and performing its covenants and conditions under this Sublease, Sublessee shall and may peaceably and quietly have, hold and enjoy the Premises for the Sublease Term, subject, however, to the terms of this Sublease, the rights reserved by Sublessor hereunder and all matters to which this Sublease is subject and subordinate; and

(b) Sublessor has good and sufficient title to the leasehold interest in the Premises, free and clear of all liens, encumbrances, covenants, conditions, restrictions, easements, exceptions or other limitations, except those covenants, conditions, restrictions, easements, encumbrances or exceptions now of record or hereafter placed of record to which this Sublease is subordinated as required pursuant to the Master Lease.

(c) Sublessor will at all times save and hold Sublessee free and harmless from any claim, demand, cause of action or other act relating to Sublessor's title to the leasehold estate in the Premises (other than as expressly provided herein) which interferes with the quiet, peaceful and exclusive use and enjoyment of the Premises, or any part thereof, including but not limited to reasonable costs and attorneys' fees incurred by Sublessee in defending any interference or threatened inference therewith.

18. Right of Entry. All references to "Lessor" in Paragraph 16 of the Master Lease shall mean both Lessor and Sublessor. Notwithstanding the foregoing, Sublessee shall have the right from time to time or at any time in connection with the exercise by Sublessor of its access rights hereunder to designate portions of the Premises as to which access shall be controlled and regulated by Sublessee (such as areas of the Premises which are subject to regulation on account of Sublessee's confidentiality requirements). Sublessor shall abide by the controls and regulations imposed by Sublessee with respect to such portions of the Premises and shall also use reasonable efforts to impose the same requirements on Lessor with respect to its rights of access to the Premises under the Master Lease.

19. Sublessor's Right to Perform Sublessee's Covenants. Except as otherwise provided herein, if Sublessee commits an Event of Default, Sublessor may, without further notice to Sublessee, but shall not be obligated to and without waiving or releasing Sublessee from any obligation under this Sublease, make such payment or perform such other act to the extent that Sublessor is required pursuant to the Master Lease or to protect the Premises, and in connection therewith, pay expenses and employ counsel. All sums so paid by Sublessor and ail penalties, interest (pursuant to Paragraph 10 above) and costs incurred in connection therewith shall be due and payable by Sublessee upon demand by Sublessor.

20. Surrender of Premises. On the last day of the Sublease Term or upon sooner termination of this Sublease, Sublessee shall surrender the Premises to Sublessor in good, broom clean condition (reasonable wear and tear, acts of God, condemnation and casualties excepted), subject to the requirements of the Master Lease. The foregoing notwithstanding, with respect to casualties covered by the insurance required to be carried by Sublessee pursuant to Paragraph 27 of the Master Lease, Sublessee shall assign all insurance proceeds received by Sublessee and payable to Lessor under the Master Lease to Sublessor. Sublessee shall remove from the Premises all of Sublessee's personal property, trade fixtures and those alterations, improvements and modifications required by Sublessor to be removed under Paragraph 5 of the Master Lease as incorporated under Paragraph 3.4 above, or required by Lessor to be removed pursuant to Paragraph 5 of the Master Lease. All personal property and trade fixtures not so removed shall be deemed abandoned by Sublessee. Furthermore, Sublessee shall immediately repair all damage to the Premises caused by any such removal. If the Premises are not so surrendered at termination of this Sublease, Sublessee shall indemnify Sublessor against any loss or liability resulting from delay by Sublessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding sublessee or tenant or losses to Sublessor due to lost opportunities to lease to succeeding tenants.

21. Option to Purchase. Subject to the provisions of Paragraphs 29 and 30 of the Master Lease and Paragraph 22 of this Sublease, Sublessor grants to Sublessee the option to purchase the Premises during the Sublease Term ("Option to Purchase"), provided Sublessee first exercises its option to extend the Sublease Term for the First Extended Term pursuant to Paragraph 4.2 above, on the following terms and conditions:

(a) Notice. Sublessee shall give Sublessor's Agent written notice of its exercise of the Option to Purchase no earlier than January 1, l998 nor later than June 30, 1998.

(b) Automatic Termination. If Sublessee (i) fails to exercise this Option to Purchase strictly in accordance with the terms of this paragraph or (ii) assigns this Option to Purchase, other than as part of a valid Transfer of at least seventy-five percent (75%) of the Premises under Paragraph 15 above, then this Option to Purchase and all rights of Sublessee hereunder shall automatically and immediately terminate without notice, and each party shall be discharged of its obligations hereunder. In addition, upon termination of Sublessor's option to purchase the Premises in accordance with the terms of Paragraph 29 of the Master Lease, Sublessee's Option to Purchase under this Paragraph 21 shall terminate (except as provided in Paragraph 22.1(c) below) and each party shall be discharged of its obligations pursuant to this Paragraph 21.

(c) Sublessor to Exercise Option to Purchase. If Sublessee elects to exercise this Option to Purchase, then subject to Paragraphs ,9n and 30 of the Master Lease and Paragraph 22 of this Sublease, Sublessor shall exercise its option to purchase the Premises from Lessor pursuant to Paragraph 30 of the Master Lease on behalf of Sublessee within thirty (30) days from the date Sublessee exercises this Option to Purchase. Sublessor appoints Sublessee as its special attorney-in-fact solely for the purpose of exercising Sublessor's option to purchase the Premises from Lessor pursuant to Paragraph 10 of the Master Lease and Sublessee shall have the nonexclusive right to exercise said option in Sublessor's name, if and only if Sublessor has not provided Sublessee with the written evidence of its exercise of said option to purchase under the Master Lease within thirty-five (35) days from the date Sublessee validly exercises this Option to Purchase. Accordingly, Sublessor shall not be liable to Sublessee for Sublessor's failure to exercise said Option to Purchase. Each party shall deliver to the other a copy of its exercise notice concurrently with its delivery of the same to Lessor. The foregoing notwithstanding, if an Event of Default exists at the time Sublessee exercises its Option to Purchase or at any time either party desires or is required to exercise the option to purchase pursuant to Paragraph 30 of the Master Lease, then at such time Sublessor shall not be obligated to exercise its option to purchase pursuant to Paragraph 30 of the Master Lease for Sublessee's benefit nor shall Sublessee have any right to exercise said option to purchase in Sublessor's name as special attorney-in-fact for Sublessor.

(d) Terms of Sale. Exercising this Option to Purchase as provided herein shall constitute an agreement by Sublessor to sell and by Sublessee to purchase the Premises on the following terms and conditions:

      (i) Purchase Price. The purchase price for the Premises to be paid by Sublessee to Sublessor shall be equal to the quotient obtained by dividing the annual Rent for the First Extended Term (determined pursuant to the terms of Paragraph 5.2 above) by .085.

      (ii) Payment of Purchase Price. Subject to Paragraph 30 of the Master Lease, the purchase price shall be paid by Sublessee to Sublessor, in cash at the close of escrow as set forth herein. Sublessee shall deposit in escrow, within thirty (30) days following Sublessor's exercise of its option to purchase the Premises pursuant to Paragraph 30 of the Master Lease, either the full purchase price or five percent (5%) of the purchase price and the balance in the form of lending commitments from lending institutions. To the extent permitted by the Master Lease, Sublessor shall allow Sublessee to make the election provided to Sublessor in Paragraph 30 of the Master Lease to either assume the remaining balance of any permanent loan financing encumbering the Premises at the time of closing the transaction contemplated herein, or pay any prepayment penalty in connection with the early full payment thereof. If Lessor does not allow Sublessee itself to make such election, Sublessee may require Sublessor to make such election on Sublessee's behalf.

      (iii) Close of Escrow. An escrow shall be opened at a title company of Sublessor's choice (subject to Sublessee's reasonable approval) within thirty (30) days of Sublessor's exercise of its option to purchase pursuant to Paragraph 30 of the Lease. Thc close of escrow shall occur not later than ninety (90) days thereafter and shall occur concurrently with close of escrow pursuant to Paragraph 30 under the Master Lease. The Master Lease and this Sublease shall terminate concurrently with said close of escrow.

      (iv) Closing Costs. If Lessor transfers ownership of the Premises directly to Sublessee, all escrow costs and charges shall be allocated between Lessor and Sublessee as provided in Paragraph 30 or the Master Lease. If Sublessor must first purchase the Premises from Lessor on behalf of Sublessee, all escrow costs and charges (including, without limitation any prepayment penalties charged to Sublessor pursuant to said Paragraph 30 or payable by Sublessee pursuant to Paragraph 21(d)(ii) above) for the transfer of the Premises from Lessor to Sublessor, and payable by Sublessor under Paragraph 30 of the Master Lease shall be reimbursed to Sublessor by Sublessee at the close of escrow of the transfer of the Premises from Sublessor to Sublessee. All escrow costs and charges incurred in the transfer of the Premises from Sublessor to Sublessee shall be paid by Sublessee.

      (v) Condition of Title. Sublessee shall take title to the Premises in the same condition Lessor is required to convey title to the Premises to Sublessor pursuant to Paragraph 30 of the Master Lease.

(e) No Warranties. Subject to the repair and maintenance obligations of Lessor and Sublessor and solely in Sublessee's capacity as purchaser under this Option to Purchase, Sublessee hereby: (i) acknowledges that it has inspected the Premises and observed its physical characteristics and conditions; (ii) waives any and all objections to said physical characteristics and conditions of the Premises which would be disclosed by such inspection; (iii) acknowledges and agrees that the Premises is accepted by Sublessee in its present condition, "as is," and that no patent or latent physical condition of the Premises whether or not known or discovered, shall affect the rights of either party hereto; (iv) has investigated and has knowledge of operative or proposed governmental laws and regulations including, but not limited to, zoning, environmental and land use laws and regulations to which the Premises may be subject; and (v) has neither received nor relied upon any representations concerning such laws and regulations made by Sublessor or any other person acting on or in behalf of Sublessor.

(f) Time. Time is of the essence of this Option to Purchase. If the Option to Purchase is not exercised in the manner provided herein, then the Option to Purchase shall terminate and may not be revived by any subsequent payment or further action by Sublessee.

(g) Right to Exchange. Sublessee acknowledges Lessor's right to exchange the Premises, pursuant to Internal Revenue Code Section 1031, for one or more other properties of like kind, and agrees to cooperate in and facilitate such an exchange and to accept conveyance of and acquire the Premises from a third party should Lessor elect to enter into such an exchange prior to the date set for close of escrow under the Option to Purchase, so long as Sublessee shall incur no additional costs, fees, expenses, obligations or liabilities thereby.

(h) Notice Binding Subject to the provisions Of this Paragraph 21, once Sublessee delivers notice of its exercise of the Option to Purchase, Sublessee may not withdraw such exercise.

(i) Limitation of Obligations of Sublessor; Indemnification. Except as provided in this Paragraph 21 and unless required to do so to exercise the option to purchase pursuant to Paragraph 30 of the Master Lease (in which event Sublessor shall be reimbursed by Sublessee upon the close of escrow for the conveyance of the Premises from Sublessor to Sublessee), Sublessor shall not be required to incur any costs or assume any evidence of indebtedness in connection with its exercise of the option to purchase pursuant to Paragraph 30 of the Master Lease on behalf of Sublessee. Sublessee shall indemnify, defend, protect and hold Sublessor harmless from and against any and all losses, costs, claims or liability arising in connection with the acquisition and conveyance by Sublessor of the Premises and any required assumption of indebtedness, other than as may arise due to neglect, an act, or a default hereunder by Sublessor. The indemnity and hold harmless obligation shall exist whether or not escrow between Sublessor and Sublessee closes, and shall survive the close of escrow with respect to Sublessor and Lessor, the close of escrow between Sublessor and Sublessee, and shall not merge with any deed or conveyance executed by Sublessee.

22. Right of First Refusal.

22.1 Sublessee's Right to Exercise Right of First Refusal. If Sublessor receives notice from Lessor pursuant to Paragraph 29 of the Master Lease during the Sublease Term on or before June 30, 1998, then Sublessor grants to Sublessee the right to require Sublessor to exercise Sublessor's right of first refusal as provided in Paragraph 29 of the Master Lease and thereafter convey the Premises to Sublessee on the following terms and conditions:

(a) Within three (3) days of receiving Lessor's notice of any offer to purchase all or a portion of the Premises or Lessor's offer to sell all or a portion of the Premises pursuant to Paragraph 29 of the Master Lease ("Lessor's Notice"), Sublessor shall provide Sublessee with a copy of Lessor's Notice.

(b) Sublessee shall have eight (8) days from receipt of Lessor's Notice to notify Sublessor's Agent in writing of Sublessee's election to exercise the right of first refusal offered in Lessor's Notice. If Sublessee elects to exercise the right of first refusal offered in Lessor's Notice, then Sublessor will exercise its right of first refusal pursuant to Paragraph 29 of the Master Lease on behalf of Sublessee (subject to the terms of Paragraph 22.3 below) within five (5) days from receipt of Sublessee's Notice of its elect ion to exercise.

(c) If Sublessee elects not to exercise Its first right to the right of first refusal offered in Lessor's Notice or fails to notify Sublessor's Agent within said eight (8) day period, then Sublessor's Agent shall have eight (8) days from receipt of Sublessee's notice of non-election (or from the expiration of said eight (8) Way period, whichever occurs earlier) to notify Sublessee of Sublessor's election to exercise said right of first refusal on its own behalf or not to exercise said right of first refusal. If Sublessor elects to exercise said right of first refusal on its own behalf, then Sublessee's Option to Purchase pursuant to Paragraph 21 above shall remain in full force and effect in accordance with the terms thereof. (d) If Sublessor elects not to exercise the right of first refusal offered in Lessor's Notice pursuant to subparagraph (c) above, or fails to notify Sublessee within said additional eight (8) day period, then Sublessee shall have five (5) days from receipt of Sublessor's Agent's notice of non-election (or from the expiration of said eight (8) day period, whichever occurs earlier) to notify Sublessor's Agent of Sublessee's election to exercise said right of first refusal. If Sublessee so elects to exercise the right of first refusal offered in Lessor's Notice, then Sublessor will exercise its right of first refusal pursuant to Paragraph 29 of the Master Lease on behalf of Sublessee (subject to the terms of Paragraph 22.3 below) within five (5) days from receipt of Sublessee's Notice of its election to exercise. If Sublessee does not elect to exercise the right of first refusal offered in Lessor's Notice, then the Option to Purchase shall terminate, and Sublessee shall have no further right to acquire the Premises.

(e) If Sublessee elects not to exercise the right of first refusal offered in Lessor's Notice pursuant to subparagraph (d) above, or fails to notify Sublessor's Agent within said five (5) day period, then Sublessor may exercise its right of first refusal on its own behalf pursuant to Paragraph 29 of the Master Lease, free and clear of any right of Sublessee to the Option to Purchase.

22.2 Attorney-in-Fact. If Sublessee elects to exercise the right of first refusal, Sublessor shall exercise its right of first refusal under Paragraph 29 of the Master Lease within the time periods set forth in Paragraph 22.1 above. Sublessor appoints Sublessee as its special attorney-in-fact solely for the purpose of exercising Sublessor's right of first refusal pursuant to Paragraph 29 of the Master Lease, and Sublessee shall have the nonexclusive right to exercise such right of first refusal in Sublessor's name, if and only if Sublessor has not provided Sublessee with written evidence of its exercise of said right of first refusal within the time periods set forth in Paragraph 22.1 above. Accordingly, Sublessor shall not be liable to Sublessee for Sublessor's failure to exercise said right of first refusal. Each party shall deliver to the other a copy of its exercise notice concurrently with its delivery of the same to Lessor. The foregoing notwithstanding, if an Event of Default exists at the time Sublessee exercises the right of first refusal pursuant to this Paragraph 22 or at any time either party desires or is required to exercise the right of first refusal under Paragraph 29 of the Master Lease, then at such time Sublessor shall not be obligated to exercise the right of first refusal pursuant to Paragraph 29 of the Master Lease for Sublessee's benefit nor shall Sublessee have any right to exercise said right of first refusal in Sublessor's name as special attorney-in-fact for Sublessor.

22.3 Terms of Sale. If Sublessee timely and validly exercises said right of first refusal as provided above, then the Master Lease and Sublease shall terminate upon acquisition by Sublessee of fee title to the Premises. Such exercise by Sublessee shall constitute an agreement by Sub-lessor to sell and by Sublessee to purchase the Premises on the terms and conditions of Lessor's Notice, except as set forth below:
(a) Purchase Price. The purchase price to be paid for the Premises by Sublessee to Sublessor shall be equal to the sum of:

      (i) The amount to be paid by Sublessor for the Premises pursuant to the right of first refusal under Paragraph 29 of the Master Lease; plus

      (ii) The present value at the time of payment, if applicable, determined by applying a discount rate of nine percent (9%) per annum of the excess, if any, of the purchase price under the Option to Purchase, calculated pursuant to Paragraph 21(d)(i) above, over the purchase price under the right of first refusal; plus

      (iii) The present value at the time of payment (determined by applying a discount rate of nine percent (9%) per annum) of the excess of the Rent that would be payable by Sublessee hereunder over the rent that would be payable by Sublessor to Lessor pursuant to the Master Lease (assuming rent is calculated as provided in Amendment #3) for the remaining months (prorated based on the number of days in the particular month, for any partial month) in the initial Sublease Term beginning with the date escrow closes on Sublessee's purchase of the Premises under the right of first refusal and ending with the last month of the tenth (10th) calendar year of the Sublease Term (December 31, 1997); plus

      (iv) The present value at the time of payment, if applicable, determined by applying a discount rate of nine percent (9%) per annum of the excess of the Rent that would be payable by Sublessee hereunder (determined in accordance with 2203(b)(iii) below), over the rent that would be payable by Sublessor to Lessor pursuant to the Master Lease (assuming rent is calculated as provided in Amendment #3) for the eleventh (11th) calendar year of this Sublease (January 1, 1998 through December 31, 1998).

(b) Payment of Purchase Price. The purchase price shall be paid by Sublessee to Sublessor as follows:

      (i) The amount set forth in Paragraph 22.3(a)(i) above shall be paid in the manner set forth in Lessor's Notice;

      (ii) The amount set forth in Paragraph 22.3(a)(iii) shall be paid to Sublessor's Agent in rash at close of escrow: and

      (iii) The parties hereto recognize that the amounts set forth in Paragraphs 22.3(a)(ii) and 22.3(a)(iv) above cannot be determined until the tenth (10th) year of the Sublease Term, as provided in Paragraph 5.2 above, at which time this Sublease and the Master Lease shall have terminated pursuant to the provisions of this Paragraph 22. Nevertheless, in order to determine the amounts set forth in Paragraphs 22.3(a)(ii) and 22.3(a)(iv) above, the parties shall first attempt to agree on the Rent which would have been payable hereunder during the First Extended Term at the time of exercise by Sublessee of said right of first refusal. If, at such time, the parties agree oaths Rent which would have been payable hereunder during the First Extended Term, then Sublessee shall pay to Sublessor at close of escrow, the amounts set forth in Paragraphs 22.3(a)(ii) and 22.3(a)(iv) based on such agreed-to rent, discounted to present value as of the date of payment at the rate of nine percent (9%) per annum. If the parties cannot reach agreement on such Rent for the First Extended Term at the time the right of first refusal is exercised by Sublessee, then the parties shall utilize the procedures set forth in Paragraph 5.2 of this Sublease beginning on May 1, 1997, which is the last date Sublessee may exercise its option to extend the Sublease Term for the First Extended Term. If the procedures set forth in Paragraph 5.2 above must be utilized at a future date, the amounts set forth in Paragraphs 22.3(a)(ii) and 22.3(a)(iv) shall be determined no later than December 31, 1997 and shall be payable in full to Sublessor by Sublessee on or before January 1, 1998.

(c) Close of Escrow. Close of escrow between Sublessor and Sublessee shall occur concurrently with close of escrow between Lessor and Sublessor, which shall occur pursuant to the terms of Lessor's notice.

(d) Closing Costs. All escrow costs and other charges for which Sublessor is responsible in connection with the transfer of the Premises from Lessor to Sublessor shall be paid by Sublessee. All escrow costs and charges incurred in the transfer of the Premises from Sublessor to Sublessee shall be paid by Sublessee.

22.4 Limitations on Sublessor's Obligations; Indemnification. Sublessor shall not be required to incur any costs, assume any secured loan or execute any promissory note or other evidence of indebtedness in connection with its exercise of said right of first refusal on behalf of Sublessee (unless required to do so to exercise the right of first refusal pursuant to Paragraph 29 of the Master Lease, in which event Sublessor shall be reimbursed by Sublessee upon close of escrow for the conveyance of the Premises from Sublessor to Sublessee). Sublessee shall indemnify, defend, protect, and hold Sublessor harmless from and against any and all losses, costs, claims or liability arising in connection with the acquisition and conveyance by Sublessor of the Premises and any required assumption of indebtedness, other than as may arise due to neglect, an act, or a default hereunder by Sublessor. The indemnity and hold harmless obligation shall exist whether or not escrow between Sublessor and Sublessee closes, and shall survive the close of escrow with respect to Sublessor and Lessor, the close of escrow between Sublessor and Sublessee, and shall not merge with any deed or conveyance executed by Sublessee.

23. Property Loss; Damage.

23.1 Waiver of Claims. The terms of Paragraph 27(b) of the Master Lease notwithstanding, and except to the extent caused by the active negligence, omission to act after written notice from Sublessee of the need to act, or willful misconduct of Sublessor or its agents or employees, or by the breach by Sublessor of any obligation under this Sublease or the Master Lease, neither Sublessor nor its agents or employees shall be liable for any damage to property of

Sublessee, nor for loss of or damage to any property of Sublessee by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature.

23.2 Waiver of Subrogation. Sublessor hereby releases Sublessee, and Sublessee hereby releases Sublessor, and their respective officers, agents, employees and servants, from any and all claims or demands of damages, loss, expense or injury to the Premises, or the improvements, alterations, furnishings, fixtures, equipment, inventory or other property of either Sublessor or Sublessee in, about or upon the Premises, which is caused by or results from perils, events or happenings which are the subject of insurance carried by the respective parties pursuant to this Sublease or otherwise carried by the respective parties covering the Premises and in force at the time of any such loss, whether due to the negligence, of the other party or its agents and regardless of cause or origin; provided, however that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

23.3 Indemnification. Sublessee shall indemnify, hold harmless, and defend Sublessor (except with respect to Sublessor's active negligence, omission to act after notice of the need to act, or willful misconduct) against all claims, losses or liabilities for injury or death to any person or for damage to or loss of use of any property arising out of any occurrence in, on or about the Premises caused or contributed to by Sublessee or Sublessee's agents, or arising out of any occurrence in, upon or at the Premises or on account of the use, condition, occupational safety or occupancy of the Premises. Sublessor shall indemnify, hold harmless, and defend Sublessee (except with respect to Sublessee's active negligence, omission to act after notice of the need to act, or willful misconduct) against all claims, losses or liabilities for injury or death to any person or for damage to or loss of use of any property arising out of any occurrence in, on or about the Premises caused or contributed to by Sublessor or Sublessor's agents, or arising out of any occurrence in, upon or at the Premises on the account of the use, condition, occupational safety or occupancy of the Premises. The preceding indemnifications shall include and apply to attorneys' fees, investigation costs, and other costs actually incurred by Sublessor or Sublessee, as the case may be. Each party shall indemnify, defend and hold harmless the other party from and against any and all claims, losses, liabilities or damages arising from any breach or default in the performance of any obligation to be performed under the terms of this Sublease. The provisions of this Paragraph 23.3 shall survive termination of the Sublease with respect to any damage, injury, death. breach or default occurring prior to such termination.

24. General.

24.1 Captions and Headings. The captions and paragraph headings used in this Sublease are for convenience of reference only. They shall not be construed to limit or extend the meaning of any part of this Sublease, and shall not be deemed relevant in resolving any question of interpretation or construction of any paragraph of this Sublease.

24.2 Surrender of Sublease Not Merger. Subject to the provisions hereof, the voluntary or other surrender of this Sublease by Sublessee, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Sublessor, terminate all or any existing sub-subleases, or may, at the option of Sublessor, operate as an assignment to Sublessor of any or all such sub-subleases. The foregoing notwithstanding and subject to the Master Lease, if
(i) Sublessor's consent to the Transfer was requested and given at the time of the Transfer; (ii) a sub-sublessee of the entire Premises or a portion thereof is paying rent which is equal to or greater than the Rent (or allocable portion calculated on a "per square foot" basis if the Transfer affects less than the entire Premises) paid by Sublessee hereunder during the entire term of the sub-sublease; (iii) the portion of the Premises not subject to such sub-sublease(s) is, in Sublessor's reasonable judgment, leaseable, independent of the portion of the Premises subject to such sub-sublease(s); (iv) such subsublessee is creditworthy, in Sublessor's reasonable judgment, and (v) such sub-sublessee is not in default under the terms of its sub-sublease, then Sublessor shall permit such sub-sublease to remain in full force and effect.

24.3 Interpretation of Terms. The words "Sublessor" and "Sublessee" as used herein shall include the plural as well as the singular. Words in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter.

24.4 Counterparts. This Sublease may be executed in counterparts, each of which shall be deemed an original for all purposes and together shall constitute one instrument.

24.5 Time of Essence. Time is of the essence as to each and every provision in this Sublease requiring performance within a specified time.

24.6 Severability. In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Sublease, but this Sublease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. However, if Sublessee's obligation to pay Rent is determined to be invalid or unenforceable, this Sublease at the option of Sublessor shall terminate.

24.7 Governing Law. This Sublease shall be construed and enforced in accordance with the laws of the State of California.

24.8 Joint and Several Liability. If Sublessee is more than one person, each such person or entity shall be jointly and severally liable for the obligations of Sublessee hereunder.

24.9 Construction of Sublease Provisions. This Sublease shall not be construed either for or against Sublessee or Sublessor, but shall be construed in accordance with the general tenor of the language to reach a fair and equitable result.

24.10 Sublessor or Sublessee as Party Defendant. If, by reason of any act or omission by either party or either party's agents, the other party is made a party defendant in any action, proceeding or suit concerning this Sublease, or the Premises, the party responsible for said act or omission shall indemnify the other party against all liability incurred (or threatened against) the other party as a party defendant, including all damages, costs and attorneys' fees.

24.11 Sublessor Not a Trustee. Sublessor shall not be deemed to be a trustee of any funds paid to Sublessor by Sublessee (or held by Sublessor for Sublessee) pursuant to this Sublease. Sublessor shall not be required to keep any such funds separate from Sublessor's general funds. Any funds held by Sublessor pursuant to this Sublease shall not bear interest.

24.12 No Partnership or Joint Venture. Nothing in this Sublease shall be construed as creating a partnership or joint venture between Sublessor, Sublessee, or any other party, or cause either party to be responsible for the debts or obligations of the other party or any other party.

24.13 Exhibits. All exhibits attached to this Sublease shall be deemed to be incorporated herein by the individual reference to each such exhibit, and all such exhibits shall be deemed a part of this Sublease as though set forth in full in the body of the Sublease.

24.14 Attorneys' Fees. The provisions of Paragraph 22 of the Master Lease, as incorporated herein, shall also apply to any action or proceeding by, against or concerning either party under any federal or state bankruptcy, insolvency or other debtor's relief law.

24.15 Indemnities to Survive Sublease. The indemnities of the parties set forth in this Sublease shall survive the expiration or earlier termination of this Sublease.

24.16 Attorney-in-Fact. Provided the Sublease is then in full force and effect and no Event of Default then exists, Sublessee's appointment as special attorney-in-fact for the purposes described in this Sublease is irrevocable, coupled with an interest and shall survive the transfer of Sublessor's interest in the Premises or the insolvency, dissolution, or bankruptcy of Sublessor.

25. Entire Agreement. This Sublease, together with al' exhibits attached hereto, are the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Sublessor or Sublessee, and Sublessor and Sublessee expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Sublease. This Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, whether written or oral, between Sublessor and its agents and Sublessee and its agents with respect to the Premises and appurtenances thereto. This Sublease constitutes the entire agreement between the parties hereto and no addition to, or modification of, any term or provision of this Sublease shall be effective until and unless set forth in a written instrument signed by both Sublessor and Sublessee. 26. Real Estate Brokers. Sublessor warrants and represents to Sublessee that it has dealt with Cooper/Brady Commercial Industrial Real Estate ("Cooper/Brady") and Sublessor and Sublessee each warrant and represent to the other that neither has authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman or other person to act for Sublessor or Sublessee, respectively in connection with this Sublease. Each party shall indemnify and defend the other against and hold the other harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys' fees, arising from any claim for any compensation, commission or finder's fee by any real estate broker or salesman or other person actually or allegedly representing or acting on behalf of the indemnifying party other than Cooper/Brady.

Sublessee represents and warrants that no agreement, oral or written, exists between Sublessee and Cooper/Brady for the payment by Sublessee of any commission or other compensation in connection with this Sublease or any transaction contemplated hereunder. Sublessor shall indemnify, defend and hold Sublessee harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including without limitation reasonable attorneys' fees, arising from any claim by Cooper/Brady for commissions owing.

27. Subordination. Except to the extent otherwise required by the Master Lease, nothing in this Sublease shall subordinate Sublessee's leasehold interest in the Premises to any deed of trust, mortgage, or instrument of security affecting Sublessor's leasehold interest, and Sublessee's attornment to any party is conditioned upon (i) recognition and continuation of this Sublease following any foreclosure of a deed of trust, mortgage or security interest; and (ii) the performance by the holder of the interest to which this Sublease is subordinated of all obligations to be performed by the Sublessor under this Sublease on and after the date of the holder's succession to an interest in the Premises.

28. Hazardous Materials.

28.1 Definitions. As used in this Sublease, the term "Hazardous Material" shall mean any substance, material or waste which has been determined or is hereafter determined by any state, federal or local governmental authority to be capable of posing a risk of injury or adverse effect (temporary or otherwise) to health, safety, property, and/or environment, and, as a result, the use or presence of which is now or hereafter regulated by such government entity, or which must, under applicable federal. state or local laws, rules or regulations or court decrees be removed or otherwise remediated by the owner of the land or other responsible parties if a release thereof occurs, including, but not limited to, all of those materials, substances or wastes designated as hazardous or toxic by the Environmental Protection Agency, the California Water Quality Control Board, the U.S. Department of Labor, the California Department of Industrial Relations, the U.S. Department of Transportation, the California Department of Food & Agriculture, the U. S. Department of Health, Education and Welfare, the California Department of Health Services or any other local, state or federal governmental agency or authority actually regulating or now or hereafter authorized to regulate hazardous or toxic materials and substances in the environment. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include all of those materials and substances (i) defined as "toxic materials" in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same may be amended from time to time, or (ii) any other hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, any agency of the State of California or any agency of the United States Government, as the above may be amended from time to time. Sublessee has provided Sublessor with a list of all Hazardous Materials which Sublessee plans to use or anticipates it will use on the Premises and Sublessee shall notify Sublessor from time to time during the Sublease Term if Sublessee plans to use any additional Hazardous Materials on the Premises not contained on the list ("Permitted Hazardous Materials").

28.2 Use of Premises and Compliance With Laws. Neither Sublessee nor Sublessee's employees, agents, contractors, assignees, sub-sublessees or invitees shall permit the introduction, placement, use, storage or disposition of any Permitted Hazardous Materials in or about the Premises unless such Permitted Hazardous Materials are contained, stored, used and disposed in a safe manner and strictly in accordance with all federal, state and local laws and government rules, regulations and guidelines and, all necessary permits and licenses from any and all regulatory agencies having jurisdiction have been obtained. Sublessee shall clean, decontaminate or otherwise correct the effects of any such introduction, placement, use, storage or disposition of Hazardous Materials in or about the Premises during the Sublease Term by Sublessee, Sublessee's employees, agents, contractors, assignees, sub-sublessees, invitees or any other third party on the Premises, in the manner and in accordance with the requirements set forth above. Sublessee shall indemnify, defend, protect and hold Sublessor harmless from and against all costs incurred by Sublessor resulting from a breach of this Paragraph 28.2.

28.3 Notice. Sublessee shall immediately notify Sublessor of any breach of the requirements set forth in Paragraph 28.2 above. In addition, Sublessee shall immediately notify Sublessor of any inquiry, test, investigation or enforcement proceeding by or against Sublessee, or the Premises involving a Hazardous Material. The results of any inquiry, test, or investigation conducted by Sublessee or Sublessee's employees, agents or contractors to determine the presence of Hazardous Materials in and about the Premises shall be provided to Sublessor promptly upon receipt of such results by Sublessee or Sublessee's employees, agents or contractors, but Sublessee and Sublessor shall otherwise use reasonable good faith efforts to keep such information confidential, except to the extent that disclosure of such information is required by law. If an Event of Default exists with respect to this Paragraph 28, Sublessor shall have the right, at Sublessee's cost and expense, to negotiate, defend, approve and appeal any action taken or order issued by an applicable governmental authority concerning such Hazardous Material. If such an Event of Default does not exist, Sublessor may nevertheless, but at Sublessor's cost and without unreasonably interfering with Sublessee's actions, participate in Sublessee's negotiations, defense, approval or appeal of any action taken or order issued.

28.4 Indemnification. Sublessee shall indemnify, hold harmless, and defend Sublessor against all costs (including without limitation the cost of any studies or investigations to determine the nature, extent and/or proper remediation of any Hazardous Material), claims, losses or liabilities for injury or death to any person, or for damage to or loss of use of any property or the environment, arising out of or in connection with the introduction, placement, use, storage or disposition of any Hazardous Material in or about the Premises by Sublessee, or Sublessee's employees, agents, contractors, assignees, sub-sublessees or invitees or any other third party on the Premises during the Sublease Term and the removal or clean-up of such Hazardous Materials, including the payment of any fines and penalties levied in connection with such actions, or discharging any lien on the Premises securing the foregoing cost of correction.

28.5 Charges. All costs payable by Sublessee under this Paragraph 28 during the Sublease Term shall be paid by Sublessee to Sublessor upon demand, as Charges.

28.6 Liens. Sublessee shall not cause or suffer any lien to be recorded against the Premises as a consequence of, or in any way related to, the introduction, placement, use, storage or disposition of Hazardous Material in or about the Premises by Sublessee or Sublessee's employees, agents, contractors, assignees, sub-sublessees or invitees or any other third party on the Premises during the Sublease Term and the removal or clean-up of such Hazardous Materials, including any so-called state, federal or local "super fund" lien relating thereto. To the extent permitted by the Master Lease, Sublessee shall have the right to contest the payment of any lien described herein in the name of Lessor (to the extent permitted by the Master Lease), in the name of Sublessor, or in its own name. Sublessor shall execute all documents necessary or appropriate to effectuate the contest and will use reasonable efforts to cause Lessor to do the same. Any steps, actions or proceedings instituted by Sublessee shall be at the expense of Sublessee. Sublessee shall indemnify and hold Sublessor harmless from and against all loss, costs, liability, claims, damages, and expenses (including without limitation, reasonable attorneys' fees), penalties, and fines incurred in connection with or arising from such contest by Sublessee.

28. Sublessor's Right of Access. Subject to Paragraph 18 above, Sublessor shall have the right to enter upon the Premises if Sublessor has reasonable grounds for doing so and with reasonable prior written notice (except in the event of an emergency, in which case no notice shall be required) for the purpose of performing tests to determine the existence and extent of Hazardous Materials in or about the Premises. In performing such tests, Sublessor shall use reasonable efforts to cause the least interference with Sublessee's business operations and shall, upon completion of the tests, restore the Premises to the condition existing prior to per-forming such tests. Sublessor shall indemnify and hold Sublessee and its agents harmless from any loss, claim, liability or expense, including reasonable attorneys' fees, arising out of, or in connection with such entry on the Premises or the performance of such tests or work.

28.8 Assignment and Subletting. Notwithstanding anything contained in Paragraph 15 above to the contrary, it shall be presumptively reasonable for Sublessor to withhold its consent to any proposed assignment or subletting, if (i) the proposed assignee's or sub-sublessee's anticipated use of the Premises or any portion thereof involves the introduction, placement, use, storage or disposition of any Hazardous Materials considered ultra-hazardous by law, or
(ii) if the proposed assignee or sub-sublessee (A) has been required by any prior owner, sublessor, lender or governmental authority to clean up and remove any Hazardous Material, or (B) is subject or has been subject in the past to investigation or enforcement orders or proceedings by any governmental agency or authority in connection with the introduction, placement, use, storage, disposition or clean-up of Hazardous Material, to an extent that the existence of the facts described in either subparagraph (A) or (B) indicates, in Sublessor's reasonable judgment, a pattern of conduct or behavior of the misuse of Hazardous Materials.

29. Memorandum of Sublease. In connection with the execution of this Sublease, Sublessor and Sublessee shall execute in recordable form, a "Memorandum of Sublease, Option to Purchase and Right of First Refusal" referencing this Sublease document and setting forth the true and legal description and assessor's parcel number of the Premises, in the form attached hereto as Exhibit "B" for recordation in the Official Records of Santa Clara County, California.

30. Sublessor's Undertaking With Respect to Master Lease. Sublessor hereby represents and warrants to Sublessee that the copy of the Master Lease attached hereto as Exhibit "A" is a true and complete copy of the Master Lease, and that to Sublessor's knowledge the Master Lease is in full force and effect, and that there is no default on the part of any party thereto nor any facts which with notice, the passage of time, or both, would constitute a default by any party under the Master Lease. Sublessor shall perform those obligations of the "Lessee" under the Master Lease which are not the obligations of Sublessee to perform pursuant to the terms of this Sublease, unless Sublessor's performance is excused hereunder by reason of the existence of an Event of Default.

31. Covenant of Good Faith and Fair Dealing. Subject to the provisions of Paragraph 16 above, no party shall do anything which shall have the effect of harming or injuring the right of the other party to receive the benefits of this Sublease; each party shall refrain from doing anything which would render its performance under this Sublease impossible; and each party shall do everything which this Sublease contemplates that such party shall do in order to accomplish the objectives and purposes of this Sublease.

32. Sublessor's Agent. Sublessor warrants that Sublessor's Agent is the agent of Sublessor and, as to those matters with respect to which it is expressly provided under this Sublease that Sublessor's Agent may act on behalf of

Sublessor, for purposes of this Sublease, has the authority to so act on behalf of Sublessor, upon which acts Sublessee may rely. IN WITNESS WHEREOF, the parties have executed this Sublease effective as of the last date set forth below ("Effective Date").

SUBLESSOR:

McDONNELL DOUGLAS CORPORATION, a Maryland corporation

By /s/ John Elbert
Its Vice Present Controller,
Network Systems Company, a division of Information Systems Group, a division of McDonnell Douglas Corporation

Dated: 11/11/87

SUBLESSEE:

APPLE COMPUTER, INC., a California corporation

By /s/ Albert A. Eisenstat
ALBERT A. EISENSTAT,
Senior Vice President

Dated: 11/13/87

By
Secretary

                                    EXHIBIT B

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO:
Berliner, Cohen & Biagini
99 Almaden Blvd., Suite 400
San Jose, CA 95113
Attn: Peggy L. Springgay, Esq.

      MEMORANDUM OF SUBLEASE, OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL

This Memorandum Of Sublease, Option to Purchase and Right of First Refusal ("Memorandum") is entered into by and between McDONNELL DOUGLAS CORPORATION, a Maryland corporation ("Sublessor"), and APPLE COMPUTER, INC., a California corporation ("Sublessee"), with respect to a Sublease under that certain Lease ("Master Lease") dated January 6, 1978, as amended by that certain letter of clarification, dated February 17, 1978; Amendment, dated January 30, 1979;
Amendment #2, dated March 17, 1979; and Amendment #3, dated July 1, 1987 (collectively the "Master Lease") by and between JOHN A. SOBRATO and SUSAN R. SOBRATO, as to an undivided forty-five percent (45%) interest, CARL E. BERG and MARY ANN BERG, as to an undivided forty-five percent (45%) interest, and ANN RUSSO as to a ten percent (10%) interest, predecessor in interest of the current lessor thereunder, Carl E. Berg and Mary Ann Berg, as trustees on behalf of the Berg Living Trust UTA, dated May 1, 1981, as to an undivided 81.01% interest, Clyde Berg and Nancy Berg, trustees of the Clyde Berg Living Trust UTA, dated December 17, 1981, as to an undivided 11.83% interest, and Clyde Berg, trustee of Carl Berg Child's Trust UTA, dated June 2, 1978, as to an undivided 7.16% interest ("Lessor"), and TYMSHARE, INC., predecessor in interest of Sublessor. as lessee.

WHEREAS, Sublessor and Sublessee have entered into that certain Sublease dated , 1987 (the "Sublease"), for the premises commonly known as 20605, 20665 and 20705 Valley Green Drive, Cupertino, California, more particularly described in Exhibit "A" attached hereto and incorporated herein ("Premises").

NOW, THEREFORE, Sublessor and Sublessee hereby state the following for recording in the public records of Santa Clara County, California:

1. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor the Premises for an initial term of One-Hundred Twenty-two Months (122 months), commencing on November 1, 1987 ("Commencement Date"` and ending on December 31, 1997.

2. Subject to the terms and conditions of Paragraph 4.2 of the Sublease, Sublessee shall have the option to extend the term of the Sublease for two (2) successive five (5) year terms.

3. Subject to the terms of the Master Lease and Paragraph 22 of the Sublease, Sublessee shall have the right of first refusal to purchase the Premises, if Sublessor receives notice from Lessor of Sublessor's right to exercise the right of first refusal under the Master Lease on or before June 30. 1998. 4. Subject to the terms of the Master Lease (including, without limitation, Paragraph 29) which terms may cause the early termination of the option to purchase granted to Sublessor under the Master Lease and Paragraph 21 of the Sublease, Sublessee shall have the option to purchase the Premises, which option to purchase may be exercised by Sublessee no earlier than January 1, 1998 nor later than June 30. 1998.

5. This Memorandum shall incorporate herein all of the terms and provisions of the Sublease as though fully set forth herein.

6. This Memorandum is solely for recording purposes and shall not be construed to alter, modify or supplement the Sublease, and has been recorded to give notice of the existence of the Sublease, and the Sublessee's right of first refusal and option to purchase the Premises. If there is any inconsistency between this Memorandum and the Sublease, the Sublease shall prevail.

IN WITNESS WHEREOF, this Memorandum is executed on this __ day of _________, 1987.

SUBLESSOR:

McDONNELL DOUGLAS CORPORATION, a Maryland corporation

By
Its Vice Present Controller,
Network Systems Company, a division of Information Systems Group, a division of McDonnell Douglas Corporation

Dated:

SUBLESSEE:

APPLE COMPUTER, INC., a California corporation

By
ALBERT A. EISENSTAT,
Senior Vice President

By
Secretary

                                      LEASE
                                 BY AND BETWEEN
                         DE ANZA BOULEVARD INVESTMENTS,
                 a limited partnership, and others, as Landlord

                                       and

                              APPLE COMPUTER, INC.,
                            a California corporation,
                                    as Tenant

                                TABLE OF CONTENTS

                                                               Page
1.    PREMISES...................................................1
      1.1 Description............................................1
      1.2 Work of Improvement....................................1

2.    TERM.......................................................1
1
      2.1 Term...................................................1
      2.2 Options to Extend Lease Term...........................1

3.    RENT.......................................................2
      3.1 Base Monthly Rent......................................2
      3.2 Rental Adjustment......................................2
      3.3 Late Charge............................................2

4.    TAXATION...................................................2
      4.1 Real Property Taxes....................................2
      4.2 Personal Property Taxes................................3
      4.3 Assessments............................................3
      4.4 Right to Contest.......................................3

5.    USE........................................................3
      5.1 Use....................................................3
      5.2 Uses Prohibited........................................3

6.    UTILITIES AND WASTE DISPOSAL...............................4
      6.1 Utilities..............................................4
      6.2 Waste Disposal.........................................4
      6.3 Interference with Use of the Premises..................4

7.    MAINTENANCE, REPAIRS, AND ALTERATIONS......................4
      7.1 Landlord's Obligations.................................4
      7.2 Tenant's Obligations...................................4
      7.3 Leasehold Improvements.................................6

8.    ENTRY BY LANDLORD..........................................7

9.    LIENS......................................................7

10.   INDEMNITY..................................................8

11.   INSURANCE..................................................8
      11.1 Liability Insurance...................................8
      11.2 Property Insurance....................................9
      11.3 Waiver of Subrogation.................................9

12.   DAMAGE OR DESTRUCTION......................................9

13.   CONDEMNATION..............................................12
      13.1 Definition of Terms..................................12
      13.2 Rights...............................................12
      13.3 Total Taking.........................................12
      13.4 Partial Taking.......................................12

14.   ASSIGNMENT AND SUBLETTING.................................12

15.   SUBORDINATION.............................................14
      15.1 Subordination........................................14
      15.2 Subordination Agreements.............................15
      15.3 Quiet Enjoyment......................................15
      15.4 Attornment...........................................15

16.   DEFAULT; REMEDIES.........................................15
      16.1 Default..............................................15
      16.2 Remedies.............................................16
      16.3 Default by Landlord..................................16
      16.4 Tenant's Remedies....................................16

17.   BROKERAGE COMMISSIONS.....................................17

18.   HAZARDOUS MATERIALS.......................................17

19.   MISCELLANEOUS.............................................19
      19.1 Estoppel Certificate.................................19
      19.2 Transfer of Landlord's Interest......................19
      19.3 Captions; Attachments; Defined Terms.................19
      19.4 Entire Agreement.....................................19
      19.5 Severability.........................................20
      19.6 Costs of Suit........................................20
      19.7 Time; Joint and Several Liability....................20
      19.8 Binding Effect; Choice of Law........................20
      19.9 Waiver...............................................21
      19.10 Surrender of Premises...............................21
      19.11 Holding Over........................................21
      19.12 Reasonable Consent..................................21
      19.13 Recording...........................................21
      19.14 Notices.............................................21
      19.15 Authority...........................................21
      19.16 Appointment of Landlord's Agent.....................22
      19.17 Condition to Effectiveness of Lease.................22

                                 LEASE AGREEMENT
This Lease is dated March 24, 1989 for reference purposes only and is made by and between DE ANZA BOULEVARD INVESTMENTS, A LIMITED PARTNERSHIP and BERG & BERG DEVELOPERS, A CALIFORNIA PARTNERSHIP (hereinafter "Landlord") and APPLE COMPUTER, INC., a California corporation (hereinafter "Tenant"). For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises hereinafter described for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

1. PREMISES.

1.1 Description. Landlord hereby leases to Tenant and Tenant hereby rents from Landlord those certain premises (the "Premises") located in the City of Cupertino, County of Santa Clara, described and consisting of the following:

      A. That certain land and building sometimes referred to as "De Anza 3", commonly known as 10500 North De Anza Boulevard, and more particularly described on the attached Exhibit "A", which building contains a total of 211,000 square feet of floor space (the "Building"); and

      B. The existing interior improvements and additional improvements that may be constructed in the Building by Tenant.

1.2 Work of Improvement. Landlord shall deliver the Premises to Tenant in their existing condition. Landlord shall not be required to remodel or otherwise construct any improvements or make any alterations to the Premises. Any alterations, additions or improvements to the Premises required or desired by Tenant shall be constructed by Tenant at its sole cost and expense, subject to the provisions of Section 7.3A.

2. TERM.

2.1 Term. The term of this Lease (the "Lease Term") shall commence on April 1, 1989 (the "Commencement Date"). The term of this Lease shall end eight (8) years and two (2) months following the Commencement Date (i.e., on May 31, 1997), unless sooner terminated pursuant to the provisions of this Lease, or extended pursuant to the provisions of Section 2.2.

2.2 Options to Extend Lease Term. Landlord hereby grants to Tenant two (2) separate options to extend the Lease Term for five (5) years for each such option on the following terms and conditions:

      A. Tenant must give Landlord notice in writing of its exercise of the option in question no later than one hundred eighty (180) days before the day the Lease Term would end but for said exercise.

      B. Tenant may not extend the Lease Term pursuant to any option granted by this paragraph if Tenant is in material default as of the date of exercise of the option in question, as such defaults are defined in Section 16.

C. All terms and conditions of this Lease shall apply during each option period, except that: (i) the Base Monthly Rent for the first option period shall be Three Hundred Sixty-One Thousand Five Hundred Seventy Dollars ($361,570) per month, and (ii) the Base Monthly Rent for the second option period shall be Four Hundred Thirty-Three Thousand Eight Hundred Eighty-Four Dollars ($433,884) per month.

3. RENT.

3.1 Base Monthly Rent. Beginning on the Commencement Date and continuing until May 31, 1989, Tenant shall pay to Landlord as Base Monthly Rent for the Premises the sum of Two Hundred Ninety-Five Thousand Four Hundred Thirty-Four Dollars ($295,434) per month. Beginning on June 1, 1989, and continuing through the remainder of the Lease Term, Tenant shall pay to Landlord as Base Monthly Rent for the Premises, the sum of Two Hundred Ninety-Nine Thousand Six Hundred Twenty Dollars ($299,620) per month, subject, however, to adjustment as provided in Section 3.2 and, if one or both of the options to extend are exercised,
Section 2.2C.

Base Monthly Rent shall be paid in advance on the first day of each calendar month of the term of the Lease, without deduction, offset, prior notice or demand, in lawful money of the United States. If the Commencement Date is not the first day of a month, or if the Lease termination date is not the last day of a month, a prorated Base Monthly Rent shall be paid at the then current rate for the fractional month during which the Lease commences and/or terminates.

3.2 Rental Adjustment. The Base Monthly Rent shall be increased during the initial Lease Term as follows:

      A. On the first day of the thirty-third (33rd) full calendar month of the Lease Term, the Base Monthly Rent shall be increased to Three Hundred Twelve Thousand Two Hundred Eighty Dollars ($312,280) per month.

      B. On the first day of the sixty-third (63rd) full calendar month of the Lease Term, the Base Monthly Rent shall be increased to Three Hundred Twenty-Two Thousand Eight Hundred Thirty Dollars ($322,830) per month.

3.3 Late Charge. Tenant acknowledges that late payment by Tenant to Landlord of the Base Monthly Rent and other sums due hereunder may cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, in the event Tenant fails to pay any installment of Base Monthly Rent and/or other sums due hereunder within ten (10) days after said rent or other sum is due, Tenant shall pay to Landlord a late charge equal to two percent (2%) of such overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant.

4. TAXATION.

4.1 Real Property Taxes. Tenant shall pay prior to delinquency all real property taxes which, during the term of this Lease, are levied, assessed or imposed upon or against the Premises. In the event any such real property taxes cover any period of time prior to commencement or after the expiration of the term of this Lease, Tenant's obligation to pay such taxes shall be equitably prorated to cover only the period of time within the fiscal tax year during which the Lease is in effect.

As used in this Lease, the term "real property tax" shall include any form of assessment, levy, penalty or tax (other than inheritance, estate, net income or franchise taxes) imposed by any authority having the power to tax, including, without limitation, any tax:

      A. Upon, allocable to, or measured by the Premises or the rental payable hereunder; or

      B. Upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or

      C. Upon or measured by the value of Tenant's personal property, equipment or fixtures located in the Premises; or

      D. Upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

      E. Tenant acknowledges that it is responsible for any increase in taxes due to a transfer of Landlord's interest in the Premises.

4.2 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises.

4.3 Assessments. If any assessments are levied against the Premises after the date hereof and Landlord has the option to either pay the assessment in full or allow the assessment to go to bond and to pay it in installments, Landlord shall cause the assessment to go to bond and be paid in installments of principal and interest. Tenant shall pay as its share of each such installment which becomes due during the Lease Term, an amount based upon the ratio of the square footage of the Premises to the square footage of the property covered by such assessment, or such other equitable basis as agreed to by Landlord and Tenant, provided if the taxing authority requires a lump sum payment of such bonded assessment during the Lease Term, Tenant shall pay such payment when due.

4.4 Right to Contest. If Landlord receives any notice of assessment or reassessment in excess of five percent (5%) more than the assessment for the prior period, or notice of any imposition of new real property taxes, Landlord shall provide Tenant with a copy of such notice within fifteen (15) days after Landlord's receipt thereof. In the event Tenant desires in good faith to contest or otherwise review by appropriate legal or administrative proceedings the imposition of any such real property tax, Tenant shall, at least ten (10) days prior to the delinquency of such real property tax, give Landlord written notice of its intention to do so. Tenant may withhold payment of the real property tax being contested if (i) non-payment is permitted during the pendency of such proceedings without the foreclosure of any tax lien or the imposition of any fine or penalty, and (ii) if required by any beneficiary of a deed of trust of Landlord's interest in the Premises, or purchaser of Landlord's interest, Tenant shall furnish Landlord with a bond sufficient to protect Landlord's Interest in the Premises. Any such contest shall be conducted without delay and solely at Tenant's expense. Tenant shall protect and indemnify Landlord against any and all expenses or damages resulting from such contest of other proceeding. At the request of Tenant, Landlord shall join in any contest or other proceedings which Tenant may desire to bring pursuant to this Section. Tenant shall pay all of Landlord's expenses arising out of such joinder. Within ten (10) days after the final determination of the amount due from Tenant with respect to the real property tax contested, Tenant shall pay the amount so determined to be due, together with all costs, expenses and interest, whether or not this Lease shall have then expired or terminated.

5. USE.

5.1 Use. The Premises shall be used and occupied by Tenant for only the following purposes and for no other purpose whatsoever without obtaining the prior written consent of Landlord: office, light warehouse, distribution, engineering, research and development, product testing, incidental training and any other legal uses for Tenant's business as the same may exist from time to time. This Lease shall be subject to all applicable zoning ordinances and to any municipal, county and state laws and regulations governing and regulating the use of the Premises.

5.2 Uses Prohibited.

     A. Tenant shall not do or permit anything to be done in or about the Premises which will increase the existing rate of insurance upon the Premises (unless Tenant shall pay any increased premium as a result of such use or acts) or cause the cancellation of any insurance policy covering the Premises, nor shall Tenant sell or permit to be kept, used or sold in or upon the Premises, any articles which may be prohibited by a standard form policy of fire insurance.

     B. Tenant shall not allow the Premises to be used for any unlawful purpose nor shall Tenant cause, maintain or permit any nuisance in or upon the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and Tenant shall keep the Premises in a clean condition.

     C. Tenant shall not use the Premises, or permit anything to be in or about the Premises which will violate any Laws now in force or which may
                               - 3 -
      hereafter be enacted or promulgated. Subject to the provisions of Section 7.3, Tenant shall at its sole cost and expense promptly comply with all Laws now in force or which may hereafter be in force relating to or affecting the condition, use or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any Laws shall be conclusive of that fact as between Landlord and Tenant. Tenant shall have the right at its expense to contest the application to it or the Premises of any Laws and to defer compliance during the pendency of such contest so long as Landlord is not subjected to any civil or criminal liability by reason of Tenant's noncompliance.

6. UTILITIES AND WASTE DISPOSAL.

6.1 Utilities. Commencing on the Commencement Date, Tenant shall pay prior to delinquency, for all water, gas, heat, light, power, telephone, sewage, air conditioning and ventilating, scavenger, Janitorial, and all other materials and utilities supplied to the Premises and all taxes and surcharges thereon.

6.2 Waste Disposal. Tenant shall store its waste either inside the Premises or in its own dumpsters located outside the Premises.

6.3 Interference with Use of the Premises. In the event of a material interference with Tenant's use of the leased Premises as a consequence of the cessation of utility service caused by the gross negligence or willful misconduct of Landlord or its agents, contractors, employees or invitees, Tenant shall be entitled to an abatement of Base Monthly Rent to the extent of the interference with Tenant's use of the leased Premises, if such cessation of utility service and consequent material interference persists for a continuous period of two (2) business days or more. Any abatement of Base Monthly Rent shall commence with the first business day after the beginning of the cessation of utility service and shall continue until that date on which the utility service is restored.

7. MAINTENANCE. REPAIRS. AND ALTERATIONS.

7.1 Landlord's Obligations. Subject to the provisions of Section 12 and except for damage caused by the negligence, omission, or intentional act of Tenant and Tenant's agents, employees or invitees, which damage is not covered by the type of insurance to be maintained pursuant to Section 11.2 hereof, Landlord, at Landlord's expense, shall keep in good order, condition and repair the foundation, building structure, and load-bearing walls of the Premises. Landlord shall have no obligation to make repairs under this Section 7.1 until a reasonable time after receipt of written notice of the need for such repairs. If, within thirty (30) days after notice from Tenant, Landlord fails to commence making repairs which are the obligation of Landlord under this Section 7.1 and diligently prosecute such work to completion, Tenant shall have the right to make such repairs and charge Landlord for the reasonable cost thereof. In such event, Landlord shall reimburse Tenant for the cost of such repairs within thirty (30) days after demand from Tenant with interest at ten percent (10%) per annum from the date of such work.

7.2 Tenant's Obligations.

A. Subject to the provisions of Sections 12 and 7.1, Tenant, at Tenant's expense, shall maintain in good order, condition and repair the Premises and every part thereof, including but not limited to floors, ceilings, windows, doors, skylights, roofing, interior walls, the plumbing, heating, air conditioning and ventilating equipment, electrical and lighting facilities and equipment to the Premises including exterior lighting, parking lot, and landscaping. Said maintenance shall include, without limitation, periodic service to the HVAC equipment and elevators by qualified personnel. If items Tenant is required to maintain cease to reasonably function, Tenant shall replace such worn out items.

B. All glass, both interior and exterior, is at the sole risk of Tenant; and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality according to the current local code.

C. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as received, broom clean, ordinary wear and tear alone excepted. Tenant, at its sole cost and expense, agrees to repair any damage to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment or furniture. The obligations of Landlord and Tenant concerning the following subjects are governed exclusively by the indicated Sections, and the parties do not intend the immediately preceding two sentences to modify the obligations of the parties with respect to these subjects: (i) Tenant's obligation to remove leasehold improvements, which is governed by Section 7.3A;
(ii) the repair and restoration of the Premises following damage caused by any peril, which is governed by Section 12; (iii) repair of the Premises following a condemnation, which is governed by Section 13; and (iv) the obligations of the party with respect to the investigation and remediation of contamination by Hazardous Materials, which is governed by Section 18.

D. In the event Tenant fails to perform Tenant's obligations under this Section 7, Landlord shall give Tenant written notice to do such acts as are reasonably required to maintain the Premises. If, within thirty (30) days after notice from Landlord, Tenant fails to commence the work and diligently prosecute it to completion, then Landlord shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant within thirty (30) days after demand with interest at ten percent (10%) per annum form the date of such work.

E. Tenant shall have the benefit of all warranties available to Landlord which would reduce the cost of performing the obligations of Tenant pursuant to
Section 7.2, and Landlord shall cooperate with Tenant in enforcing these warranties. Tenant shall not be responsible for the cost of maintenance or repair to the Premises or any portion thereof to the extent such maintenance or repair is necessary as a result of the gross negligent act or willful misconduct of Landlord or its agents, employees, contractors or invitees.

F. If Tenant becomes obligated pursuant to Section 7.2 (A) to perform during the last three (3) years of the initial Lease Term (or during the last three (3) years of any option period) any item of repair or replacement to any part of the Premises and the cost of repair or replacement of that item is more than One Hundred Thousand Dollars ($100,000), then the cost of such item of repair or replacement shall be shared as follows:

      (i) Tenant shall pay the first One Hundred Thousand Dollars ($100,000) of the cost of such item of repair or replacement, and Landlord shall pay the balance of such cost ("Landlord's Contribution").

      (ii) Landlord's Contribution shall be amortized over a period equal to the lesser of fifteen (15) years or the functional life of the repair or replacement in question, with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to permanently finance the cost of such item of repair or replacement from an institutional lender following completion. Landlord shall notify Tenant of its determination of the appropriate amortization schedule based upon the foregoing, and the monthly amortization payment that must be paid to amortize Landlord's Contribution, and shall provide Tenant with the information upon which such determination is made. Such determination shall be subject to the approval of Tenant. Tenant shall pay in addition to the Base Monthly Rent an amount equal to such monthly amortization payment for each month after such item of repair or replacement is completed during the remainder of the initial term of this Lease and any extension of the Lease Term resulting from the exercise of any option to extend pursuant to Section 2.2.

G. Immediately prior to Lease termination Tenant shall either: (i) furnish to Landlord certifications from licensed reputable contractors that the elevators, HVAC systems and roof of the Premises are in good working condition; or (ii) shall place the elevators, HVAC systems and roof in such good condition.

7.3 Leasehold Improvements.
A. Tenant shall not construct any leasehold improvements or otherwise alter the leased Premises without Landlord's prior written approval of the plans and specifications therefor, which approval shall not be unreasonably withheld or delayed; provided, however, that Tenant shall have the right to make interior alterations to the Premises which do not materially affect the structural elements of the Premises and do not exceed Twenty-Five Thousand Dollars ($25,000) in cost, without obtaining Landlord's prior written approval. All such leasehold improvements shall be installed by Tenant at Tenant's expense by a licensed contractor in compliance with the approved plans and specifications therefor and in strict accordance with all Laws. All such construction shall be done in a good and workmanlike manner using new materials of good quality. Tenant shall not commence construction of any leasehold improvements until (i) all required governmental approvals and permits shall have been obtained; and
(ii)  Tenant  shall have  given  Landlord  at least five (5) days prior  written notice of its intention to commence such construction. All leasehold improvements constructed by Tenant shall remain the property of Tenant during the Lease Term and Tenant shall have the right to depreciate the same and claim and collect investment tax credits and all other tax savings with respect thereto. Tenant shall have the right to remove any leasehold improvements installed by Tenant so long as (i) it repairs all damage caused by the removal thereof and returns the Premises to the condition existing prior to the installation; and (ii) such improvements are not integrated into building systems such as HVAC or electrical systems. Landlord may require Tenant to remove at the expiration of the Lease Term leasehold improvements previously designated by Landlord and restore the Premises to the extent necessary to return the Premises to a condition that has substantially the same value as existed on the Commencement Date, ordinary wear and tear excepted, if (a) such improvements were approved in writing by Landlord; (b) at the time such approval was given by Landlord, Landlord informed Tenant in writing that Landlord would require that such leasehold improvements be removed at the termination of the Lease Term; and (c) such improvements are of limited special purpose use and are not commonly installed in buildings of the size, quality and type, and in the location of the Premises. Subject to the provisions of phrases (a) and (b) of the preceding sentence, Landlord may require Tenant to remove standard office improvements at the expiration of the Lease Term if more than twenty-five percent (25%) of the gross square footage of the Premises is used for private offices, but in no event shall Tenant be obligated to remove more office improvements than are required to reduce the space within the Premises used for private offices to twenty-five percent (25%) of the gross square footage of the Premises.

Within ten (10) business days after demand therefor from Tenant, Landlord shall execute and deliver a lien waiver or other document in form customarily required by any supplier, lessor or lender in connection with the installation in the Premises of Tenant's personal property, equipment or trade fixtures, pursuant to which Landlord shall waive any right it may have or acquire with respect to such property. Such waiver may require Landlord to grant to the party requiring Tenant to obtain such waiver, a license to enter the Premises in order to assemble, inventory or remove the property covered by the lien waiver, provided Tenant is not in default and provided that the entry and removal takes place during the Lease Term and such third party shall repair in a first class manner any and all damage caused by removal of specific property.

B. Alterations Required by Law. Tenant shall, at its sole cost, make any alteration, addition or change of any sort, whether structural or otherwise, to the Premises that is required by Laws because of (i) Tenant's specific use or change of use of the Premises, or (2) Tenant's construction or installation of any leasehold improvements or trade fixtures.

C. Right to Contest. In the event Tenant is required by any Laws and pursuant to
Section 7.3(B) to make any capital improvement to the Premises, Tenant shall have the right to contest or otherwise review by appropriate legal or administrative proceedings the application of such Laws. If Tenant desires to so contest or cause the review of such Laws, Tenant shall give Landlord written notice of its intention to do so and may conduct such contest or other review so long as it pays all costs, and compliance therewith may be held in abeyance pending completion of such proceedings. If required by any beneficiary of a deed of trust of Landlord's interest in the Premises or purchaser of Landlord's interest, Tenant shall obtain and furnish Landlord with an appropriate bond or other security reasonably sufficient to protect Landlord from Tenant's failure to comply with such Laws during the pendency of such proceedings. Tenant shall protect and indemnify Landlord against any and all expenses or damages resulting from such contest or other proceeding.

D. Other Required Capital Improvements. If any capital improvement (including structural modifications to the foundation, load bearing walls, and building structure) is required to be made to the Premises in order to comply with any Laws and if Tenant is not obligated to make such capital improvement pursuant to
Section 7.3(B), then the following shall apply:

      (i) Landlord shall construct such capital improvement at its sole cost and expense in accordance with the applicable Laws.

      (ii) All reasonable costs paid by Landlord to construct such required capital improvement (including financing costs) shall be amortized over the functional life of such improvement or fifteen (15) years, whichever is less, with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to permanently finance such improvement from an institutional lender following completion.
      Landlord shall notify Tenant of its determination of the appropriate amortization schedule based upon the foregoing and the monthly amortization payment that must be made to amortize such costs, and shall provide Tenant with the information upon which such determination is made. Such determination shall be subject to the approval of Tenant. In addition to the Base Monthly Rent, Tenant shall pay an amount equal to such monthly amortization payment for each month after such capital improvement is completed during the remainder of the initial term of this Lease and any extension of the Lease Term resulting from the exercise of any option to extend pursuant to Section 2.2.

8. ENTRY BY LANDLORD. Landlord and Landlord's agents shall have the right at reasonable times and upon reasonable written notice to Tenant, of not less then twenty-four (24) hours, except in an emergency, and subject to Tenant's security requirements, to enter the Premises to inspect the same or to maintain and repair, make alterations or additions to the Premises or any portion thereof, to the extent permitted or required by this Lease, or to show the Premises to prospective purchasers and lenders or, during the last six (6) months of the Lease Term, to prospective tenants. Any entry by Landlord or its agents shall be done in a manner to minimize interference with Tenant's use of the Premises.

9. LIENS. Tenant shall keep the Premises free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. Tenant shall have the right to contest the correctness or the validity of any such lien if it provides assurances reasonably satisfactory to Landlord that Landlord will suffer no financial detriment as the result of such contest; provided, however, that Tenant shall cause such lien to be released in the event it is necessary for Landlord to cause such lien to be released in connection with any sale or financing of the Premises that is to occur during the pendency of such contest. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein, from mechanics' and material persons' liens and Tenant shall give to Landlord at least five (5) days prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises.

10. INDEMNITY. Tenant shall indemnify and hold Landlord harmless from and against any and all claims of liability for any injury or damage to any person or property arising from Tenant's use of the Premises, or from the conduct of Tenant's business, or from any activity, work or thing done, permitted or suffered by Tenant in or upon the Premises. Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease by Tenant or Tenant's agents, contractors, invitees, or employees, including Tenant's failure to carry the insurance required by this Lease, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim, or any action or proceeding brought thereon. In the event any action or proceeding is brought against Landlord by reason of such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense with an attorney reasonably acceptable to Landlord.

Notwithstanding anything to the contrary in this Lease, Tenant shall neither release Landlord from, nor indemnify Landlord with respect to: (i) the gross negligence or willful misconduct of Landlord, or its agents, employees, contractors or invitees; or (ii) a material breach of Landlord's obligations or representations under this Lease. Landlord shall indemnify and hold harmless
Tenant from all damages, liabilities, judgments, actions, attorneys' fees, consultants' fees, costs and expenses arising from the gross negligence or willful misconduct of Landlord or its employees, agents, contractors, or invitees, or the material breach of Landlord's obligations or representations under this Lease.

Nothing in this Section 10 is intended to modify the provisions of Section 11.3, and in the event this Section 10 is determined to be inconsistent with the provisions of Section 11.3, the provisions of Section 11.3 shall prevail.

11. INSURANCE.

11.1 Liability Insurance. Tenant shall, at its own expense, maintain in full force and effect during the Lease Term a policy or policies of comprehensive general liability insurance, including property damage carried with a company or companies reasonably satisfactory to Landlord, which will insure Tenant and Landlord against liability for personal injury, bodily injury, death, and damage to property occurring in or about, or resulting from any occurrence in or about, the Premises with combined single limit coverage of not less than Five Million Dollars ($5,000,000). Such comprehensive general liability insurance shall be extended to include "blanket contractual liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord contained in
Section 10 and all of the other broadened liability features normally contained in an extended liability endorsement. The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord certificates of insurance, endorsements stating Tenant's insurance is primary, evidencing the existence and amounts of such insurance and naming Landlord as an additional insured. In the event Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to) procure the same at Tenant's expense after thirty (30) days prior written notice. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty
(30) days prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Tenant shall, prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant provided such blanket policies expressly afford coverage to the Premises and to Landlord as required by this Lease. Landlord shall maintain, at its sole cost and expense, a policy or policies of comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring or resulting from an occurrence in, on or about the Premises, with combined single limit coverage of not less than Five Million Dollars ($5,000,000), or such greater coverage as Landlord may from time to time determine is reasonably necessary for its protection.

11.2 Property Insurance. Tenant shall, at Tenant's expense, procure and maintain at all times during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises in the amount of the full replacement value thereof and loss of rental income (for a maximum of twelve (12) months) thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, sprinkler leakage and special extended peril (all-risk). Tenant shall not be obligated to carry earthquake insurance unless it becomes Tenant's practice to maintain such insurance for a majority of all multi-story buildings leased or owned by Tenant in the Bay Area and containing 80,000 square feet or more. Tenant shall deliver to Landlord certificates of insurance, endorsements stating Tenant's insurance is primary, evidencing the existence and amounts of such insurance and naming Landlord as an additional insured. In the event Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to) procure the same at Tenant's expense after thirty (30) days prior written notice. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Tenant shall, prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant provided such blanket policies expressly afford coverage to the Premises and to Landlord as required by this Lease.

11.3 Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other, and against the officers, partners, employees, agents and representatives of the other, on account of loss or damage to such waiving party's property or the property of others under its control to the extent that such injury, loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Landlord and Tenant agree to notify the insurance carrier or carriers under any such policy that the foregoing mutual waiver of subrogation is contained in this Lease. Landlord and Tenant will each cause its respective insurers to issue a waiver of subrogation rights endorsement to each policy of insurance in question, and Landlord and Tenant shall each provide the other with evidence that such waiver has been obtained within a reasonable period of time.

12. DAMAGE OR DESTRUCTION.

A. If the Premises are damaged by any peril, then Landlord shall restore the damage, except if this Lease is terminated pursuant to Section 12B, Section 12C, or Section 12G hereof. All proceeds of the insurance carried pursuant to Section
11.2 shall be paid to Landlord. The proceeds shall be used for the restoration of the damage, if the Lease is not terminated. Notwithstanding the foregoing, in the event Landlord is not the original Landlord named herein or a partnership in which one of the general partners is Carl E. Berg or a partnership of which Carl
E. Berg is the general partner, and the Premises are to be restored, then the insurance proceeds shall be deposited with any institutional lender holding a mortgage or deed of trust against the Premises or if none, then such other institutional lender as agreed to by Landlord and Tenant, for disbursement of such funds for the purpose of restoration. As used herein, an "institutional lender" shall mean a bank, savings and loan association, or insurance company. Upon receipt (or deposit) of such insurance proceeds, if applicable, and the issuance of all necessary governmental approvals, Landlord shall commence and diligently prosecute to completion the restoration of the Premises to substantially the same condition existing immediately prior to such damage, using the insurance proceeds. Landlord shall be responsible for paying any "deductible" amount that is excluded from earthquake insurance coverage, up to Four Hundred Eighty Thousand Dollars ($480,000); provided, however, that any such earthquake "deductible" paid by Landlord shall be amortized over a period equal to the remainder of the initial Lease Term and all remaining extension periods pursuant to Section 2.2 (whether or not exercised) with interest on the unamortized balance at the then prevailing market rate Landlord would pay for borrowed funds to permanently finance such restoration from an institutional lender, and Tenant shall pay as additional monthly rent such amortization during the remainder of the initial term of this Lease and any extension of the Lease Term resulting from the exercise of any option to extend pursuant to Section
2.2. If Tenant becomes obligated to pay such amortization and does not exercise all of its options to extend the Lease Term pursuant to Section 2.2, then upon the expiration of the Lease Term, Tenant shall pay a lump sum payment to Landlord equal to the unamortized principal balance of the amount that is being so amortized. Tenant shall be responsible for paying any "deductible" amount that is excluded from any other type of insurance coverage.

B. In the event the Premises are damaged by any peril, whether or not covered by the insurance carried pursuant to Section 11.2, during the last year of the Lease Term (as it may be extended) to such an extent that the estimated cost to restore exceeds Five Hundred Thousand Dollars ($500,000), then Landlord shall have the option to terminate this Lease by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date the damage occurs. Notwithstanding the foregoing, Landlord may not so terminate this Lease pursuant to this Section 12B if (i) Tenant, at the time of such damage, has an unexercised option to further extend the Lease Term and Tenant exercises such option to so further extend the Lease Term within fifteen (15) days following Landlord's exercise of its option to terminate and (ii) Tenant agrees in writing as provided in Section 12G that in the event Landlord does not for any reason receive sufficient funds from insurance proceeds or Tenant to restore the Premises that the amount of such insufficiency shall be amortized and Tenant shall pay as additional rent such amortization in the manner provided in Section 12G.

C. If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this
Section 12, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed and the estimated cost of such restoration work. Tenant shall have the following options to terminate this Lease, which may be exercised only by delivery to Landlord of a written notice of election to terminate within fifteen (15) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

      (i) Tenant may terminate this Lease if the Premises are damaged by a peril (whether or not covered by the insurance required to be carried pursuant to Section 11.2) during the last year of the Lease Term and such damage cannot be substantially restored within ninety (90) days following the date of such damage.

      (ii) Tenant may terminate this Lease in the event the Premises are damaged by any peril (whether or not covered by the insurance required to be carried pursuant to Section 11.2) and the restoration cannot be completed by Landlord within one hundred eighty (180) days after the date of such damage.

D. If this Lease is terminated by the proper exercise of an option to terminate granted to Landlord or Tenant by this Lease, then (i) this Lease shall terminate fifteen (15) days after the date the option to terminate is properly exercised,
(ii) the Base Monthly Rent and all other charges due hereunder shall be prorated as of the date of termination, (iii) Landlord shall be entitled to all proceeds payable under any insurance including loss of rental income, and (iv) neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination, subject to the survival of the indemnities contained in Section 10 and Section 18.

E. Landlord's obligation (should it elect or be obligated to repair or rebuild) shall be limited to the following: (i) the structural parts of the Building;
(ii) all building service equipment and utility systems; and (iii) all interior walls, light fixtures, floor and wall coverings, and other interior improvements (excluding Tenant's trade fixtures, business equipment and other personal property) to substantially the same extent of the level and quality of interior improvement as existed as of the Commencement Date but in the configuration of such interior improvements as existed on the date of such damage. If Tenant has installed leasehold improvements which increase the level and quality of interior improvement to the Premises over and above that which existed as of the Commencement Date, Tenant shall be responsible for the restoration of such higher level of interior improvement. Notwithstanding the foregoing: (i) if Tenant has during the Lease Term installed permanent partitions resulting in a higher percentage of the floor area of the Premises being devoted to offices and conference rooms than existed as of the Commencement Date, Tenant shall only be obligated to restore the Premises so that it has substantially the same percentage of floor area devoted to offices and conference rooms as existed as of the Commencement Date; and (ii) if the level of finishes existing prior to the damage was of a substantially higher level of quality than are customarily installed in comparable space in Cupertino, Tenant shall only be obligated to restore the Premises to that level of finish as is customary for comparable space in Cupertino, but in no event to a quality of finish that is lower than existed as of the Commencement Date. Tenant shall pay for and complete the replacement or repair of its trade fixtures, business equipment and personal property to the extent necessary for the continued operation of Tenant's business in the Premises. Subject to the provisions of Section 12A, all insurance shall be made available to Landlord to permit it to discharge its obligations under this Lease regarding restoration; provided, however, that in the event of restoration only Tenant shall receive proceeds payable under the insurance carried pursuant to Section 11.2 that are fairly allocable to the leasehold improvements installed at the expense of Tenant, to the extent any proceeds remain after deducting that portion attributable to the improvements Landlord is obligated to repair or rebuild in accordance with the foregoing (including any improvements Tenant made which are integrated into building systems such as HVAC or electrical).

F. In the event of any damage to the Premises which does not result in a termination of this Lease, the Base Monthly Rent and other sums payable hereunder shall be temporarily abated proportionately with the degree to which Tenant's use of the Premises is impaired by such damage (based upon the ratio of Building area rendered unusable to the total Building area), commencing from the date of such damage or destruction and continuing during the period required by Landlord to complete its restoration of the Premises. However, such abatement shall occur only to the extent of the proceeds of rental abatement insurance actually recovered by Landlord.

G. In the event the Premises are damaged by a peril and Landlord does not for any reason receive sufficient funds from insurance proceeds or Tenant to restore the Premises as required by this Section 12, then Landlord may terminate this Lease; provided, however, that if insurance proceeds are insufficient to restore the Premises because of a "deductible" amount that is excluded from insurance coverage and such "deductible" amount is less than Four Hundred Eighty Thousand Dollars ($480,000), this Section 12G shall not apply but instead the provisions of Section 12A shall apply. Notwithstanding the foregoing, Landlord may not so terminate this Lease pursuant to this Section 12G, and shall restore the Premises, if Tenant, within fifteen (15) days after Landlord exercises such option to terminate, agrees in writing as follows: (i) the amount by which the funds received by Landlord (including insurance proceeds and any "deductible" paid in cash by Tenant) are insufficient to pay the restoration costs shall be amortized over the remainder of the initial Lease Term and all remaining extension periods pursuant to Section 2.2 (whether or not exercised) with interest on the unamortized balance at the then prevailing market rate Landlord would pay for borrowed funds to permanently finance such restoration from an institutional lender following completion; (ii) Tenant shall pay as additional rent such monthly amortization for the remainder of the Lease Term (as it may be extended); and (iii) if the Lease Term expires or otherwise terminates before the end of the period over which such costs were amortized, upon such expiration or termination Tenant shall pay a lump sum payment equal to the unamortized principal balance of such amortized costs.

H. Any amortization required to be paid by Tenant pursuant to this Section 12 shall be paid by Tenant as additional rent in addition to the Base Monthly Rent.

13. CONDEMNATION.

13.1 Definition of Terms. For the purposes of this Lease, the term (i) "Taking" means a taking of the Premises or damage to the Premises related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (ii) "Total Taking" means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; (iii) "Partial Taking" means the taking of only a portion of the Premises which does not constitute a Total Taking; (iv) "Date of Taking" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (v) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

13.2 Rights. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein.

13.3 Total Taking. In the event of a Total Taking during the term hereof (i) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and be terminated as of the Date of Taking; (ii) Landlord shall refund to Tenant any prepaid rent; (iii) Tenant shall pay to Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (iv) Tenant shall receive from the Award those specific portions of the Award attributable to trade fixtures and moving expenses of Tenant and to the leasehold improvements which Tenant would be entitled to remove from the Premises; and (v) the remainder of the Award shall be paid to and be the property of Landlord.

13.4 Partial Taking. In the event of a Partial Taking during the term hereof (i) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (ii) from and after the Date of Taking the Base Monthly Rent shall be an amount equal to the product obtained by multiplying the Base Monthly Rent immediately prior to the Taking by the quotient obtained by dividing the number of square feet contained in the Premises after the Taking by the number of square feet contained in the Premises prior to the Taking; (iii) Tenant shall receive from the Award the specific portions of the Award attributable to trade fixtures of Tenant; and (iv) the remainder of the Award shall be paid to and be the property of Landlord.

14. ASSIGNMENT AND SUBLETTING.

The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this section as "Tenant"):

A. Tenant shall not do any of the following (collectively referred to herein as a "Transfer"), whether voluntarily, involuntarily or by operation of Laws, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) transfer any right appurtenant to this Lease or the Premises; (iv) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (v) terminate or materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in form reasonably approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to Section 14B below, and (iii) contains the agreement of the proposed transferee to assume all obligations of Tenant related to the Transfer arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. If Landlord fails to respond in writing to Tenant's request for Landlord's consent to a Transfer within fifteen (15) days of receipt of such request, Landlord will be deemed to have consented to such Transfer. Any attempted Transfer without Landlord's consent shall constitute a default by Tenant and shall be voidable at Landlord's option. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of this Section 14 as to any subsequent Transfer nor a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

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B. Tenant shall give Landlord at least thirty (30) days prior written  notice of any desired Transfer and of the proposed terms of such Transfer including but not limited to (i) the name and legal composition of the proposed transferee;
(ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three years, and (if readily available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee's business to be carried on in the Premises; (iv) all consideration to be given on account of the
Transfer; (v) a current financial statement of Tenant; and (vi) such other information as may be reasonably requested by Landlord. Tenant's notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information reasonably requested by Landlord pursuant
to  this  Section 14B.  Tenant  shall   immediately   notify  Landlord  of  any
modification to the proposed terms of such Transfer.

C. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

      (i) Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.

      (ii) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord fifty percent (50%) of all consideration received by Tenant over and above (i) the assignee's agreement to assume the obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment. In the case of assignment, the amount of consideration owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such consideration is paid to Tenant by the assignee.

      (iii) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord fifty percent (50%) of the positive difference, if any, between (i) all rent and other consideration paid by the subtenant to Tenant, less (ii) all Permitted Transfer Costs related to such sublease and all Base Monthly Rent and additional rent fairly allocable to that part of the Premises affected by such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such rent and other consideration is paid to Tenant by its Subtenant. In calculating Landlord's share of any periodic payments, all such costs permitted to be deducted from the gross consideration received by Tenant shall be first recovered by Tenant.

      (iv) Tenant's obligations under this Section 14C shall survive any assignment or sublease, and Tenant's failure to perform its obligations hereunder shall be an event of default by Tenant. At the time Tenant makes any payment to Landlord required by this Section 14C, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant's books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all amounts that are to be paid to Tenant in connection with such Transfer.

      (v) As used in this Section 14C, the term "consideration" shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant's interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the fair market value thereof) for Tenant's assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles.

      (vi) As used in this Section 14C, the term "Permitted Transfer Costs" shall mean: (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question;
      (ii) all reasonable attorneys' fees incurred by Tenant with respect to the Transfer in question; and (iii) the cost of all improvements installed by Tenant for such assignee or subtenant pursuant to such assignment or sublease.

D. Notwithstanding anything contained in this Section 14, so long as Tenant otherwise complies with the provisions of this section, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior written consent, and if Tenant does so, it shall have no obligation to make any payments of consideration resulting from such Transfer to Landlord pursuant to subparagraph 14C:

      (i) Tenant may sublease all or part of the Premises or assign its interest in this Lease to any Tenant Affiliate (as defined in subparagraph 14E).

      (ii) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation.

      (iii) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant.

E. The term "Tenant Affiliate" shall mean any of the following: (i) any corporation which owns more than fifty percent (50%) of the capital stock of Apple Computer, Inc. which is issued, outstanding and entitled to vote for the election of directors (an "Apple Parent"); (ii) any corporation in which Apple Computer, Inc. owns more than fifty percent (50%) of the capital stock that is issued, outstanding and entitled to vote for the election of directors (an "Apple Sub"); and (iii) any corporation or other entity in which either Apple Computer, Inc., an Apple Parent, or an Apple Sub owns more than fifty percent (50%) of the beneficial interest (or, in the case of a corporation, the capital stock issued. outstanding, and entitled to vote for the election of directors).

F. Tenant shall reimburse Landlord for all reasonable attorney's fees and processing costs incurred by Landlord in connection with any proposed Transfer submitted to Landlord for its approval.

15. SUBORDINATION.

15.1 Subordination. This Lease at Landlord's option shall be subject and subordinate to all ground or underlying leases which now exist affecting the Premises and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever which now exist against the Premises, or on or against Landlord's interest or estate therein or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to confirm such subordination; provided, however, that Landlord shall use all reasonable efforts to obtain within sixty
(60) days from the date hereof a recognition and non-disturbance agreement whereby the lessor under any such ground or underlying lease and holder of any mortgage or deed of trust shall agree that, so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect notwithstanding the termination of any such lease or foreclosure of such mortgage or deed of trust. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of the recording thereof.

15.2 Subordination Agreements. Tenant covenants and agrees to promptly execute and deliver upon demand without charge therefor, any instrument or instruments of subordination necessary to subordinate this Lease to any future ground or underlying leases and/or to the lien of any future mortgage or deed of trust in any amount or amounts whatsoever which may hereafter be placed by Landlord on or against the Premises, or on or against Landlord's interest or estate therein or on or against any ground or underlying lease; provided, however, Tenant shall not be required to execute and deliver any such subordination agreement unless the lender/lessor consents in writing to the Lease and agrees in writing that in the event of termination of the lease, foreclosure of the mortgage, or in the event the lender comes into possession or acquires title to the Premises as a result of the foreclosure of its mortgage or the notes secured thereby, or as a result of any other means, the lender/lessor agrees that the Lease shall not be terminated and that lender/lessor shall recognize Tenant and further agrees that Tenant shall not be disturbed in its possession of the Premises for any reason other than one which would entitle the Landlord to terminate the Lease under its terms or that would cause, without any further action by Landlord, the termination of the Lease or would entitle Landlord to dispossess the Tenant from the Premises.

15.3 Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying rent and other monetary sums due under the Lease and performing its covenants and conditions, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Term, subject however to the terms of the Lease and of any of the ground leases, mortgages or deeds of trust described above.

15.4 Attornment. In the event any proceedings are brought for default under any ground or underlying lease or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease; provided said purchaser expressly agrees in writing to be bound by the terms of the Lease.

15.5 Modifications to Lease Required by Lender: In the event an institutional lender reasonably requires that modifications be made to this Lease in order to protect its security interest in the Lease and as a condition to making a loan to Landlord secured by the Premises, Tenant agrees to execute and deliver any reasonable modifications of this Lease so required by such lender (i) which do not materially and adversely affect Tenant's rights or materially increase or expand Tenant's obligations under this Lease, and (ii) which do not in any way change the Lease Term, the options to extend the Lease Term, the Base Monthly Rent, Tenant's right to assign and sublease the Premises, or Section 18 regarding Hazardous Materials.

16. DEFAULT: REMEDIES.

16.1 Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

A. Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder, where such failure continues for seven (7) days after written notice thereof by Landlord to Tenant;

B. The abandonment of the Premises by Tenant;

C. A failure by Tenant to observe and perform any other provisions of this Lease to be observed or performed by Tenant, where such failure continues for twenty
(20) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such twenty (20) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

D. The making by Tenant of any general assignment for the benefit of creditors;

E. A court makes or enters any decree or order with respect to Tenant or Tenant submits to or seeks a decree or order (or petition or pleading is filed in connection therewith) which (i) grants or constitutes (or seeks) an order for relief, appointment of a trustee or confirmation of a reorganization plan under the Bankruptcy Laws of the United States; (ii) approves as properly filed (or seeks such approval of) a petition seeking liquidation or reorganization under said Bankruptcy Laws or any other debtor's relief law or statute of the United States or any state thereof; (iii) otherwise directs (or seeks) the winding up or liquidation of Tenant; provided, however, that if any such petition, decree or order is not voluntarily filed or made by Tenant, that

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Tenant  shall not be in default  until such  petition,  decree or order  remains undischarged for a period of sixty (60) days. 16.2 Remedies. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice and demand and without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

A. Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant's right to possession, irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects to not terminate the Lease, Landlord shall have the right to attempt to re-let the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease including removal of all persons and property from the Premises; such property may be removed and restored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such re-letting occurs, this Lease shall terminate automatically upon the new Tenant taking possession of the Premises, and Landlord shall be entitled to recover damages for Tenant's breach pursuant to Section 16.2B.

B. Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In the event the Lease is so terminated because of Tenant's default, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including without limitation thereto, the following: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award, exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law. As used in clauses (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum from the date of default. As used in clause (iii), the "worth at time of award" is computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank at the time of award plus one percent (1%). The term "rent", as used in this
Section 16,  shall be deemed to be and to mean the rent to be paid  pursuant to
Section 3 and all other monetary sums required to be paid by Tenant pursuant to the terms of this Lease.

16.3 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty-day period and thereafter diligently prosecutes the same to completion.

16.4 Tenant's Remedies. In addition to all other rights and remedies of Tenant under the terms of this Lease or applicable Laws and subject to the provisions of Section 16.3, Tenant shall have the right to cure any default of Landlord under the Lease, and to demand reimbursement from Landlord of the cost of such cure, with interest thereon at the rate of ten percent (10%) per annum, from the date of the expenditure until repaid.

17. BROKERAGE COMMISSIONS. Landlord and Tenant represent that they have not had any dealings with any real estate brokers or salesmen or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Tenant.

18. HAZARDOUS MATERIALS. Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Material" (as defined below) on the Premises:

A. As used herein, the following terms shall have the following meaning:

      (1) The term "Hazardous Materials" shall mean (i) polychlorinated biphenyls; (ii) radioactive materials; and (iii) any chemical, material or substance now or hereafter defined as or included in the definitions of "hazardous substances", "hazardous waste", "hazardous material", "extremely hazardous waste", "restricted hazardous waste" or "toxic substances" or words of similar import under any applicable laws including, without limitation, any material or substance which is (i) defined as a "hazardous waste", "extremely hazardous waste", or
      "restricted hazardous waste" under Sections 25115, 25117 or 15122.7, or listed pursuant to Section 25140 of the California Health and Safety Code? Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substances Account Act), (iii) defined as a "hazardous material", "hazardous substance", or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release, Response, Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as "hazardous" or "extremely hazardous pursuant to Article II of Title 22 of the California Administrative Code, Division 4, Chapter 20,
      (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or listed pursuant to Section 307 of the Federal Water Pollution Control Act (33 U.S.C. 1317), (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensations, and Liability Act, 42 U.S.C. 9601 et seq., or (xi) regulated under the Toxic Substances Control Act, 15 U.S.C. 2601 et seq.

      (2) The term "Hazardous Materials Laws" shall mean any local, state and federal laws, rules, regulations, or ordinances relating to the use, generation, manufacture, installation, release, discharge, storage or disposal of hazardous materials.

      (3) The term  "Landlord's  Agents"  as used in this  Section 18 shall mean
      Landlord's    agents,     representatives,     employees,     contractors,
      subcontractors, directors, officers, partners and invitees.

      (4) The term "Tenant's Agents" as used in this Section 18 shall mean Tenant's agents, representatives, employees, contractors, subcontractors, directors, officers, partners and invitees.

B. Tenant's Right to Investigate: Tenant shall be entitled to cause such inspections, soils and groundwater tests, and other evaluations to be made of the Premises as Tenant deems necessary regarding (i) the presence and use of Hazardous Materials in or about the Premises, and (ii) the potential for exposure of Tenant's employees and other persons to any Hazardous Materials used and stored by previous occupants in or about the Premises. To facilitate assigning responsibility for the presence of any Hazardous Materials on the Premises, Tenant shall use its best efforts to take all samples of soil and groundwater necessary in the course of its inspection and evaluation before the Commencement Date, and shall thereafter cause the evaluation of such samples to be conducted as promptly as reasonably possible. Tenant shall provide Landlord with copies of all inspections, tests and evaluations. Tenant shall indemnify, defend and hold

Landlord harmless from any cost, claim or expense arising from such entry by Tenant or from the performance of any such investigation by such Tenant. C. Landlord's Representations: Landlord hereby represents and warrants to the best of Landlord's knowledge that the Premises are, as of the date of this Lease, in compliance with all Hazardous Materials Laws. Notwithstanding the foregoing, Landlord makes no representation or warranty concerning the compliance with Hazardous Materials Laws of Apple Computer, Inc., Four Phase Systems, Inc., Motorola Computer Systems, Inc., or Motorola Cupertino Operations, Inc. during the period each such entity was in possession of the Premises. Nothing contained in this Section 18 is intended to modify any obligation Apple Computer, Inc., Four Phase Systems, Inc., Motorola Computer Systems, Inc., or Motorola Cupertino Operations, Inc. may have with respect to Hazardous Materials under either the lease dated March 27, 1980 or that sublease of the Premises, entitled "Commercial Office Sublease", dated May 1984, executed by Four-Phase Systems, Inc., a Delaware corporation as sublessor and Apple Computer, Inc. as sublessee.

D. Tenant's Obligation to Indemnify: Tenant, at its sole cost and expense, shall indemnify, defend, protect and hold Landlord and Landlord's Agents from and against any and all costs or expenses, including those described under subparagraphs (a), (b) and (c) herein below set forth, arising from or caused in whole or in part, directly or indirectly, by:

      (1) Tenant's or Tenant's Agents' use, analysis,  storage,  transportation,
      disposal,   release,   threatened  release,  discharge  or  generation  of
      Hazardous Materials to, in, on, under, about or from the Premises; or

      (2) Tenant's or Tenant's Agents' failure to comply with Hazardous Materials Laws; or

      (3) Any release of Hazardous Materials on or onto the Premises caused by any party other than Landlord or Landlord's Agents occurring during the Lease Term but specifically excluding (i) below-surface migration of Hazardous Material in the groundwater underlying the Premises from sources outside the Premises, and (ii) contamination by Hazardous Materials that were present on or under the Premises prior to the time that Tenant first entered into possession of the Premises.

The cost and expenses indemnified against include the following:

(a)  Any  and  all  claims,  actions,  suits,   proceedings,   losses,  damages,
liabilities, deficiencies, forfeitures, penalties, fines, punitive damages, costs or expenses;

(b) Any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources of the environment, nuisance, pollution, contamination, leaks, spills, releases or other adverse effects on the environment;

(c) The cost of any repair, clean-up, treatment, or detoxification of the Premises necessary to bring the Premises into compliance with all Hazardous Materials Laws, including the preparation and implementation of any closure, disposal, remedial action, or other actions with regard to the Premises, and expenses (including, without limitation, reasonable attorneys' fees and consultants' fees, investigation and laboratory fees, court costs and litigation expenses).

E. Tenant's Obligation to Remediate Contamination: Tenant shall, at its sole cost and expense, promptly take any and all action necessary to remediate contamination of the Premises by Hazardous Materials to the extent required by any Hazardous Materials Law or any governmental agency if such contamination results from or is caused by any of the actions, causes, or events described in
Section 18D(1), (2), or (3).

F. Obligation to Notify: Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Material which relates to the Premises and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Material Law.

G. Survival: The obligations of Landlord and Tenant under this
Section 18 shall survive the expiration or earlier termination of this Lease.

H. Interpretation: The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Section 18; provided, however, that nothing in this Section 18H is intended to limit Landlord's remedies in the event of a default under this Section 18. Any default under this Section 18 shall constitute a default under the Lease (subject to any requirements for notice and an opportunity to cure as set forth in Section 16.1). In the event of any inconsistency between any other part of this Lease and this Section 18, the terms of this Section 18 shall control.

I. Certification and Closure: On or before the expiration or earlier termination of the term of the Lease, Tenant shall deliver to Landlord a certification executed by Tenant stating that, to the best of Tenant's knowledge, there exists no violation of Hazardous Materials Laws resulting from the use, storage, release or disposal of Hazardous Materials on or about the Premises by Tenant, its agents, employees, invitees or contractors. If pursuant to local ordinance, state or federal law, Tenant is required, at the expiration of the Lease Term, to submit a closure plan for the Premises to a local, state or federal agency, then Tenant shall furnish to Landlord a copy of such plan.

19. MISCELLANEOUS.

19.1 Estoppel Certificate.

A. Tenant shall at any time upon not less than fifteen (15) business days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) certifying, to the best of Tenant's knowledge, such other information and facts concerning this Lease as may be reasonably requested by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrances of the Premises.

B. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.

19.2 Transfer of Landlord's Interest. In the event of a sale or conveyance by Landlord of Landlord's interest in the Premises other than a transfer for security purposes only, Landlord shall be relieved from and after the date specified in such notice of transfer of all obligations and liabilities accruing thereafter on the part of the Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest, shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all of Landlord's obligations hereunder accruing after the date of transfer are assumed in writing by the transferee.

19.3 Captions; Attachments: Defined Terms.
A. The captions of the paragraphs of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease.

B. Exhibits attached here to, and addenda and schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein.

C. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine and feminine gender include the neuter If there be more than one Landlord or Tenant, the obligations hereunder imposed upon Landlord or Tenant shall be joint and several. If the Tenants are husband and wife, the obligations shall extend individually to their sole and separate property as well as to their community property.

19.4 Entire Agreement. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Agreement.

19.5 Severability. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of the Lease shall be valid and enforceable to the fullest extent permitted by law.

19.6 Costs of Suit.

A. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

B. In the event Landlord is made a party to any litigation arising from the use of the Premises by Tenant, its agents, employees, contractors or invitees or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease, Tenant covenants to save and hold Landlord harmless from any judgment in such litigation rendered against Landlord or the Premises or any part thereof, and all costs and expenses incurred by Landlord in connection with such litigation, including reasonable attorneys' fees paid by Landlord to its attorneys; provided, however, that such hold harmless agreement by Tenant shall not apply to the following: (i) liability incurred by Landlord resulting from its gross negligence or willful misconduct; (ii) any litigation, judgment, claim or liability related to Hazardous Materials, it being the agreement of the parties that the subject of Hazardous Materials is governed exclusively by the provisions of Section 18 of this Lease.

19.7 Time: Joint and Several Liability. Time is of the essence of this Lease and each and every provision hereof. All the terms, covenants and conditions contained in this Lease to be performed by either party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and non-exclusive of any other remedy at law or in equity.

19.8 Binding Effect: Choice of Law. Subject to any provision hereof restricting assignment or subletting by Tenant and subject to Section 19.2, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

19.9 Waiver. No covenant, term or condition or the breach thereof, shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.

19.10 Surrender of Premises. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord operate as an assignment to it or any or all such subleases or subtenancies.

19.11 Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease; provided, however, that in the event Tenant notifies Landlord in writing at least ninety (90) days before the expiration of the Lease Term Tenant shall be entitled to a one-time thirty
(30) day extension of the expiration of the Lease Term. Any holding over after the expiration with the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred twenty-five percent (125%) of the monthly rent for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

19.12 Reasonable Consent. Except as limited elsewhere in this Lease, wherever in this Lease Landlord or Tenant is required to give consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld or delayed.

19.13 Recording. Either party shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes. Thereafter, either party may record such memorandum in the Official Records of Santa Clara County, California.

19.14 Notices. All notices or demands of any kind required or desired to be given by Landlord or Tenant hereunder shall be in writing and shall be given only by registered, certified, or "Express" mail, or by Federal Express or other similar courier service, return receipt requested, postage prepaid, to the recipient at its addresses as follows, which shall be deemed given or served when actually received:

Landlord: c/o Berg & Berg Developers
10050 Bandley Drive
Cupertino, CA 95014

Tenant: Apple Computer, Inc.
10500 North De Anza Boulevard
Cupertino, CA 95014

With copies to: Apple Computer, Inc.
20525 Mariani Avenue
Cupertino, CA 95014
Attn: Real Estate Department

Apple Computer, Inc.
20525 Mariani Avenue
Cupertino, CA 95014
Attn: General Counsel

Either party may change its address for notice by giving written notice to the other party in accordance with the provisions of this paragraph.

19.15 Authority. Landlord and Tenant hereby represent and warrant to the other party that each individual executing this Lease on behalf of the warranting party is duly authorized to execute and deliver this Lease on behalf of the warranting party and that this Lease is binding upon said party in accordance with its terms.

19.16 Appointment of Landlord's Agent. The Landlord originally named herein hereby appoints Berg & Berg Developers, a California partnership, as Landlord's attorney-in-fact for the purpose of, and with full power to, on behalf of Landlord, grant any consents or approvals contemplated by this Lease or request by Tenant and enter into any modification or amendment of this Lease, and any act by such agent on behalf of Landlord shall be binding upon Landlord so long as such act is in writing executed by such agent. The authority so granted by Landlord may be revoked by Landlord by an instrument in writing, which revocation shall only be effective from and after the date a copy of such written revocation is delivered to Tenant.

19.17 Condition to Effectiveness of Lease. The effectiveness of this Lease is conditioned upon the termination of the following leases effective as of April 1, 1989: (i) that lease for the Premises dated March 27, 1980 by and between De Anza Boulevard Investments, a limited partnership, as lessor, and Four-Phase Systems, a Delaware corporation, as lessee; and (ii) that sublease by and between Four-Phase Systems, Inc., as sublessor, and Apple Computer, Inc., as sublessee. In the event such leases are not so terminated effective as of April 1, 1989, then this Lease shall terminate and be of no further force or effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the date and year first above written.

TENANT:

 APPLE COMPUTER, INC.,
 a California corporation

By: /s/ Albert A. Eisenstat
Albert A. Eisenstat
Senior Vice President

Dated: 3/30/89

LANDLORD:

DE ANZA BOULEVARD INVESTMENTS,
a limited partnership

By: /s/ Carl E. Berg
Carl E. Berg, Trustee of the Carl E. Berg Revocable Trust

BERG & BERG DEVELOPERS,
a California partnership

By: /s/ Carl E. Berg
Carl E. Berg, General Partner

                                    EXHIBIT A

[CLTA Preliminary Title Report]

                               EXTENSION OF LEASE

This Extension of Lease is made on April , 1991, between Carl E. Berg & Mary Ann Berg Trustees of the Berg Living Trust, UTA dated May 1, 1981, as to an undivided 81.01% interest, Clyde Berg & Nancy Berg, Trustees of the Clyde Berg Living Trust UTA dated December 17, 1981, as to an undivided 11.83% and Clyde berg, Trustee of Carl Berg Child's Trust UTA dated June 2, 1978, as to an undivided 7.16% interest, ("Lessor"), whose address is 10050 Bandley Drive, Cupertino, California 95014, and Apple Computer, Inc., ("Lessee"), whose address is 20525 Mariani, Cupertino, California 95014, Attn: Real Estate Department, who agree as follows:

1. Recitals This Extension of Lease is made with reference to the following facts and objectives:

      a) The Premises are commonly known as 10300 Bubb Road Cupertino.

      b) The parties desire to extend the term of the Lease for an additional period of two (2) years and to amend the Lease.

2. Extension of Term. The term of Lease is extended for an Additional period of two (2) years from and after November 30, 1991 through and including November 30, 1993. (referenced as paragraph 32a and 32b)

3. Minimum Monthly Rent. Commencing December 1, 1991, the monthly rent for the extended term shall be increased $21,762.00 per month, payable pursuant to the Lease. The monthly rent will increase on December 1, 1992 to $22,230.00

4. Effectiveness of Lease. Except as set forth in this Extension and Amendment of Lease, all the provisions of the Lease shall remain unchanged and in full force and effect.

Lessor:

Carl E. Berg & Mary Ann Berg Trustees of the Berg Living Trust, UTA dated May 1, 1981, as to an undivided 81.01% interest, Clyde Berg & Nancy Berg, Trustees of the Clyde Berg Living Trust UTA dated Dec. 17, 1981, as to an undivided 11.83%, and Clyde Berg, Trustee of Carl Berg Child's Trust UTA dated June 2, 1989, as to an undivided 7.16% interest

By: /s/ Carl E. Berg
Its: G. P.
Date: 5/15/91

Lessee:
Apple Computer, Inc.
By: /s/ Joseph A Graziano
Joseph A Graziano
Its: Executive Vice President & Chief Financial Officer
Date: May, 30 1491

April 17, 1992
Via Federal Express

       NOTICE OF EXERCISE OF OPTION TO EXTEND TERM OF LEASE

Carl E. Berg and Mary Ann Berg
Clyde Berg and Nancy Berg
10050 Bandley Drive
Cupertino, California 95014

Re: Lease for the Premises commonly known as 20605, 20665, and 20705 Valley Green Drive, Cupertino, California

Ladies and Gentlemen:

McDonnell Douglas Corporation, a Maryland corporation, as successor to Tymshare, Inc. and as the current lessee under that certain Lease dated January 6, 1978 executed by and between John A. Sobrato and Susan R. Sobrato as to an undivided 45% interest, and Carl E. Berg and Mary Ann Berg as to an undivided 45% interest and Ann S. Russo as to a 10% interest (collectively "Lessor") and Tymshare, Inc. a California corporation ("Lessee"), as amended, for the property described in the Lease, as amended, commonly known as 20605, 20665 and 20705 Valley Green Drive, Cupertino, California, hereby gives notice pursuant to Paragraph 2(b) of the Lease that it exercises its option to extend the term of the Lease for one additional five (5) year term commencing automatically as of the expiration date of the initial lease term. Pursuant to this notice of exercise of option, the extended term of the Lease will expire on December 31, 1997.

MCDONNELL DOUGLAS CORPORATION, a Maryland Corporation

 /s/ Gerald J. Olsen.
By: Gerald J. Olsen
Director of Corporate Properties/Facilities

cc:
(via Federal Express)          (via Federal Express)
Apple Computer, Inc.           Apple Computer Inc.
10201 DeAnza Boulevard    20525 Mariani Avenue
Cupertino, CA 95014 .     Cupertino, CA 95014
Attn: General Counsel          Attn: R.E. Department, MS 16-0

                               LEASE EXTENSION #2
This Extension of Lease is made on December , 1992, between Berg Family Partnership, a California General Partnership, ("Lessor"), whose address is 10050 Bandley Drive, Cupertino, California 95014, and Apple Computer, Inc., ("Lessee"), whose address is 20525 Mariani, Cupertino, California 95014, Attn:
Real Estate Department, who agree as follows:

1. Recitals This Extension of Lease is made with reference to the following facts and objectives:

      a) The Premises are commonly known as 10300 Bubb Road, Cupertino.

      b) The Parties desire to extend the term of the Lease for an additional period of three (3) years and to amend the Lease.

2. Extension of Term The term of Lease is extended for an additional period of three (3) years from and after November 30, 1993 through and including November 30, 1996.

3. Minimum Monthly Rent Commencing December 1, 1993, the monthly rent for the extended term shall be increased to $23,400 per month, payable pursuant to the provision of the Lease.

4. Lessor agrees to replace existing package HVAC units with 2-27 ton VAV systems and to put roof in top condition. Lessee shall have no obligation for any roof repair unless caused by their penetration of roof. If Lessee penetrates the roof, Lessee agrees to use Dale's Waterproofing for repairs in order not to void Lessor's roof warranty.

5. Effectiveness of Lease Except as set forth in this Extension and Amendment of Lease, all the provisions of the Lease shall remain unchanged and in full force and effect.

Lessor:

Berg Family Partnership

By: /s/ Carl E. Berg
Its: G. P.
Date: 12/21/92

Lessee:
Apple Computer, Inc.

By: Glenn N. Barber
Glenn N. BarberIts: Vice President, Real Estate, Construction and
Facilities
Date: 1/14/93

By: /s/ Joseph A. Graziano
Joseph A. Graziano
Its: Executive Vice President and Chief Financial Officer
Date: 1/14//93

RECORDING REQUESTED BY:

Richard T. Tarrant, Esq.
BARTKO, TARRANT & MILLER
900 Front Street, Suite 300
San Francisco, CA 94111

WHEN RECORDED, RETURN TO:

Richard T. Tarrant, Esq.
BARTKO, TARRANT & MILLER
900 Front Street, Suite 300
San Francisco, CA 94111

          MEMORANDUM OF ASSIGNMENT OF LEASE AND SUBLEASE

This Memorandum of Assignment of Lease and Sublease (hereinafter "Memorandum") is entered into by and between MCDONNELL DOUGLAS CORPORATION, a Maryland corporation (hereinafter "Assignor"), and BERG & BERG ENTERPRISES, INC., a California corporation (hereinafter "Assignee"), with respect to the assignment and transfer by Assignor to Assignee of all its right, title and interest, as lessee, in that certain lease, dated January 6, 1978, as amended by that certain letter of clarification, dated February 17, 1978; Amendment dated January 30, 1979; Amendment #2, dated March 17,1979; and Amendment #3, dated July 1, 1987 (hereinafter the "Lease"), by and between JOHN A. SOBRATO and SUSAN R. SOBRATO, as to an undivided forty-five percent (45%) interest, and CARL E. BERG and MARY ANN BERG, as to an undivided forty-five percent (45%) interest, and ANN RUSSO, as to a ten percent (10%) interest, predecessor in interest to CARL E. BERG and MARY ANN BERG, Trustees of the Berg Living Trust UTA dated May 1, 1981; CLYDE BERG and NANCY BERG, Trustees of the Clyde Berg Living Trust UTA dated December 17, 1981; CLYDE BERG, Trustee of the Carl Berg Child's Trust UTA dated, June 2, 1978 (hereinafter "Landlord"), as lessor thereunder, and TYMSHARE, INC., predecessor in interest of Assignor, as lessee thereunder; and all its right, title and interest, as sublessor, in that certain sublease, dated November 13, 1987 (hereinafter the "Sublease"), by and between Assignor and Apple computer, Inc., a California corporation, as sublessee (hereinafter "Sublessee"). The subject of both the Lease and Sublease is that certain real property located in the City of Cupertino ,County of Santa Clara, State of California, and commonly known as 20605, 20665, and 20705 Valley Green Drive, as more particularly described in Exhibit "A" attached hereto and incorporated herein. (hereinafter the "Premises").

WHEREAS, Assignor and Assignee have entered into an Assignment of Lease and Sublease, with an effective date of June 1, 1993 (the "Assignment") with regard to the assignment and the transfer of Assignor's right, title and interest in the Preemies both as Lessee and Sublessor to Assignee;

NOW, THEREFORE, Assignor and Assignee hereby state following for recording in the public records of the County of Santa Clara, State of California:

1. Assignor hereby assigns and transfers to Assignee all its right, title and interest, as both lessee and sublessor, in the Premises (hereinafter the "Assignment"), including but not limited to all rights of first refusal, options to renew the, Lease and option to purchase.

2. All parties to the Assignment agree that the Assignment shall not effect a merger of the Lease and Sublease.

3. This Memorandum shall incorporate herein all the terms and provisions of the Assignment of Lease and Sublease, as though fully set forth herein.

4. This Memorandum is made solely for recording purposes and shall not be construed to alter, modify or supplement the Assignment of Lease and Sublease. This Memorandum has been recorded only for the purpose of giving notice of the existence of the Assignment of Lease and Sublease. If there is any inconsistency between this Memorandum and the Assignment of Lease and Sublease, then the Assignment of Lease and Sublease shall prevail.

IN WITNESS WHEREOF, this Memorandum is executed this 13th day of July, 1993.

ASSIGNOR:

MCDONNELL DOUGLAS CORPORATION a Maryland corporation,

By /s/ Gerald J. Olsen
Gerald J. Olsen
Its Director of Facilities

ASSIGNEE:

BERG & BERG ENTERPRISES, INC.
a California corporation

By /s/ Carl E. Berg..
CARL E. BERG, its President

Witnessed by /s/ Cheryl A. Chavez

                           FIRST AMENDMENT TO SUBLEASE

This First Amendment to Sublease (the "Amendment") is dated and effective as of May 25, 1995 and is made by and between Berg & Berg Enterprises, Inc. ("Berg"), a California corporation, and Apple Computer, Inc. ("Apple"), a California corporation, with reference to the following:

                                    Recitals

A. Pursuant to that certain sublease dated November 13, 1987 (the 'Sublease"), McDonnell Douglas Corporation ("MDC"), as sublessor, leased to Apple, as sublessee, that certain property consisting of two buildings and related parking areas located at and commonly known as 20605 Valley Green Drive (the "Valley Green 5 Building"), and 20665 and 20705 Valley Green Drive (the "Valley Green 6 Building"), Cupertino (collectively, the "Premises").

B. The Sublease was made under that certain lease affecting the Premises dated January 6, 1978, by and between John A. Sobrato and Carl E. Berg, and members of their respective families (collectively, "Sobrato/Berg"), as landlord, and Tymshare, Inc. a California corporation ("Tymshare"), as tenant. Said lease was amended and/or supplemented by the following instruments: (i) letter dated February 17, 1978, (ii) Amendment dated January 30, 1979, (iii) Amendment #2 dated March 17, 1979, and (iv) Amendment #3 dated July 1, 1987. The original lease and all of said amendments or supplements are referred to herein collectively as the "Master Lease".

C. Prior to the date of this Amendment, Mary A. Berg and Carl E. Berg, Trustees, Clyde Berg and Nancy Berg, Trustees, and Clyde Berg, Trustee (collectively, the "Berg Family Partnership") succeeded to the interest of Sobrato/ Berg, as landlord under the Master Lease.

D. Prior to the date of this Amendment, McDonnell Douglas Corporation, a Maryland corporation ("MDC"), succeeded to the interest of Tymshare, as tenant, under the Master Lease, and entered into the Sublease with Apple.

E. By Assignment of Lease and Sublease dated July 13, 1993, MDC assigned all its right and interest as tenant under the Master Lease and as sublessor under the Sublease to Berg. The Sublease continued in full force and effect, as between Berg, as sublessor, and Apple, as sublessee.

F. Berg and Apple now wish to extend the term of the Sublease, and to modify and amend certain provisions of the Sublease, all as more particularly as set forth herein:

NOW, THEREFORE, THE PARTIES HERETO MUTUALLY AGREE AS FOLLOWS:

1. EXERCISE OF OPTION FOR EXTENSION OF SUBLEASE TERM.

1.1 The Sublease currently provides that the term thereof shall expire (unless renewed or extended) on December 31,1997.

1.2 Pursuant to paragraph 4.2 ("Option to Extend Sublease Term") of the Sublease, Apple has been granted two (2) consecutive five (5) year options to extend the term of the Sublease with respect to the entire Premises.

1.3 By executing this Amendment, Apple hereby notifies Berg of Apple's exercise of the first five (5) year renewal option (the "First Option") for the Valley Green 6 Building. Berg and Apple expressly acknowledge and agree that, notwithstanding the provisions of paragraph 4.2 of the Sublease, Apple shall have the right to exercise the First Option with respect to the Valley Green 6 Building only, pursuant to this Amendment. Berg and Apple further expressly acknowledge and agree that this notice shall be sufficient to exercise said First Option with respect to the Valley Green 6 Building, notwithstanding any requirement in the Sublease that such notice be given within a certain time period, and Berg hereby accepts such exercise.

1.4 Pursuant to Apple's exercise of the First Option, as described above, the termination date of the Sublease, with respect to the Valley Green 6 Building, is hereby extended to and including 12:00 o'clock midnight on December 31, 2002.

1.5 Berg hereby agrees that Apple shall have the right to exercise the First Option with respect to the Valley Green 5 Building at any time to and including 12:00 o'clock midnight on June 30, 1997. Apple shall exercise the First Option, if at all, with respect to the Valley Green 5 Building by giving Berg written notice of such exercise, in the manner provided by the Sublease or as otherwise mutually agreed by Berg and Apple. If Apple so exercises the First Option with respect to the Valley Green 5 Building, then the parties shall execute an amendment to the Sublease reflecting such exercise, which amendment shall reflect the inclusion of the Valley Green 5 Building in the Premises for the First Extended Term (as defined in the Sublease), at a base monthly rental rate of One Dollar and Ten Cents ($1.10) per rentable square foot of the Valley Green 5 Building

1.6 Berg represents, warrants and covenants to Apple as follows:

(a) In consideration of Apple's exercise of the First Option, as set forth above, Berg shall exercise its option to extend the term of the Master Lease, all as more particularly set forth in subparagraph 4.2(a) of the Sublease.

(b) Berg shall not cause, and shall use its best efforts to ensure that the Berg Family Partnership, as landlord under the Master Lease, does not cause, any Event of Default (as that term is defined in the Master Lease) to occur under the Master Lease.

1.7 Notwithstanding the provisions of subsection 1.5, above, Apple shall have all of its rights as set forth in paragraph 4.2 of the Sublease with respect to any exercise of any options Berg may have, as tenant under the Master Lease, to extend the term of the Master Lease.

2. FAILURE OF APPLE TO EXERCISE FIRST OPTION FOR VALLEY GREEN 5 BUILDING.

If Apple does not exercise the First Option with respect to the Valley Green 5 Building, as provided in paragraph 1.5, above, then the following provisions of this Section 2 shall be applicable and effective.

2.1 Reduction of Premises.

(a) If Apple does not exercise the First Option with respect to the Valley Green 5 Building, as provided in paragraph 1.5, above, then the Valley Green 5 Building shall be deleted from the Sublease, and no longer considered part of the Premises, effective as of 12:00 o'clock midnight on December 31, 1997 (the "Premises Reduction Date"). From and after said Premises Reduction Date, the term "Premises" shall only refer to the Valley Green 6 Building, containing approximately 121,574 square feet of rentable space.

(b) Effective as of the Premises Reduction Date, the square footage of the Premises, as described on the Summary of Sublease Provisions, shall be amended from approximately 142,000 square feet to approximately 121,574 square feet.

(c) Apple shall be responsible for any termination obligations described in paragraph 20 of the Sublease ("Surrender of Premises") for the Valley green 5 Building, as required by the Sublease.

2.2. Revised Percentage.

(a) For  purposes of  complying  with the  provisions  of  paragraph  6.1 of the
Sublease, Apple and Berg acknowledge and agree that Apple's applicable percentage of any and all taxes, assessments and other charges payable by Apple thereunder shall, as of the Premises Reduction Date, shall be amended from One Hundred Percent (100%) to Eighty Five and Sixty-Two One Hundredths percent (85.62%).

 (b) In addition, Paragraph 7 of the Master Lease ("Parking Area) shall be modified, as of the Premises Reduction Date, by reducing Apple's exclusive right to use One Hundred Percent (100%) of the parking area to Eighty Five and Sixty Two One Hundredths Percent (85.62%) of the total parking area. Said reduced parking area shall be those parking spaces for the Valley Green 6 Building.

2.3 Insurance.

For purposes of complying with the provisions of paragraph 13 of the Sublease ("Insurance"), Apple and Berg acknowledge and agree that effective as of the Premises Reduction Date Apple shall only be required to provide insurance for the Premises, as reduced pursuant to this Amendment to wit: the Valley Green 6 Building.

3. BASE RENT DURING OPTION TERM.

3.1 Notwithstanding any term or provision of the Sublease to the contrary, including without limitation the terms and conditions of paragraph 5.2 of the Sublease, Berg expressly agrees that, unless and until Apple exercises the First Option with respect to the Valley Green 5 Building, as provided in paragraph 1.5, above, Apple shall pay, as Base Monthly Rent for the Premises under the Sublease for the First Extended Term (as that term is defined in the Sublease), the amount of One Hundred Thirty-Three Thousand Seven Hundred Thirty-One Dollars and Forty Cents ($133,731.40) per month.

3.2 If and only if Apple exercises the First Option with respect to the Valley Green 5 Building, Apple shall pay, as Base Monthly Rent for the Premises under the Sublease for the First Extended Term, the amount of One Hundred Fifty-Six Thousand Two Hundred Dollars ($156,200.00) per month.

4. REPLACEMENT OF HVAC EQUIPMENT.

4.1 Berg and Apple agree that the existing roof-top heating and ventilating units (the "VAV HVAC" units) on the Valley Green 6 Building need to be replaced.

4.2 It is hereby agreed that Berg shall provide Apple with an equipment improvement fund, in an amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) (hereinafter referred to as the "Fund Amount"), which amount shall be used to reimburse Apple for costs incurred in connection with the work of installing four (4) new VAV HVAC units (hereinafter referred to as "Work"). (See Specification Book and Drawings consisting of 14 pages (0.00, M0.1-M0.2, M1.1-M1.2, M1.4-M1.6, M6.1, M9.1, E1.1-1.2 and S1.1-S1.2) dated May 24, 1995 and prepared by ENCO Energy Conservation Company, attached hereto as Exhibit "A" and incorporated herein by this reference.)

4.3 The scope of the Work shall include:  (i) structural and engineering design,
(ii) purchasing mechanical equipment consisting of four (4) VAV HVAC units (75 tons each for a total of 300 tons) (collectively, the "Equipment"), (iii) structural roof work, (iv) labor and installation of the Equipment, and (v) modifications to the existing duct work.

4.4 Apple shall hire all contractors for the prosecution of the Work, and shall manage the Work. Apple shall pay for all Work, subject to Berg's obligation to reimburse Apple for such costs, as set forth in Section 5 of this Amendment, below. Upon completion of the Work, Apple shall submit to Berg proof that Apple has paid for the Work (including true and correct copies of all paid invoices for the Work), and Berg shall promptly reimburse Apple for the amount of all such invoices, in an amount not exceeding the Fund Amount.

4.5 Both parties agree that portions of the Work have already commenced and the estimated completion date is September 15,1995.

5. REPAYMENT.

5.1 Apple and Berg agree that Berg, as landlord, shall be entitled to recapture, and shall recapture, a portion of the cost of the Work through periodic payments from Apple to Berg, as set forth in this Section 5.

5.2 The total cost of the Work will be amortized over a ten (10) year period (which is the deemed useful life of the improvements which constitute the Work), with an annual interest rate of ten percent (10%).

5.3 Commencing on a date to be determined as set forth in Paragraph 5.5, below, Apple will, during the remaining term of the Sublease (including any further or additional option, extension or renewal periods), make monthly payments to Berg in accordance with the attached amortization schedule, which schedule is based on the Fund Amount. Based on the Fund Amount and the attached amortization schedule, the additional monthly rent required to be paid by Apple to Berg is Nine Thousand Nine Hundred Twelve Dollars ($9,912.00), hereinafter referred to as the "Repayment Amount". This Repayment Amount will be included with the monthly base rent otherwise due and payable under the Sublease.

5.4 If the actual total cost of the Work is less than the Fund Amount, then the schedule will be modified to equal the amount of the actual cost of the Work. It is mutually agreed by both parties that the methodology used in calculating any revised monthly payments which may be due if the cost of the Work is less than the Fund Amount will be the same as the attached amortization schedule. In such event, Berg shall provide a revised amortization schedule based on the actual cost of the Work and it shall specify the revised monthly payment to be paid by Apple.

5.5 The start date for commencement of the amortization of the Work shall be the first day of the month following reimbursement by Berg to Apple, as provided in Paragraph 5.4, above. Apple and Berg shall mutually agree upon the amortization commencement date. 5.6 If the Sublease (as it may be renewed or extended, in Apple's discretion and pursuant to the terms of the Sublease) expires prior to the expiration of the ten year amortization period, then Apple's obligation to pay the monthly Repayment Amount shall cease as of the expiration date, and Apple shall thereafter have no further liability to Berg for payment of any portion of the amortized amount.

6. EFFECT OF AMENDMENT: RATIFICATION OF SUBLEASE.

Except as modified by this Amendment, the Sublease is hereby ratified, approved and confirmed upon all of the original terms and conditions.

IN WITNESS WHEREOF, the parties have executed this Amendment on the dates set forth below, to be effective as set forth above.

BERG & BERG ENTERPRISES, a California corporation
By: /s/ Carl E. Berg
Printed Name: Carl E. Berg
Title: Pres.
Date: 8/2/95

APPLE COMPUTER, INC., a California corporation
By: /s/ Joseph A. Graziano
Printed Name: Joseph A. Graziano
Title: Executive Vice President and Chief Financial Officer
Date: 7/31/95

                            CONSENT OF MASTER LESSOR

The undersigned, as landlord under the Master Lease, hereby consent to the foregoing First Amendment to Sublease, on the terms and conditions set forth therein.

CARL E. BERG and MARY ANN BERG, Trustees for Berg Living Trust
UTA dated
May 1, 1981, as to an undivided 81% interest

/s/ Carl E. Berg
CARL E. BERG

/s/ Mary Ann Berg by Carl E. Berg, her Attorney in Fact
MARY ANN BERG

CLYDE BERG and NANCY BERG, Trustees of the Clyde Berg Living Trust UTA dated December 17, 1981, as to an undivided 11.83% interest

/s/ Clyde Berg by Carl E. Berg, his Attorney in Fact
CLYDE BERG

/s/ Nancy by Carl E. Berg, her Attorney in Fact
NANCY BERG

CLYDE BERG, Trustee of Carl Berg Child's Trust UTA dated June 1, 1978, as to an undivided 7.16% interest

/s/ Clyde Berg
CLYDE BERG

                                 Interest Vision

                      Sample Amortization Schedule - Apple

Loan or Annuity Variables:


Start Date:      Jun 1, 1995    End Date:            Jun 1, 2005
Start Payment:   Jun 1, 1995    No. of Payments:     120
Start Interest:  Jun 1, 1995    Interest Rate:       10.000%
Payment Freq.:   Monthly        Initial Principal:   $750000.00
Compound Freq.:  Monthly        Payment Amount:      $9912.33
Days in Mo./Yr.: Actual No.     Balloon:             $0.00
Payment Mode:    In Arrears     Amortization Method: Simple Int.

                    Payment    Interest  Interest
No.  Date            Amount      Amount   Rate/Yr.  Principal     Balance
     Jun 1, 1995       0.00        0.00     0.000        0.00   750000.00
 1   Jul 1, 1995    9912.33     6164.38    10.000     3747.94   746252.06
 2   Aug 1, 1995    9912.33     6338.03    10.000     3574.30   742677.76
 3   Sep 1, 1995    9912.33     6307.67    10.000     3604.65   739073.10
 4   Oct 1, 1995    9912.33     6074.57    10.000     3837.76   735235.35
 5   Nov 1, 1995    9912.33     6244.46    10.000     3667.86   731567.48
 6   Dec 1, 1995    9912.33     6012.88    10.000     3899.45    27668.04
SUBTOTAL:          59473.97    37142.01              22331.96
 7   Jan 1, 1996    9912.33     6163.31    10.000     3749.02   723919.02
 8   Feb 1, 1996    9912.33     6131.55    10.000     3780.77   720138.25
 9   Mar 1, 1996    9912.33     5706.01    10.000     4206.32   715931.93
10   Apr 1, 1996    9912.33     6063.90    10.000     3848.42   712083.51
11   May 1, 1996    9912.33     5836.75    10.000     4075.58   708007.03
12   Jun 1, 1996    9912.33     5996.79    10.000     3915.54   704092.39
13   Jul 1, 1996    9912.33     5771.25    10.000     4141.08   699951.31
14   Aug 1, 1996    9912.33     5928.55    10.000     3983.78   695967.53
15   Sep 1, 1996    9912.33     5894.81    10.000     4017.52   691950.01
16   Oct 1, 1996    9912.33     5671.72    10.000     4240.61   687709.40
17   Nov 1, 1996    9912.33     5824.86    10.000     4087.47   683621.93
18   Dec 1, 1996    9912.33     5603.46    10.000     4308.87   679313.06
SUBTOTAL:         116947.94    70592.97              48354.98
19   Jan 1, 1997    9912.33     5769.51    10.000     4142.82   675170.24
20   Feb 1, 1997    9912.33     5734.32    10.000     4178.01   670992.24
21   Mar 1, 1997    9912.33     5147.34    10.000     4764.99   666227.25
22   Apr 1, 1997    9912.33     5658.37    10.000     4253.96   661973.29
23   May 1, 1997    9912.33     5440.88    10.000     4471.45   657501.83
24   Jun 1, 1997    9912.33     5584.26    10.000     4328.07   653173.77
25   Jul 1, 1997    9912.33     5368.55    10.000     4543.78   648629.99
26   Aug 1, 1997    9912.33     5508.91    10.000     4403.42   644226.57
27   Sep 1, 1997    9912.33     5471.51    10.000     4140.82   639785.76
28   Oct 1, 1997    9912.33     5258.51    10.000     4653.82   635131.94
29   Nov 1, 1997    9912.33     5394.27    10.000     4518.06   630613.89
30   Dec 1, 1997    9912.33     5183.13    10.000     4729.20   625884.69
SUBTOTAL:         118947.94     5519.56              53428.38
31   Jan 1, 1998    9912.33     5315.73    10.000     4596.60   621288.09
32   Feb 1, 1998    9912.33     5276.69    10.000     4635.64   616652.45
33   Mar 1, 1998    9912.33     4730.48    10.000     5181.84   611470.61
34   Apr 1, 1998    9912.33     5193.31    10.000     4719.02   606751.59
35   May 1, 1998    9912.33     4987.00    10.000     4925.33   601826.27
36   Jun 1, 1998    9912.33     5111.40    10.000     4800.93   597025.34
37   Jul 1, 1998    9912.33     4907.06    10.000     5005.27   592020.07
38   Aug 1, 1998    9912.33     5028.12    10.000     4884.21   587135.85
39   Sep 1, 1998    9912.33     4986.63    10.000     4925.70   582210.16
40   Oct 1, 1998    9912.33     4785.29    10.000     5127.04   577083.12
41   Nov 1, 1998    9912.33     4901.25    10.000     5011.07   572072.04
42   Dec 1, 1998    9912.33     4701.96    10.000     5210.37   566861.68
SUBTOTAL:         118947.94     9924.93              59023.01
43   Jan 1, 1999    9912.33     4814.44    10.000     5097.89   561763.79
44   Feb 1, 1999    9912.33     4771.14    10.000     5141.18   556622.61
45   Mar 1, 1999    9912.33     4269.98    10.000     5642.35   550980.26
46   Apr 1, 1999    9912.33     4679.56    10.000     5232.77   545747.49
47   May 1, 1999    9912.33     4485.60    10.000     5426.73   540320.76
48   Jun 1, 1999    9912.33     4589.03    10.000     5323.30   534997.45
49   Jul 1, 1999    9912.33     4397.24    10.000     5515.09   529482.37
50   Aug 1, 1999    9912.33     4496.97    10.000     5415.35   524067.01
51   Sep 1, 1999    9912.33     4450.98    10.000     5461.35   518605.66
52   Oct 1, 1999    9912.33     4262.51    10.000     5649.82   512955.85
53   Nov 1, 1999    9912.33     4356.61    10.000     5555.72   507400.13
54   Dec 1, 1999    9912.33     4170.41    10.000     5741.92   501658.21
SUBTOTAL:         118947.94    53744.48              65203.41
55   Jan 1, 2000    9912.33     4249.02    10.000     5663.31   495994.90
56   Feb 1, 2000    9912.33     4201.05    10.000     5711.28   490283.62
57   Mar 1, 2000    9912.33     3884.76    10.000     6027.57   484256.05
58   Apr 1, 2000    9912.33     4101.62    10.000     5810.71   478445.35
59   May 1, 2000    9912.33     3921.68    10.000     5990.65   472454.70
60   Jun 1, 2000    9912.33     4001.67    10.000     5910.66   466544.04
61   Jul 1, 2000    9912.33     3824.13    10.000     6088.20   460455.84
62   Aug 1, 2000    9912.33     3900.04    10.000     6012.29   454443.55
63   Sep 1, 2000    9912.33     3849.11    10.000     6063.22   448380.33
64   Oct 1, 2000    9912.33     3675.25    10.000     6237.08   442143.25
65   Nov 1, 2000    9912.33     3744.93    10.000     6167.40   435975.86
66   Dec 1, 2000    9912.33     3573.57    10.000     6338.76   429637.10
SUBTOTAL:         118947.94    46926.83              72021.11
67   Jan 1, 2001    9912.33     3648.97    10.000     6263.36   423373.74
68   Feb 1, 2001    9912.33     3595.78    10.000     6316.55   417057.19
69   Mar 1, 2001    9912.33     3199.34    10.000     6712.99   410344.21
70   Apr 1, 2001    9912.33     3485.12    10.000     6427.21   403916.99
71   May 1, 200,    9912.33     3319.87    10.000     6592.46   397324.53
72   Jun 1, 2001    9912.33     3374.54    10.000     6537.79   390786.74
73   Jul 1, 2001    9912.33     3211.95    10.000     6700.38   384086.36
74   Aug 1, 2001    9912.33     3262.10    10.000     6650.23   377436.13
75   Sep 1, 2001    9912.33     3205.62    10.000     6706.71   370729.42
76   Oct 1, 2001    9912.33     3047.09    10.000     6865.24   363864.19
77   Nov 1, 2001    9912.33     3090.35    10.000     6821.98   357042.21
78   Dec 1, 2001    9912.33     2934.59    10.000     6977.73   350064.48
SUBTOTAL:         118947.94    39375.32              79572.62
79   Jan 1, 2002    9912.33     2973.15    10.000     6939.18   343125.30
80   Feb 1, 2002    9912.33     2914.21    10.000     6998.11   336127.18
81   Mar 1, 2002    9912.33     2578.51    10.000     7333.82   328793.37
82   Apr 1, 2002    9912.33     2792.49    10.000     7119.84   321673.53
83   May 1, 2002    9912.33     2643.89    10.000     7268.44   314405.09
84   Jun 1, 2002    9912.33     2670.29    10.000     7242.04   307163.05
85   Jul 1, 2002    9912.33     2524.63    10.000     7387.70   299775.35
86   Aug 1, 2002    9912.33     2546.04    10.000     7366.29   292409.06
87   Sep 1, 2002    9912.33     2483.47    10.000     7428.85   284980.21
88   Oct 1, 2002    9912.33     2342.30    10.000     7570.03   277410.18
89   Nov 1, 2002    9912.33     2356.09    10.000     7556.24   269853.94
90   Dec 1, 2002    9912.33     2217.98    10.000     7694.35   262159.59
SUBTOTAL:         118947.94    31043.06              87904.89
91   Jan 1, 2003    9912.33     2226.56    10.000     7685.77   254473.82
92   Feb 1, 2003    9912.33     2161.28    10.000     7751.04   246722.78
93   Mar 1, 2003    9912.33     1892.67    10.000     8019.66   238703.12
94   Apr 1, 2003    9912.33     2027.34    10.000     7884.99   230818.13
95   May 1, 2003    9912.33     1897.14    10.000     8015.19   222802.94
96   Jun 1, 2003    9912.33     1892.30    10.000     8020.03   214782.91
97   Jul 1, 2003    9912.33     1765.34    10.000     8146.99   206635.92
98   Aug 1, 2003    9912.33     1754.99    10.000     8157.34   198478.58
99   Sep 1, 2003    9912.33     1685.71    10.000     8226.62   190251.96
100  Oct 1, 2003    9912.33     1563.71    10.000     8348.61   181903.35
101  Nov 1, 2003    9912.33     1544.93    10.000     8367.40   173535.95
102  Dec 1, 2003    9912.33     1426.32    10.000     8486.01   165049.94
SUBTOTAL:         116947.94    21838.30              97109.65
103  Jan 1, 2004    9912.33     1397.96    10.000     8514.36   156535.58
104  Feb 1, 2004    9912.33     1325.85    10.000     8586.48   147949.10
105  Mar 1, 2004    9912.33     1172.27    10.000     8740.05   139209.04
106  Apr 1, 2004    9912.33     1179.09    10.000     8733.24   130475.81
107  May 1, 2004    9912.33     1069.47    10.000     8842.85   121632.95
108  Jun 1, 2004    9912.33     1030.22    10.000     8882.10   112750.85
109  Jul 1, 2004    9912.33      924.19    10.000     8988.14   103762.71
110  Aug I, 2004    9912.33      878.86    10.000     9033.46    94729.25
111  Sep 1, 2004    9912.33      802.35    10.000     9109.98    85619.27
112  Oct 1, 2004    9912.33      701.80    10.000     9210.53    76408.74
113  Nov 1, 2004    9912.33      647.18    10.000     9265.15    67143.59
114  Dec 1, 2004    9912.33      550.36    10.000     9361.97    57781.62
SUBTOTAL:         118947.94    11679.61             107268.33
115  Jan 1, 2005    9912.33      490.75    10.000     9421.58    48360.03
116  Feb 1, 2005    9912.33      410.73    10.000     9501.60    38858.44
117  Mar 1, 2005    9912.33      298.09    10.000     9614.24    29244.20
118  Apr 1, 2005    9912.33      248.38    10.000     9663.96    19580.25
119  May 1, 2005    9912.33      160.93    10.000     9751.39     9828.85
120  Jun 1, 2005    9912.33       83.48    10.000     9828.85        0.00
SUBTOTAL:          59473.97     1692.36              57781.62
GRAND TOTAL:     1189479.42   439479.42             750000.00

                            THIRD AMENDMENT TO LEASE

This Third Amendment to Lease ("Amendment"), is made and entered into this 15th day of May, 1996 by and between Berg Family Partnership ("Berg" or "Lessor") and Apple Computer, Inc. ("Apple" or "Lessee'), a California corporation.

RECITALS

A. Apple currently leases from Berg approximately 23,400 square feet of space located at 10300 Bubb Road, Cupertino, California (the "Premises') pursuant to that certain lease dated October 6, 1987, that certain lease amendment dated January 11, 1988, that certain lease amendment dated May 31, 1991, and that certain lease amendment dated December, 1992 (collectively referred to herein as the "Lease).

B. The term of the Lease expires on November 30, 1996.

C. Apple has elected and Berg has agreed to extend the Lease pursuant to Paragraph 2 of that certain lease amendment dated December, 1992 subject to the terms and conditions set forth herein:

NOW, THEREFORE, the parties hereto agree to amend the Lease as follows:

1. TERM: The term of the Lease is hereby extended for two (2) years until November 30, 1998.

2. BASIC RENT: The basic monthly rent shall be adjusted to and payable as follows:

December 1, 1996 through November 30, 1997     $29,250
December 1, 1997 through November 30, 1998     $29,952

3. OPTION TO EXTEND: Berg hereby grants Apple one (1) option (the "Option') to extend the term of the Lease for a period of two (2) years (the "Option Term') on the following terms and conditions:

      (i) Lessee shall give Lessor written notice of its exercise of its Option no later than June 1, 1998.

      (ii) Lessee may not exercise the Option if Lessee is in default according to the terms and conditions of the Lease.

      (iii) All term and conditions of the Lease and this Amendment shall apply during the Option Term.

      (iv) Rent for the Premises during the Option Term shall be payable in advance on the first day of each calendar month at 95% of fair market value, but not more than $1.32 per square foot per month during the first year of the Option Term and $1.35 per square foot per month during the second year of the Option Term.

4. RATIFICATION OF LEASE: Except as modified herein, the Lease is hereby ratified, approved and confirmed upon all the terms, covenants, and conditions.

BERG FAMILY PARTNERSHIP
a California general partnership

By: /s/ Carl E. Berg
Carl E. Berg
Title: General Partner
Date: 6/5/96

APPLE COMPUTER, INC.
a California Corporation

/s/ George Scalise
George Scalise
Title: Executive Vice President, Chief Administrative Officer
Date: 6/14/96

October 21, 1996

Mr. Carl E. Berg
De Alma Boulevard Investment and Berg & Berg Developers
10050 Bandley Drive
Cupertino, CA 95014

Re: Lease dated March 24, 1989 between De Anza Boulevard Investment, a Limited Partnership and Berg & Berg Developers a California Partnership ("Landlord") and Apple Computer, Inc., a California corporation ("Tenant") for the Premises located at 10500 North De Anza Boulevard, Cupertino, CA 95014

Dear Carl:

Pursuant to Paragraph 2.2 of the above referenced Lease ("Options to Extend Lease Term"), Tenant hereby exercises its first (1st) option to extend the term of the lease for an additional five (5) year term commencing June 1, 1997 and ending May 31, 2002. As stipulated in subparagraph 2.2 C of the Lease, the base monthly for this first option will be Three Hundred Sixty One Thousand Five Hundred Seventy Dollars ($361,570) per month. All other terms and conditions of the Lease shall remain the same.

Please sign both copies of this letter acknowledging receipt of this notice and return one signed counterpart to Apple, to the attention of Robert A. Hecox, Vice President, RAM Estate. Construction & Facilities at the address below, Mail Stop 76-AOK.

Very truly yours, Acknowledged and Agreed:
APPLE COMPUTER, INC.,
a California corporation

/s/ G. F. Amelio
Dr. Gilbert F. Amelia
Chief Operating Officer
Date: 11-14-96

Acknowledged and Agreed:

De Anza Boulevard Investment,
a Limited Partnership

/s/ Carl E. Berg
Carl E. Berg, Trustee of the Carl E. Berg Revocable Trust
Date: 11/20/96

Berg & Berg Developers,
a California Partnership

/s/ Carl E. Berg
Carl E. Berg, General Partner
Date: 11/20/96

June 18, 1997

Berg & Berg Enterprises, Inc.
10050 Bandley Drive
Cupertino, California 95014

Attention: Mr. Carl E. Berg

RE: SUBLEASE DATED NOVEMBER 13, 1987 BETWEEN BERG & BERG ENTERPRISES, INC., A CALIFORNIA CORPORATION, AS SUCCESSOR TO McDONNELL DOUGLAS CORPORATION ("BERG"), ON THE ONE HAND, AND APPLE COMPUTER, INC. ("APPLE"), ON THE OTHER HAND, FOR THE PREMISES LOCATED AT 20605 VALLEY GREEN DRIVE (VALLEY GREEN 5) AND 20665 AND 20705 VALLEY (GREEN DRIVE ("VALLEY GREEN 6"), CUPERTINO, CALIFORNIA 95014

Ladies and Gentlemen:
Pursuant to Paragraph 1.5 ("Exercise of Option for Extension of Sublease Term") of the First Amendment to the Sublease, dated May 25, 1995, Apple hereby exercises its first option to extend the term of the Sublease with respect to the Valley Green 5 Premises, for an additional five (5) year term commencing January 1, 1998 and ending December 31, 2002.

Pursuant to said Paragraph 1.5, the base monthly rent for this first option will be One Dollar and Ten Cents ($1.103 per rentable square foot for the Valley Green 5 premises, which the parties agree is a Twenty Thousand Four Hundred Twenty-Six (20,426) square foot building, for a total of Twenty-Two Thousand Four Hundred Sixty-Eight Dollars and Sixty Cents ($22,468.60) per month. All other terms and conditions of the Sublease shall remain the same.

Please sign both copies of this letter acknowledging receipt and approval this notice of exercise, and return one signed counterpart to Apple, to the attention of Robert A. Hecox, Vice President, Real Estate, Construction & Facilities at the address below, Mail Stop 76-AOK.

Very truly yours,

APPLE COMPUTER, INC., a California corporation, as Subtenant

/s/ Fred D. Anderson
Fred D. Anderson
Executive Vice President and Chief Financial Officer
Date: 6/20/97

Acknowledged and Agreed:
BERG & BERG ENTERPRISES, INC., a California corporation, as
Sublessor

/s/ Carl E. Berg
Carl E. Berg
President
Date: 6/24/97

Acknowledged and Agreed:
Berg Family Partnership, as Master Lessor

By: Carl E. Berg and Mary Ann Berg, Trustee for Berg Living
Trust, UTA dated May 1,1981, as to an undivided 81.01% interest

/s/ Carl E. Berg
CARL E. BERG

/s/ Mary Ann Berg
MARY ANN BERG

By: Clyde Berg and Nancy Berg, Trustees of the Clyde Berg Living
Trust UTA dated December 17,1981, as to an undivided 11.83%
interest

/s/ Clyde Berg
CLYDE BERG

/s/ Nancy Berg
NANCY BERG

By: Clyde Berg, Trustee of Carl Berg Child's Trust UTA dated June
1, 1978, as to an undivided 7.16% interest

/s/ Clyde Berg
CLYDE BERG